                                  EXHIBIT 10.1

  -----------------------------------------------------------------------------

                                CREDIT AGREEMENT

                                      AMONG

                            P. H. GLATFELTER COMPANY,

                          VARIOUS SUBSIDIARY BORROWERS,

                        DEUTSCHE BANK AG NEW YORK BRANCH,

                                    AS AGENT

                                       AND

                          VARIOUS LENDING INSTITUTIONS

                                      WITH

                         DEUTSCHE BANK SECURITIES INC.,

                        as Lead Arranger and Book-Runner

                    ---------------------------------------

                            DATED AS OF JUNE 24, 2002

                    ---------------------------------------

                                  $102,500,000

  -----------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                         Page
                                                                                                         ----
ARTICLE I DEFINITIONS AND ACCOUNTING TERMS.........................................................        1
   1.1    Definitions..............................................................................        1

ARTICLE II AMOUNT AND TERMS OF CREDIT..............................................................       28
   2.1    The Commitments..........................................................................       28
   2.2    Notes....................................................................................       30
   2.3    Minimum Amount of Each Borrowing; Maximum Number of Borrowings...........................       31
   2.4    Borrowing Options........................................................................       32
   2.5    Notice of Borrowing......................................................................       32
   2.6    Conversion and Continuation Elections for Eurodollar Loans and Base Rate Loans...........       33
   2.7    Continuation Elections for Alternative Currency Loans....................................       34
   2.8    Disbursement of Funds....................................................................       35
   2.9    Pro Rata Borrowings......................................................................       36
   2.10   Letters of Credit........................................................................       36

ARTICLE III INTEREST AND FEES......................................................................       45
   3.1    Interest.................................................................................       45
   3.2    Fees.....................................................................................       46
   3.3    Computation of Interest and Fees; Changes in Applicable Margin and Applicable
          Facility Fee.............................................................................       46
   3.4    Interest Periods.........................................................................       46
   3.5    Compensation for Funding Losses..........................................................       47
   3.6    Increased Costs, Illegality, Etc.........................................................       48
   3.7    Replacement of Affected Lenders..........................................................       50

ARTICLE IV ADJUSTMENTS TO COMMITMENTS; PAYMENTS AND PREPAYMENTS....................................       51
   4.1    Voluntary Reduction of Commitments and Optional Commitment Increases.....................       51
   4.2    Voluntary Prepayments....................................................................       52
   4.3    Mandatory Prepayments....................................................................       53
   4.4    Application of Prepayments...............................................................       54
   4.5    Method and Place of Payment..............................................................       54
   4.6    Net Payments.............................................................................       55

ARTICLE V CONDITIONS OF CREDIT.....................................................................       57
   5.1    Conditions Precedent to the Initial Borrowing............................................       57
   5.2    Conditions Precedent to All Credit Events................................................       60

ARTICLE VI REPRESENTATIONS AND WARRANTIES..........................................................       61
   6.1    Corporate Status.........................................................................       61
   6.2    Corporate Power and Authority............................................................       62
   6.3    No Violation.............................................................................       62
   6.4    Governmental and Other Approvals.........................................................       62

                                TABLE OF CONTENTS
                                   (Continued)

                                                                                                         Page
                                                                                                         ----
   6.5    Financial Statements; Financial Condition; Undisclosed Liabilities Projections; etc......       62
   6.6    Litigation...............................................................................       64
   6.7    True and Complete Disclosure.............................................................       64
   6.8    Use of Proceeds; Margin Regulations......................................................       64
   6.9    Taxes....................................................................................       64
   6.10   Compliance With ERISA....................................................................       65
   6.11   Properties...............................................................................       66
   6.12   Subsidiaries.............................................................................       66
   6.13   Compliance With Law, Etc.................................................................       66
   6.14   Investment Company Act...................................................................       66
   6.15   Public Utility Holding Company Act.......................................................       66
   6.16   Environmental Matters....................................................................       67
   6.17   Intellectual Property, Licenses, Franchises and Formulas.................................       67
   6.18   Certain Fees.............................................................................       67

ARTICLE VII AFFIRMATIVE COVENANTS..................................................................       68
   7.1    Financial Statements.....................................................................       68
   7.2    Certificates; Other Information..........................................................       69
   7.3    Notices..................................................................................       69
   7.4    Conduct of Business and Maintenance of Existence.........................................       70
   7.5    Payment of Obligations...................................................................       70
   7.6    Inspection of Property, Books and Records................................................       71
   7.7    ERISA....................................................................................       71
   7.8    Maintenance of Property, Insurance.......................................................       71
   7.9    Environmental Laws.......................................................................       72
   7.10   Use of Proceeds..........................................................................       72
   7.11   Additional Subsidiary Guarantors.........................................................       72
   7.12   End of Fiscal Years; Fiscal Quarters.....................................................       72

ARTICLE VIII NEGATIVE COVENANTS....................................................................       72
   8.1    Liens....................................................................................       72
   8.2    Indebtedness.............................................................................       73
   8.3    Consolidation, Merger, Purchase or Sale of Assets, etc...................................       74
   8.4    Dividends or Other Distributions.........................................................       76
   8.5    Limitation on Certain Restrictions on Subsidiaries.......................................       76
   8.6    Loans and Investments....................................................................       77
   8.7    Transactions with Affiliates.............................................................       78
   8.8    Fiscal Year..............................................................................       78
   8.9    Accounting Changes.......................................................................       78
   8.10   Creation of Subsidiaries.................................................................       79
   8.11   Lines of Business........................................................................       79

ARTICLE IX FINANCIAL COVENANTS.....................................................................       79
   9.1    Interest Coverage Ratio..................................................................       79
   9.2    Leverage Ratio...........................................................................       79

                                TABLE OF CONTENTS
                                   (Continued)

                                                                                                         Page
                                                                                                         ----
ARTICLE X EVENTS OF DEFAULT........................................................................       79
   10.1   Events of Default........................................................................       79
   10.2   Rights Not Exclusive.....................................................................       82

ARTICLE XI THE AGENT...............................................................................       82
   11.1   Appointment..............................................................................       82
   11.2   Nature of Duties.........................................................................       83
   11.3   Exculpation, Rights Etc..................................................................       83
   11.4   Reliance.................................................................................       84
   11.5   Indemnification..........................................................................       84
   11.6   Agent In Its Individual Capacity.........................................................       84
   11.7   Notice of Default........................................................................       84
   11.8   Holders of Obligations...................................................................       84
   11.9   Resignation by Agent.....................................................................       85
   11.10  Other Titles.............................................................................       85

ARTICLE XII MISCELLANEOUS..........................................................................       85
   12.1   No Waiver; Modifications in Writing......................................................       85
   12.2   Further Assurances.......................................................................       87
   12.3   Notices, Etc.............................................................................       87
   12.4   Costs, Expenses and Taxes................................................................       87
   12.5   Confirmations............................................................................       89
   12.6   Adjustment; Setoff.......................................................................       90
   12.7   Execution in Counterparts................................................................       91
   12.8   Binding Effect; Assignment; Addition and Substitution of Lenders.........................       91
   12.9   CONSENT TO JURISDICTION; MUTUAL WAIVER OR JURY TRIAL.....................................       93
   12.10  GOVERNING LAW............................................................................       94
   12.11  Severability of Provisions...............................................................       95
   12.12  Headings.................................................................................       95
   12.13  Termination of Agreement.................................................................       95
   12.14  Confidentiality..........................................................................       95
   12.15  Effectiveness............................................................................       96
   12.16  Registry.................................................................................       96

ARTICLE XIII COMPANY GUARANTY......................................................................       96
   13.1   The Guaranty.............................................................................       96
   13.2   Insolvency...............................................................................       97
   13.3   Nature of Liability......................................................................       97
   13.4   Independent Obligation...................................................................       97
   13.5   Authorization............................................................................       98
   13.6   Reliance.................................................................................       98
   13.7   Subordination............................................................................       99
   13.8   Waiver...................................................................................       99
   13.9   Nature of Liability......................................................................      100

                         INDEX OF EXHIBITS AND SCHEDULES

                                    EXHIBITS

Exhibit 2.1(b)             Form of Swing Line Loan Participation Certificate
Exhibit 2.2(a)-1           Form of Revolving Note
Exhibit 2.2(a)-2           Form of Swing Line Note
Exhibit 2.5                Form of Notice of Borrowing
Exhibit 2.6(b)             Form of Notice of Conversion or Continuation
Exhibit 2.7(b)             Form of Notice of Continuation
Exhibit 2.10(c)            Form of Letter of Credit Request
Exhibit 4.1(c)             Form of Increase Request
Exhibit 4.6(d)             Form of Section 4.6(d)(ii) Certificate
Exhibit 5.1(b)             Form of Subsidiary Guaranty
Exhibit 5.1(c)             Form of Opinion of Borrower's Counsel
Exhibit 5.1(d)             Form of Officer's Certificate as to Corporate Proceedings
Exhibit 5.1(i)             Form of Form of Appointment of Agent
Exhibit 5.1(l)             Form of Responsible Officer's Certificate
Exhibit 7.2(b)             Form of Officer's Certificate Pursuant to Section 7.2(b)
Exhibit 12.8(c)            Form of Assignment and Assumption Agreement

                                    SCHEDULES

Schedule 1.1(a)            Commitments
Schedule 2.10(j)           Letters of Credit Outstanding
Schedule 6.3               Approvals and Consents
Schedule 6.4               Governmental Approvals
Schedule 6.5(a)            Pro Forma Balance Sheet
Schedule 6.5(d)            Indebtedness to Remain Outstanding
Schedule 6.9               Taxes
Schedule 6.12              Subsidiaries
Schedule 6.16              Environmental Matters
Schedule 8.5(a)            Existing Restrictions on Subsidiaries
Schedule 8.6               Existing Investments
Schedule 12.3              Notice Addresses

                                CREDIT AGREEMENT

            THIS CREDIT AGREEMENT, dated as of June 24, 2002, is made by and among P. H. GLATFELTER COMPANY, a Pennsylvania corporation, various of its Subsidiaries that are parties hereto as Borrowers, the lenders from time to time party hereto (collectively, the "Lenders," and each individually, a "Lender"), and DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent ("Agent") for the Lenders.

                              W I T N E S S E T H:

            WHEREAS, Borrowers have requested that the Lenders provide a revolving credit facility to Borrowers in an initial aggregate principal amount not to exceed $102,500,000 at any time outstanding and maturing on June 24, 2006;

            WHEREAS, the proceeds of the revolving credit facility described above will be used by Borrowers to provide the funds necessary (i) to refinance all existing commitments and obligations under that certain Credit Agreement dated as of December 22, 1997, as amended (the "Existing Credit Agreement"), among P. H. Glatfelter Company, various subsidiaries of P. H. Glatfelter Company, the financial institutions parties thereto and Deutsche Bank Trust Company Americas (formerly named Bankers Trust Company), as agent, (ii) to finance future acquisitions permitted hereunder (iii) and for ongoing working capital and general corporate purposes; and

            WHEREAS, the Lenders are willing to extend commitments to make revolving credit loans to Borrowers for the purposes specified above and only on the terms and subject to the conditions set forth herein;

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

      1.1 Definitions. As used herein, and unless the context requires a different meaning, the following terms have the meanings indicated:

            "Accounts Receivable Facility Documents" means all documentation entered into by the Company and its Subsidiaries, including, without limitation, the Receivables Entity, in connection with the sale or other transfer of accounts receivable and other related assets pursuant to a standard off-balance-sheet accounts receivable transaction and in a form reasonably satisfactory to Agent, as such documentation may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

            "Accounts Receivable Program" means that certain accounts receivables securitization program concluded pursuant to the Accounts Receivable Facility Documents and in an aggregate principal amount not to exceed $50,000,000.

            "Adjusted Consolidated EBITDA" means, for any applicable period, Consolidated EBITDA for such period calculated after giving effect on a pro forma basis to any Permitted Acquisition as if such Permitted Acquisition occurred on the first day of the applicable period on the same basis as is required in clauses (A) through (D) for the pro forma test under Section 8.3(g).

            "Adjusted Total Revolving Loan Commitment" shall mean at any time the Total Revolving Commitment less the aggregate Revolving Commitments of all Defaulting Lenders.

            "Affiliate" means, with respect to any Person, any Person or group acting in concert in respect of the Person in question that, directly or indirectly, controls (including but not limited to all directors and executive officers of such Person) or is controlled by or is under common control with such Person provided that neither DB, nor any Lender nor any Affiliate of DB or any Lender shall be deemed to be an Affiliate of any Borrower. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person or group of Persons, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation.

            "Agent" has the meaning assigned to that term in the introduction to this Agreement and any successor Agent in such capacity.

            "Agreement" means this Credit Agreement, as the same may at any time be amended, restated, supplemented or otherwise modified in accordance with the terms hereof and in effect.

            "Alternative Currency" means Euro and Pounds Sterling, in each case, to the extent freely transferable and convertible into Dollars.

            "Alternative Currency Borrowing" means a Borrowing consisting of Alternative Currency Loans.

            "Alternative Currency Loan" means any Loan denominated in a currency other than Dollars.

            "Applicable Currency" means as to any particular payment or Loan, Dollars or the Alternative Currency in which it is denominated or is payable.

            "Applicable Facility Fee" means, as of any date of determination, the applicable percentage set forth in the table below opposite the applicable Performance Level as of such date set forth in the table below:

    -----------------------------------------------------------------------
                                                     APPLICABLE
               PERFORMANCE LEVEL                    FACILITY FEE
    -----------------------------------------------------------------------
    Performance Level I                                 .10%
    -----------------------------------------------------------------------
    Performance Level II                                .125%
    -----------------------------------------------------------------------
    Performance Level III                               .15%
    -----------------------------------------------------------------------
    Performance Level IV                                .20%
    -----------------------------------------------------------------------

            Notwithstanding the foregoing, in the event that both S&P and Moody's, at any given date, no longer assign a rating to the long term, senior unsecured, non-credit enhanced indebtedness of the Company, then the Applicable Facility Fee shall be the applicable percentage set forth in the table above opposite Performance Level IV.

            "Applicable Margin" means, as of any date of determination, the applicable percentage set forth in the table below opposite the applicable Performance Level as of such date set forth in the table below:

    ----------------------------------------------------------------------
                   PERFORMANCE LEVEL             APPLICABLE MARGIN
    ----------------------------------------------------------------------
    Performance Level I                                .525%
    ----------------------------------------------------------------------
    Performance Level II                               .625%
    ----------------------------------------------------------------------
    Performance Level III                              .85%
    ----------------------------------------------------------------------
    Performance Level IV                               1.05%
    ----------------------------------------------------------------------

            Notwithstanding the foregoing, in the event that both S&P and Moody's, at any given date, no longer assign a rating to the long term, senior unsecured, non-credit enhanced indebtedness of the Company, then the Applicable Margin shall be the applicable percentage set forth in the table above opposite Performance Level IV.

            "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of all or any part of an interest in shares of Capital Stock of a Subsidiary of the Company (other than directors' qualifying shares), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company or any of its Subsidiaries.

            "Assigned Dollar Value" shall mean (a) in respect of any Borrowing denominated in Dollars, the amount thereof, and (b) in respect of a Borrowing denominated in an Alternative Currency, the Dollar Equivalent thereof based upon the applicable Exchange Rate as of the Exchange Rate Determination Date for such Borrowing; provided, however, in the case of Alternative Currency Borrowings, if, as of the end of any Interest Period in respect of such Borrowing, the Dollar Equivalent thereof determined based upon the applicable Exchange Rate(s) as of the date that is three Business Days before the end of such Interest Period would be at least 5% more, or 5% less, than the "Assigned Dollar Value" thereof, then on and after the end of such Interest Period the "Assigned Dollar Value" of such Borrowing shall be adjusted to be the Dollar Equivalent thereof determined based upon the Exchange Rate(s) that gave rise to such adjustment (subject to further adjustment in accordance with this proviso thereafter), and Agent shall give the Company and the Lenders prompt notice of such adjustment; provided, however, that failure to give such notice shall not affect any Borrower's Obligations hereunder or result in any liability to Agent. The Assigned Dollar Value of a Loan included in any Borrowing shall equal the pro rata portion of the Assigned Dollar Value of such Borrowing represented by such Loan.

            "Assignee" is defined in Section 12.8(c).

            "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit 12.8(c) attached hereto made by any applicable Lender, as assignor, and such Lender's assignee in accordance with Section 12.8.

            "Attorney Costs" means all reasonable fees and disbursements of any law firm or other external counsel and the reasonable allocated cost of internal legal services, including all reasonable disbursements of internal counsel.

            "Available Revolving Commitment" means, as to any Lender at any time an amount in Dollars equal to the excess, if any, of (a) such Lender's Revolving Commitment over (b) the sum of (i) the aggregate Assigned Dollar Value of the principal amount then outstanding of Revolving Loans made by such Lender and
(ii) such Lender's Pro Rata Share of the Assigned Dollar Value of the LC Obligations and Assigned Dollar Value of the Swing Line Loans then outstanding.

            "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

            "Base Rate" means the greater of (i) the rate most recently announced by DB at its principal office as its "prime rate", which is not necessarily the lowest rate made available by DB or (ii) the Federal Funds Rate plus 1/2 of 1% per annum. The "prime rate" announced by DB is evidenced by the recording thereof after its announcement in such internal publication or publications as DB may designate. Any change in the Base Rate resulting from a change in such "prime rate" announced by DB shall become effective without prior notice to Borrower as of 12:01 a.m. (New York City time) on the Business Day on which each change in such "prime rate" is announced by DB. DB may make commercial or other loans to others at rates of interest at, above or below its "prime rate".

            "Base Rate Loan" means any Loan which bears interest at a rate determined with reference to the Base Rate.

            "Benefited Lender" is defined in Section 12.6(a).

            "Board" means the Board of Governors of the Federal Reserve System.

            "Borrower Assumption Agreement" means a Borrower Assumption Agreement in form and substance reasonably satisfactory to the Agent.

            "Borrowers" means and includes each of the Company and the Subsidiary Borrowers.

            "Borrowing" means a group of Loans of a single Type made by the Lenders or the Swing Line Lender, as appropriate, on a single date and in the case of Eurocurrency Loans, as to which a single Interest Period is in effect, provided that Base Rate Loans incurred pursuant to Section 3.6 shall be considered part of any related Borrowing of Eurocurrency Loans.

            "Business Day" means (i) as it relates to any payment, determination, funding or notice to be made or given in connection with any Dollar-denominated Loan, or otherwise to be made or given to or from Agent, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market; and (ii) as it relates to any payment, determination, funding or notice to be made or given in connection with any Alternative Currency Loan, any day (A) on which dealings in deposits in the Alternative Currency are carried out in the London interbank market, and (B) on which commercial banks and foreign exchange markets are open for business in London, New York City, and the principal financial center for such Alternative Currency.

            "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, partnership interests, membership interests or other equivalent interests and any rights (other than debt securities convertible into or exchangeable for capital stock), warrants or options exchangeable for or convertible into such capital stock or other interests.

            "Capitalized Lease" means, at the time any determination thereof is to be made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment is capitalized on the balance sheet of the lessee in accordance with GAAP.

            "Capitalized Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capitalized Lease which would at such time be so required to be capitalized on such a balance sheet in accordance with GAAP.

            "Cash" means money, currency or the available credit balance in Dollars in a Deposit Account.

            "Cash Equivalents" means (i) any evidence of indebtedness, maturing not more than 180 days after the date of issue, issued by the United States of America or any instrumentality or agency thereof, the principal, interest and premium, if any, of which is guaranteed fully by, or backed by the full faith and credit of, the United States of America, (ii) Dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposit and bankers acceptances maturing not more than 180 days after the date of purchase, issued by (x) any Lender or (y) a commercial banking institution having, or which is the principal banking subsidiary of a bank holding company having, combined capital and surplus and undivided profits of not less than $200,000,000 and a commercial paper rating of "P-1" (or higher) according to Moody's, "A-1" (or higher) according to S&P or the equivalent rating by any other nationally recognized rating agency (any such bank, an "Approved Bank"), or (z) a non-United States commercial banking institution which is either currently ranked among the 100 largest banks in the world (by assets, according to the American Banker), has combined capital and surplus and undivided profits of not less than $500,000,000 or whose commercial paper (or the commercial paper of such bank's holding company) has a rating of "P-1" (or higher) according to Moody's, "A-1" (or higher) according to S&P or the equivalent rating by any other nationally recognized rating agency, (iii) commercial paper, maturing not more than 180 days after the date of purchase, issued or guaranteed by a corporation (other than the Company or any Subsidiary of the Company or any of their respective Affiliates) organized and existing under the laws of any state within the United States of America with a rating, at the time as of which any determination thereof is to be made, of "P-1" (or higher) according to Moody's, or "A-1" (or higher) according to S&P, (iv) demand deposits with any bank or trust company maintained in the ordinary course of business, (v) repurchase or reverse repurchase agreements covering obligations of the type specified in clause (i) with a term of not more than seven days with any Approved Bank and (vi) shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P or at least Aaa or the equivalent thereof by Moody's, including, without limitation, any such mutual fund managed or advised by any Lender or Agent.

            "Cash Proceeds" means, with respect to any Asset Disposition, the aggregate net cash payments (including any cash when and as received by way of deferred payment pursuant to a note receivable issued in connection with such Asset Disposition, other than the portion of such deferred payment constituting interest) received by the Company and/or any Subsidiary from such Asset Disposition.

            "Change of Control" means (i) the sale, lease or transfer of all or substantially all of the Company's assets to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), (ii) the liquidation or dissolution of the Company, (iii) any Person or group of Persons (within the meaning of the Exchange Act) shall have acquired, after the Closing Date, beneficial ownership (within the meaning of Rule 13(d)(3) promulgated by the SEC under the Exchange Act) of 20% or more of the issued and outstanding shares of the Company's Voting Securities, or (iv) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the Company's board of directors (together with any new directors whose election by the Company's board of directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

            "Closing Date" means June 24, 2002.

            "Code" means the Internal Revenue Code of 1986, as from time to time amended, including the regulations proposed or promulgated thereunder, or any successor statute and the regulations proposed or promulgated thereunder.

            "Collateral Account" is defined in Section 4.3.

            "Commercial Letter of Credit" is defined in Section 2.10(a).

            "Commitment" means, with respect to each Lender, the Revolving Commitment of such Lender and "Commitments" means such commitments of all of the Lenders collectively.

            "Commitment Period" means, the period from and including the date hereof to but not including the Termination Date or, in the case of the Swing Line Commitment, five (5) Business Days prior to the Termination Date.

            "Common Stock" shall mean the common stock of the Company, $.01 par value.

            "Company" means P. H. Glatfelter Company, a Pennsylvania corporation, and includes its successors (including, without limitation, a receiver, trustee or debtor-in-possession of or for the Company) and permitted assigns.

            "Consolidated Debt" means, at any time, all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis.

            "Consolidated EBITDA" means, for any applicable period, the Consolidated Net Income or Consolidated Net Loss of the Company and its Subsidiaries for such period, plus Consolidated Interest Expense for such period, plus the provision for taxes based on income and foreign withholding taxes for such period, plus depreciation expense for such period, plus amortization expense for such period, and excluding any gain or loss recognized in determining Consolidated Net Income or Consolidated Net Loss for such period in respect of any foreign currency translation adjustments as a result of the application of FASB 52.

            "Consolidated Interest Expense" means, for any period, total interest expense (including that attributable to Capitalized Leases in conformity with GAAP) of the Company and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Company and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements, net of interest income for such period determined on a consolidated basis.

            "Consolidated Net Income" and "Consolidated Net Loss" mean, respectively, with respect to any period, the aggregate of the net income (loss) of the Person in question for such period, determined in accordance with GAAP on a consolidated basis, provided that (i) the net income (loss) of any Person which is not a consolidated Subsidiary shall be included only to the extent of the amount of cash dividends or distributions paid to the Person in question or to a consolidated Subsidiary of such Person and (ii) except as provided in the definition of "Adjusted Consolidated EBITDA", the net income (loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded. There shall be excluded in computing Consolidated Net Income (i) any gain which must be treated as an extraordinary item under GAAP or any gain realized upon the sale or other disposition of any real property or equipment that is not sold in the ordinary course of business or of any capital stock of the Person or a Subsidiary of the Person and (ii) any loss which must be treated as an extraordinary item under GAAP or any loss realized upon the sale or other disposition of any real property or equipment that is not sold in the ordinary course of business or of any capital stock of the Person or a Subsidiary of the Person. Notwithstanding anything to the contrary herein, there shall also be excluded from the calculation of Consolidated Net Income the loss of $50,000,000 recorded in the Fiscal Quarter ended June 30, 2001 and a loss of up to $15,000,000 recorded in the Fiscal Quarter ended September 30, 2001, in each case resulting from the write-down of the book value of the assets used in the Ecusta Division of the Company.

            "Consolidated Total Assets" means, at any time, the total consolidated assets of the Company and its Subsidiaries measured as of the last day of the Fiscal Quarter ending on or prior to the date of determination, as determined in accordance with GAAP.

            "Continuation Date" shall mean, with respect to Eurocurrency Loans, the day, which shall be the last day of an Interest Period with respect thereto, on which a Eurocurrency Loan has been continued pursuant to Sections 2.6(a), 2.6(c), 2.7(a) or 2.7(c).

            "Contractual Obligation" means, as to any Person, any provision of any Securities issued by such Person or of any indenture or credit agreement or any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound or to which it may be subject.

            "Conversion Date" shall mean, with respect to Eurodollar Loans, the day, which shall be the last day of an Interest Period with respect thereto, on which a Borrower has elected to convert its Eurodollar Loans into Base Rate Loans pursuant to Section 2.6(a)(ii).

            "Credit Exposure" is defined in Section 12.8(b).

            "Credit Event" means the making of any Loan or the issuance of any Letter of Credit.

            "Credit Party" means each Borrower and each Subsidiary that is a party to a Subsidiary Guaranty.

            "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement designed to protect the Persons entering into same against fluctuations in currency values.

            "Customary Permitted Liens" means:

            (i) Liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceedings diligently pursued, provided that (A) any proceedings commenced for the enforcement of such Liens shall have been stayed or suspended within 30 days of the commencement thereof and (B) provision for the payment of all such taxes known to such Person has been made on the books of such Person to the extent required by GAAP;

            (ii) mechanics', processor's, materialmen's, carriers', warehousemen's, landlord's and similar Liens arising by operation of law and arising in the ordinary course of business and securing obligations of such Person that are not overdue for a period of more than 30 days or are being contested in good faith by appropriate proceedings diligently pursued, provided that (A) any proceedings commenced for the enforcement of such Liens shall have been stayed or suspended within 30 days of the commencement thereof and (B) provision for the payment of such Liens has been made on the books of such Person to the extent required by GAAP;

            (iii) Liens arising in connection with worker's compensation, unemployment insurance, old age pensions and social security benefits which are not overdue or are being contested in good faith by appropriate proceedings diligently pursued, provided that (A) any proceedings commenced for the enforcement of such Liens shall have been stayed or suspended within 30 days of the commencement thereof and (B) provision for the payment of such Liens has been made on the books of such Person to the extent required by GAAP;

            (iv) (A) Liens incurred or deposits made in the ordinary course of business to secure the performance of bids, tenders, statutory obligations, fee and expense arrangements with trustees and fiscal agents (exclusive of obligations incurred in connection with the borrowing of money or the payment of the deferred purchase price of property) and (B) Liens securing surety, indemnity, performance, appeal and release bonds, provided that full provision for the payment of all such obligations has been made on the books of such Person to the extent required by GAAP;

            (v) Permitted Real Property Encumbrances;

            (vi) attachment, judgment or other similar Liens arising in connection with court or arbitration proceedings involving individually and in the aggregate liability of $10,000,000 or less at any one time, provided the same are discharged, or that execution or enforcement thereof is stayed pending appeal, within 60 days or, in the case of any stay of execution or enforcement pending appeal, within such lesser time during which such appeal may be taken;

            (vii) leases or subleases granted to others not interfering in any material respect with the business of the Company or any of its Subsidiaries and any interest or title of a lessor under any lease permitted by this Agreement; and

            (viii) customary rights of set off, revocation, refund or chargeback under deposit agreements or under the Uniform Commercial Code (as in effect in any relevant jurisdiction) of banks or other financial institutions where deposits are maintained in the ordinary course of business as permitted by this Agreement.

            "DB" means Deutsche Bank AG New York Branch, a duly licensed branch of Deutsche Bank AG, a German banking corporation, and its successors.

            "Default Rate" means a variable rate per annum which shall be two percent (2%) per annum plus either (i) the then applicable interest rate hereunder in respect of the amount on which the Default Rate is being assessed or (ii) if there is no such applicable interest rate, the Base Rate, but in no event in excess of that permitted by applicable law.

            "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

            "Deposit Account" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

            "Designated Credit Parties" means the Company and those Subsidiaries that are from time to time party to the Accounts Receivable Facility Documents.

            "Documents" means the Loan Documents and the Transaction Documents.

            "Dollar" and "$" means lawful currency of the United States of America.

            "Dollar Equivalent" means, on any date of determination, (i) in relation to an amount denominated in Dollars, the amount thereof and (ii) in relation to an amount denominated in any Alternative Currency, the amount of Dollars required to purchase the relevant stated amount of such Alternative Currency at the Exchange Rate with respect to such Alternative Currency on such date.

            "Domestic Subsidiary" means any Subsidiary that is incorporated under the laws of any State of the United States of America, the District of Columbia or any territory or possession of the U.S.

            "Drawing" is defined in Section 2.10(d)(ii).

            "Effective Date" is defined in Section 12.15.

            "Eligible Assignee" means (i) a commercial bank, investment company, financial institution, financial company, fund (whether a corporation, partnership, trust or other entity), insurance company or other "accredited investor" (as defined in Regulation D of the Securities Act), (ii) any Lender party to this Agreement, (iii) any Affiliate of any Lender party to this Agreement, and (iv) any other Person approved by Agent and, in the absence of an Event of Default, the Company, such approval not to be unreasonably withheld; provided, however, that an Affiliate of the Company shall not qualify as an Eligible Assignee.

            "Employee Benefit Plan" means an "employee benefit plan" as defined in Section 3(3) of ERISA, which is or has been established or maintained, or to which contributions are or have been made, by the Company or any of its ERISA Affiliates, any Subsidiary of the Company or ERISA Affiliates of such Subsidiary.

            "Environmental Claim" means any written notice of violation, claim, suit, demand, abatement order or other order by any Governmental Authority or any Person for any damage, personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, injury to the environment, nuisance, pollution, contamination or other adverse effects on the environment, human health, or natural resources, or for fines, penalties, restrictions or injunctive relief, resulting from or based upon (a) the occurrence or existence of a Release or threatened Release of, or exposure to, any Regulated Materials in, into or onto the environment at, in, by, from or related to any real estate owned, leased or operated at any time by the Company or any of its Subsidiaries (the "Premises"), (b) the use, handling, generation, transportation, storage, treatment or disposal of Regulated Materials in connection with the operation of any Premises, or (c) the violation, or alleged violation, of any Environmental Laws.

            "Environmental Laws" means any and all applicable foreign, federal, state or local laws, statutes, ordinances, codes, rules, regulations, orders, decrees, judgments, directives and cleanup or action standards, levels or objectives imposing liability or standards of conduct for or relating to the protection of health, safety or the environment, including, but not limited to, the following statutes as now written and hereafter amended: the Federal Water Pollution Control Act, as codified in 33 U.S.C. Section 1251 et seq., the Clean Air Act, as codified in 42 U.S.C. Section 7401 et seq., the Toxic Substances Control Act, as codified in 15 U.S.C. Section 2601 et seq., the Solid Waste Disposal Act, as codified in 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, as codified in 42 U.S.C.
Section 9601 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, as codified in 42 U.S.C. Section 11001 et seq., and the Safe Drinking Water Act, as codified in 42 U.S.C. Section 300f et seq., and any related regulations, as well as all relevant state and local equivalents.

            "Environmental Lien" means a Lien in favor of any Governmental Authority for (i) any liability under Environmental Laws, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Regulated Material into the environment.

            "Environmental Permits" means any and all permits, licenses, certificates, authorizations or approvals of any Governmental Authority required by Environmental Laws and necessary or reasonably required for the business of the Company or any Subsidiary of the Company.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as from time to time amended.

            "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which, together with such Person, is under common control as described in Section 414(c) of the Code, is a member of a "controlled group", as defined in Section 414(b) of the Code, or is a member of an "affiliated service group", as defined in Section 414(m) of the Code, which includes such Person. Unless otherwise qualified, all references to an "ERISA Affiliate" in this Agreement shall refer to an ERISA Affiliate of the Company or any Subsidiary.

            "Euro" means the single currency of participating member states of the European Monetary Union.

            "Eurocurrency Loan" means any Loan bearing interest at a rate determined by reference to the Eurocurrency Rate.

            "Eurocurrency Rate" means (i) in the case of Dollar-denominated Loans, the arithmetic average (rounded to the nearest 1/16 of 1%) of the offered quotation, if any, in the New York interbank market by the Reference Lender to first class banks for Dollar deposits of amounts in immediately available funds comparable to the principal amount of the applicable Eurodollar Loan of the Reference Lender for which the Eurocurrency Rate is being determined with maturities comparable to the Interest Period for which such Eurocurrency Rate will apply as of approximately 10:00 a.m. (New York City time) on the applicable Interest Rate Determination

Date and (ii) in the case of Loans denominated in an Alternative Currency, the arithmetic average (rounded to the nearest 1/16 of 1%) of the offered quotation, if any, in the London interbank market by the Reference Lender to first class banks for non-Dollar deposits in the currency in which such Borrowing is denominated of amounts in immediately available funds comparable to the principal amount and currency of the applicable Eurocurrency Loan of the Reference Lender for which the Eurocurrency Rate is being determined with maturities comparable to the Interest Period for which such Eurocurrency Rate will apply as of approximately 11:00 a.m. (London time) on the applicable Interest Rate Determination Date.

            "Eurocurrency Reserve Rate" means, with respect to each day during each Interest Period pertaining to a Eurocurrency Loan, a rate per annum determined for such day in accordance with the following formula:

                                 Eurocurrency Rate
                     ----------------------------------------
                     1.00 - Eurocurrency Reserve Requirements

            "Eurocurrency Reserve Requirements" means, for any day as applied to a Eurocurrency Loan, the aggregate (without duplication) of the maximum rates (expressed as a decimal fraction) of reserve requirements in effect on such day (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of the Board).

            "Eurodollar Loan" means any Eurocurrency Loan denominated in Dollars.

            "Event of Default" is defined in Section 10.1.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended and as codified in 15 U.S.C. 78a et seq., and as hereafter amended.

            "Exchange Rate" shall mean, on any day, (a) with respect to any Alternative Currency, the spot rate at which Dollars are offered on such day by Agent in London for such Alternative Currency at approximately 11:00 a.m. (London time), and (b) with respect to Dollars in relation to any specified Alternative Currency, the spot rate at which such specified Alternative Currency is offered on such day by Agent in London for Dollars at approximately 11:00 a.m. (London time). For purposes of determining the Exchange Rate in connection with an Alternative Currency Borrowing such Exchange Rate shall be determined as of the Exchange Rate Determination Date for such Borrowing. Agent shall provide the Company with the then current Exchange Rate from time to time upon the Company's request therefor.

            "Exchange Rate Determination Date" means for purposes of the determination of the Exchange Rate of any stated amount on any Business Day in relation to any Alternative Currency Borrowing, the date which is three Business Days prior to such Borrowing.

            "Existing Credit Agreement" shall have the meaning set forth in the recitals hereof.

            "Facility Fee" is defined in Section 3.2(a).

            "Facing Agent" means DB, and any Lender which at the request of the Company and with the consent of Agent agrees, in such Lender's sole discretion, to become a Facing Agent for the purpose of issuing Letters of Credit pursuant to Section 2.10.

            "FASB 52" means Statement of Financial Accounting Standards No. 52 promulgated by the Financial Accounting Standards Board.

            "Federal Funds Rate" means on any one day, the rate per annum equal to the weighted average (rounded upwards, if necessary, to the nearest 1/100th of 1%) of the rate on overnight federal funds transactions with members of the Federal Reserve System only arranged by federal funds brokers, as published as of such day by the Federal Reserve Bank of New York, or, if such rate is not so published, the average of the quotations for such day on such transactions received by DB from three federal funds brokers of recognized standing selected by DB.

            "Fiscal Quarter" is defined in Section 7.12.

            "Fiscal Year" is defined in Section 7.12.

            "Foreign Pension Plan" means any plan, fund (including, without limitation, any super-annuation fund) or other similar program established or maintained outside of the United States of America by the Company or any one or more of its Subsidiaries primarily for the benefit of employees of the Company or such Subsidiaries residing outside the United States of America, which plan, fund, or similar program provides or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which is not subject to ERISA or the Code.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

            "Glatfelter Pulp Wood" means Glatfelter Pulp Wood Company, a Maryland corporation, and includes its successors (including, without limitation, a receiver, trustee or debtor-in-possession of or for such Person) and permitted assigns.

            "GLT International" means GLT International Finance, LLC, a Delaware limited liability company, and includes its successors (including, without limitation, a receiver, trustee or debtor-in-possession of or for such Person) and permitted assigns.

            "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.

            "Guarantee Obligations" means, as to any Person, without duplication, any direct or indirect obligation of such Person guaranteeing or intended to guarantee any Indebtedness, Capital Lease or operating lease, dividend or other obligation ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:
(i) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (ii) to advance or supply funds (a) for the purchase or payment of any such primary obligation, or (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; or (iv) otherwise to assure or hold harmless the owner of such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include any endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation at any time shall be deemed to be an amount equal to the lesser at such time of (y) the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made or (z) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation; or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

            "Guaranteed Creditors" shall mean and include Agent, the Lenders and each Person (other than any Credit Party) which is a party to an Interest Rate Agreement or Other Hedging Agreement.

            "Guaranteed Obligations" shall mean (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of the principal and interest (whether such interest is allowed as a claim in a bankruptcy proceeding with respect to any Subsidiary Borrower or otherwise) on each Note issued by a Subsidiary Borrower to each Lender, and Loans made under this Agreement to any Subsidiary Borrower and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit issued for the benefit of any Subsidiary Borrower, together with all other Obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of any Subsidiary Borrower to such Lender now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Loan Documents and the due performance and compliance with all terms, conditions and agreements contained in the Loan Documents by any Subsidiary Borrower and (ii) the full and prompt payment when due (whether by acceleration or otherwise) of all Obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) of any Subsidiary Borrower owing under any Interest Rate Agreement or Other Hedging Agreement entered into by any Subsidiary Borrower with any Lender or any Affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason) so long as such Lender or Affiliate participates in such Interest Rate Agreement or Other Hedging Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

            "Indebtedness" means, as applied to any Person (without duplication):

            (i) all indebtedness (including, principal, fees and charges related to such indebtedness) of such Person for borrowed money;

            (ii) the deferred and unpaid balance of the purchase price of assets (including any earn-out obligation in connection with any acquisition) or services (other than trade payables and other accrued liabilities incurred in the ordinary course of business that are not overdue by more than 90 days unless being contested in good faith) which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or a similar written instrument, other than customary holdbacks on construction contracts;

            (iii) all Capitalized Lease Obligations;

            (iv) all indebtedness secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person or is nonrecourse to such Person;

            (v) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money (other than such notes or drafts for the deferred purchase price of assets or services which do not constitute Indebtedness pursuant to clause (ii) above);

            (vi) indebtedness or obligations of such Person, in each case, evidenced by bonds, notes or similar written instruments;

            (vii) the face amount of all letters of credit and bankers' acceptances issued for the account of such Person, and without duplication, all drafts drawn thereunder other than, in each case, commercial or standby letters of credit or the functional equivalent thereof issued in connection with performance, bid or advance payment obligations incurred in the ordinary course of business, including, without limitation, performance requirements under workers' compensation or similar laws;

            (viii) all obligations of such Person under Interest Rate Agreements or Other Hedging Agreements;

            (ix) Guarantee Obligations of such Person; and

            (x) all contingent Contractual Obligations with respect to any of the foregoing.

            "Indebtedness to Remain Outstanding" is defined in Section 6.5(d).

            "Indemnified Person" is defined in Section 12.4(b).

            "Initial Borrowing" means the first Borrowing by any Borrower under this Agreement.

            "Initial Borrowing Date" means the date of the Initial Borrowing.

            "Initial Loan" means the first Loan made by the Lenders under this Agreement.

            "Interest Coverage Ratio" means, for any Test Period, the ratio of Adjusted Consolidated EBITDA to Consolidated Interest Expense for such Test Period.

            "Interest Payment Date" means (a) as to any Base Rate Loan, the last Business Day of each March, June, September and December to occur while such Loan is outstanding and on the date all of the Loans hereunder are paid in full,
(b) as to any Eurocurrency Loan, the last day of the Interest Period applicable thereto and (c) as to any Eurocurrency Loan having an Interest Period longer than three months, at the end of each three month anniversary of the first day of the Interest Period applicable thereto or after the occurrence and during the continuance of an Event of Default hereunder, at the end of each one month anniversary of the first day of the Interest Period applicable to any Eurocurrency Loans other than Eurodollar Loans; provided, however, that, in addition to the foregoing, each of (x) the date upon which the Revolving Loan Commitment has been terminated and the Loans have been paid in full and (y) the Termination Date, shall be deemed to be an "Interest Payment Date" with respect to any interest which is then accrued hereunder.

            "Interest Period" is defined in Section 3.4.

            "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate futures contract, interest rate option contract or other similar agreement or arrangement to which the Company or any Subsidiary is a party, designed to protect the Company or any Subsidiary against fluctuations in interest rates.

            "Interest Rate Determination Date" means the date for calculating the Eurocurrency Rate for an Interest Period, which date shall be (i) in the case of any Eurodollar Loan in Dollars, the second Business Day prior to the first day of the related Interest Period for such Eurodollar Loan or (ii) in the case of any Eurocurrency Loan in an Alternative Currency, the date on which quotations would ordinarily be given by prime banks in the London interbank market for deposits in the Applicable Currency for value on the first day of the related Interest Period for such Eurocurrency Loan; provided, however, that if for any such Interest Period with respect to an Alternative Currency Loan, quotations would ordinarily be given on more than one date, the Interest Rate Determination Date shall be the last of those dates.

            "Investment" means, as applied to any Person, (i) any direct or indirect purchase or other acquisition by that Person of, or a beneficial interest in, Securities of any other Person, or a capital contribution by that Person to any other Person, (ii) any direct or indirect loan or advance to any other Person (other than prepaid expenses or accounts receivable created or acquired in the ordinary course of business), including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business (iii) any purchase by that Person of all or a significant part of the assets of a business conducted by another Person (including any purchase) or (iv) any purchase by that Person of a futures contract or such Person otherwise becoming liable for the purchase or sale of currency or other commodity at a future date in the nature of a futures contract. The amount of any Investment by any Person on any date of determination shall be the sum of the value of the gross assets acquired by such Person (including the amount of any liability assumed in connection with the acquisition of such assets by such Person to the extent such liability would be reflected on a balance sheet prepared in accordance with GAAP) plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, minus the amount of all cash returns of principal or capital thereon, cash dividends thereon and other cash returns on investment thereon or liabilities expressly assumed by another Person (other than the Company or any Subsidiary of the Company) in connection with the sale of such Investment. Whenever the term "outstanding" is used in this Agreement with reference to an Investment, it shall take into account the matters referred to in the preceding sentence.

            "IRS" means the United States Internal Revenue Service, or any successor or analogous organization.

            "LC Commission" is defined in Section 2.10(g)(ii).

            "LC Obligations" means, at any time, an amount equal to the sum of
(i) the aggregate Stated Amount of the then outstanding Letters of Credit and
(ii) the aggregate Assigned Dollar Value of the amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 2.10(d) or
Section 2.10(f). The LC Obligation of any Lender at any time shall mean its Pro Rata Share of the aggregate LC Obligations outstanding at such time.

            "LC Participant" is defined in Section 2.10(e).

            "LC Supportable Indebtedness" shall mean (i) obligations of the Company or its Subsidiaries incurred in the ordinary course of business with respect to insurance obligations and workers' compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Company or any of its Subsidiaries as are reasonably acceptable to Agent and the respective Facing Agent and otherwise permitted to exist pursuant to the terms of this Agreement.

            "Lender" and "Lenders" have the respective meanings assigned to those terms in the preamble to this Agreement and shall include any Person that becomes a "Lender" as contemplated by Section 12.8.

            "Lender Default" shall mean (i) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under Section 2.10(f) or (ii) a Lender having notified in writing the Company and/or Agent that it does not intend to comply with its obligations under Section 2.1 or Section 2.10(f), as a result of any takeover of such Lender by any regulatory authority or agency.

            "Lending Office" means, with respect to each Lender, the office specified under such Lender's name on the signature page hereto, or on the signature page to any Assignment and Assumption Agreement, with respect to each Letter of Credit or Type of Loan, as the case may be, or such other office as such Lender may designate in writing from time to time to the Company and Agent with respect thereto.

            "Letter of Credit" is defined in Section 2.10(a).

            "Letter of Credit Payment" means as applicable (a) all payments made by the Facing Agent pursuant to either a draft or demand for payment under a Letter of Credit or (b) all payments made by the Lenders to the Facing Agent in respect thereof (whether or not in accordance with their Pro Rata Shares).

            "Letter of Credit Request" is defined in Section 2.10(c).

            "Leverage Ratio" means, at any date of determination, the ratio of Consolidated Debt to Adjusted Consolidated EBITDA for the Test Period ending on such date (or most recently ended).

            "Lien" means (i) any judgment lien or execution, attachment, levy, distraint or similar legal process and (ii) any mortgage, pledge, hypothecation, collateral assignment, security interest, encumbrance, lien, charge or deposit arrangement (other than a deposit to a Deposit Account in the ordinary course of business and not intended as security) of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any agreement to give any of the foregoing, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code as in effect in any relevant jurisdiction or any similar statute other than to reflect ownership by a third party of property leased to the Company or any of its Subsidiaries under a lease which is not in the nature of a conditional sale or title retention agreement, any subordination arrangement in favor of another Person or any sale of receivables with recourse against the seller or any Affiliate of the seller).

            "Loan" means an extension of credit by a Lender to a Borrower pursuant to Article II, and may be a Revolving Loan or a Swing Line Loan, and "Loans" means all of such Loans by all Lenders collectively.

            "Loan Documents" means, collectively, this Agreement, the Notes, each Subsidiary Guaranty, each Letter of Credit, each Interest Rate Agreement to which any Lender or any Affiliate of a Lender is a party, and all other agreements, instruments and documents executed in connection herewith or therewith, in each case as the same may at any time be amended, supplemented, restated or otherwise modified and in effect.

            "Local Time" means the local time in effect at the applicable Payment Office in the case of payments and disbursements of Loans and Letters of Credit.

            "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), assets, liabilities, property, operations or prospects of the Company and its Subsidiaries taken as a whole,
(b) the ability of the Company or any Subsidiary to perform its respective obligations under any Loan Document to which it is a party, or (c) the validity or enforceability of this Agreement or any of the Loan Documents or the rights or remedies of Agent and the Lenders hereunder or thereunder.

            "Material Subsidiary" means each Subsidiary Borrower, each Subsidiary which is identified on Schedule 6.12 as a "Material Subsidiary," and each other Subsidiary of the Company that has assets at such time, or revenues during the most recently ended Fiscal Year, comprising 5% or more of the consolidated assets of the Company and its Subsidiaries at such time, or of the consolidated revenues of the Company and its Subsidiaries during such Fiscal Year, as the case may be.

            "Moody's" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

            "Multiemployer Plan" means any plan described in Section 4001(a)(3) of ERISA to which contributions are or have, within the preceding six years, been made, or are or were, within the preceding six years, required to be made, by the Company or any of its ERISA Affiliates or any Subsidiary of the Company or ERISA Affiliates of such Subsidiary.

            "Non-Defaulting Lender" shall mean each Lender which is not a Defaulting Lender.

            "Note" means any of the Revolving Notes or the Swing Line Note and "Notes" means all of such Notes collectively.

            "Notice Address" is defined in Section 2.5.

            "Notice of Borrowing" is defined in Section 2.5.

            "Notice of Continuation" is defined in Section 2.7(b).

            "Notice of Conversion or Continuation" is defined in Section 2.6(b).

            "Obligations" means all liabilities and obligations of the Company and any Subsidiary of the Company now or hereafter arising under this Agreement and all of the other Loan Documents, whether for principal, interest, fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

            "Organizational Documents" means, with respect to any Person, such Person's articles or certificate of incorporation, bylaws, partnership agreement, joint venture agreement or other similar governing documents and any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such Person's Capital Stock.

            "Other Hedging Agreement" means any foreign exchange contract, Currency Agreement, futures contract, commodity agreement, option contract, synthetic cap or other similar agreement.

            "Outstanding Letters of Credit" is defined in Section 2.10(j).

            "Papierfabrik Schoeller & Hoesch" means Papierfabrik Schoeller & Hoesch GmbH & Co. KG, a limited partnership organized under the laws of the Federal Republic of Germany, and includes its successors (including, without limitation, a receiver, trustee or debtor-in-possession of or for such Person) and permitted assigns.

            "Participants" is defined in Section 12.8(b).

            "Payment Office" means (a) with respect to Agent or Swing Line Lender, for payments with respect to Dollar-denominated Loans, 90 Hudson Street, 5th Floor, Jersey City, New Jersey 07302 or such other address as Agent or Swing Line Lender, as the case may be, may from time to time specify in accordance with Section 12.3, (b) with respect to Agent, for payments in any Alternative Currency, such account at such bank or office in London or the principal financial center in the country of the Applicable Currency as Agent shall designate by notice to the Person required to make the relevant payment and (c) with respect to any Facing Bank in connection with payments in Dollars, such account at such bank or office as such Facing Bank shall designate by notice to the Person required to make the relevant payment.

            "PBGC" means the Pension Benefit Guaranty Corporation created by
Section 4002(a) of ERISA.

            "Performance Levels" means, collectively, Performance Level I, Performance Level II, Performance Level III and Performance Level IV; and "Performance Level" means, any of Performance Level I, Performance Level II, Performance Level III and Performance Level IV. For purposes of determination of a given Performance Level, (i) if at any time only one of the respective rating agencies assigns a rating to the long term, senior unsecured, non-credit enhanced indebtedness of the Company, that rating shall be used to determine the applicable Performance Level; (ii) if the ratings of the respective rating agencies fall within different Performance Levels, the applicable Performance Level shall be determined based upon the higher of the two ratings, provided that if the ratings of the respective rating agencies fall within Performance Levels that are two levels apart, then the applicable Performance Level shall be the Performance Level which falls between the different Performance Levels; and
(iii) as of the Closing Date, the applicable Performance Level shall be Performance Level II until the date immediately preceding the effective date of the next subsequent change.

            "Performance Level I" means that level of financial performance of the Company, on a consolidated basis, in effect on any given date at which the long term, senior unsecured, non-credit enhanced indebtedness of the Company is rated at least A- by S&P or A3 by Moody's.

            "Performance Level II" means that level of financial performance of the Company, on a consolidated basis, in effect on any given date at which the long term, senior unsecured, non-credit enhanced indebtedness of the Company is rated BBB+ by S&P or Baa1 by Moody's.

            "Performance Level III" means that level of financial performance of the Company, on a consolidated basis, in effect on any given date at which the long term, senior unsecured, non-credit enhanced indebtedness of the Company is rated BBB by S&P or Baa2 by Moody's.

            "Performance Level IV" means that level of financial performance of the Company, on a consolidated basis, in effect on any given date at which the long term, senior unsecured, non-credit enhanced indebtedness of the Company is rated BBB- by S&P or Baa3 by Moody's or lower.

            "Permitted Acquisition" is defined in Section 8.3(g).

            "Permitted Liens" is defined in Section 8.1.

            "Permitted Real Property Encumbrances" shall mean (i) such easements, encroachments, covenants, rights of way, minor defects, irregularities or encumbrances on title which do not materially impair the use or enjoyment of such property, (ii) municipal and zoning ordinances, which are not violated in any material respect by the existing improvements and the present use made by the owner thereof, and (iii) general real estate taxes and assessments not yet delinquent.

            "Person" means an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

            "PHG Tea Leaves" means PHG Tea Leaves, Inc., a Delaware corporation, and includes its successors (including, without limitation, a receiver, trustee or debtor-in-possession of or for such Person) and permitted assigns.

            "Plan" means any plan described in Section 4021(a) of ERISA and not excluded pursuant to Section 4021(b) thereof, which is or has, within the preceding six years, been established or maintained, or to which contributions are or have, within the preceding six years, been made, by the Company or any of its ERISA Affiliates or any Subsidiary of the Company or any ERISA Affiliates of such Subsidiary, but not including any Multiemployer Plan.

            "Plan Administrator" has the meaning assigned to the term "administrator" in Section 3(16)(A) of ERISA.

            "Plan Sponsor" has the meaning assigned to the term "plan sponsor" in Section 3(16)(B) of ERISA.

            "Pounds Sterling" means the freely transferable lawful currency of the United Kingdom.

            "Preferred Stock" means preferred stock of the Company which (i) is not convertible or exchangeable into Indebtedness, (ii) may not, upon the occurrence of any event or circumstance or otherwise by its terms, be required to be redeemed by the Company or be redeemable at the option of the holder thereof, in each case, at any time prior to the first anniversary of the Termination Date and (iii) does not contain other terms (other than customary market terms for preferred stock of similar companies) which could reasonably be expected to adversely affect the interests of the Lenders.

            "Pro Forma Balance Sheet" is defined in Section 6.5(a).

            "Pro Forma Period" is defined in Section 8.3(g).

            "Pro Rata Share" means, when used with reference to any Lender and any described aggregate or total amount, an amount equal to the result obtained by multiplying such described aggregate or total amount by a fraction the numerator of which shall be such Lender's Commitment and the denominator of which shall be the Total Revolving Commitment or, if no Commitments are then outstanding, such Lender's aggregate Loans to the total Loans and Obligations hereunder.

            "Quarterly Payment Date" means the last Business Day of each March, June, September and December of each year.

            "Receivables Entity" means a Wholly-Owned Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivables of the Designated Credit Parties and which is designated (as provided below) as the Receivables Entity (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings, (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any of its subsidiaries has any contract, agreement, arrangement or understanding (other than pursuant to the Accounts Receivable Facility Documents (including with respect to fees payable in the ordinary course of business in connection with the serving of accounts receivables and related assets)) on terms less favorable to the Company or such Subsidiary than those that might be obtained at the time from persons that are not Affiliates of the Company, and (c) to which neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. The designation of an entity as a Receivables Entity hereunder shall be evidenced to the Agent by filing with the Agent an officer's certificate of the Company executed by a Responsible Officer certifying that, to the best of such officer's knowledge, and belief after consultation with counsel, such designations complied with the foregoing conditions.

            "Reference Lender" means DB.

            "Refinancing" means the refinancing and termination of all existing commitments and obligations under the Existing Credit Agreement.

            "Refunded Swing Line Loans" is defined in Section 2.1(b)(ii).

            "Regulated Materials" means (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could foreseeably become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined by federal or state environmental statutes as, or included in the federal or state statutory definitions of, "hazardous substances," "hazardous wastes," "hazardous materials," "toxic substances," "toxic pollutants," "pollutants or contaminants," or statutory terms of similar meaning and regulatory effect; or (c) any other chemical, material or substance, exposure to which is regulated by any Governmental Authority.

            "Regulation D" means Regulation D of the Board as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "Release" means any release, spill, emission, leaking, pumping, pouring, emptying, dumping, injection, deposit, disposal, discharge, dispersal, escape, leaching or migration into the indoor or outdoor environment or into or out of any property of the Company or its Subsidiaries, or at any other location, including any location to which the Company or any Subsidiary has transported or arranged for the transportation of any Regulated Material, including the movement of Regulated Materials through or in the air, soil, surface water, groundwater or property of the Company or its Subsidiaries or at any other location, including any location to which the Company or any Subsidiary has transported or arranged for the transportation of any Regulated Material.

            "Remedial Action" means actions required to (i) clean up, remove, treat or in any other way address Regulated Materials in the indoor or outdoor environment, (ii) prevent or minimize the Release or threat of Release of Regulated Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; or (iii) perform pre-remedial or post-remedial studies and investigations and post-remedial monitoring and care or any other studies, reports or investigations relating to Regulated Materials.

            "Replaced Lender" is defined in Section 3.7.

            "Replacement Lender" is defined in Section 3.7.

            "Reportable Event" means a "reportable event" described in Section 4043(c) of ERISA or in the regulations thereunder with respect to a Plan for which the requirement of notice to the PBGC has not been waived, the filing of a notice of intent to terminate a Plan, the termination of a Plan, any event requiring disclosure under Section 4063(a) or 4062(e) of ERISA, receipt of a notice of withdrawal liability with respect to a Multiemployer Plan pursuant to
Section 4202 of ERISA or receipt of a notice of reorganization or insolvency with respect to a Multiemployer Plan pursuant to Section 4242 or 4245 of ERISA.

            "Required Lenders" shall mean Non-Defaulting Lenders the sum of whose outstanding Revolving Commitments (or, if after the Total Revolving Commitment has been terminated, outstanding Revolving Loans and Pro Rata Share of outstanding Swing Line Loans and Letter of Credit Obligations) constitutes greater than 50% of the Total Revolving Commitment less the aggregate Revolving Commitments of Defaulting Lenders (or, if after the Total Revolving Commitment has been terminated, the total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate Pro Rata Share of all Non-Defaulting Lenders of the total outstanding Swing Line Loans and Letter of Credit Obligations at such time).

            "Requirement of Law" means, as to any Person, any law (including common law), treaty, rule or regulation or judgment, decree, determination or award of an arbitrator or a court or other Governmental Authority, including without limitation, any Environmental Law, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

            "Responsible Officer" means any of the Chief Executive Officer, the President, the Chief Financial Officer, any Executive Vice President, the Controller, any Vice President or the Treasurer of the Company.

            "Restricted Payment" is defined in Section 8.4.

            "Revolving Commitment" means, with respect to any Lender, the obligation of such Lender to make Revolving Loans and to participate in Letters of Credit, as such commitment may be increased or reduced from time to time pursuant to this Agreement, which commitment as of the date hereof is the amount set forth opposite such lender's name on Schedule 1.1(a) hereto under the caption "Amount of Revolving Commitment", as the same may be adjusted from time to time pursuant to the terms hereof, and "Revolving Commitments" means such commitments collectively, which commitments equal $102,500,000 in the aggregate as of the Closing Date

            "Revolving Loan" and "Revolving Loans" are defined in Section
2.1(a).

            "Revolving Note" is defined in Section 2.2(a).

            "Rollover Amount" is defined in Section 8.3(h).

            "SEC" means the United States Securities and Exchange Commission or any successor thereto.

            "Securities" means any stock, shares, voting trust certificates, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

            "Securities Act" means the Securities Act of 1933, as amended and as codified in 15 U.S.C. Section 77a et seq., and as hereafter amended.

            "S&H mbH" means S & H Verwaltungsgesellschaft mbH, a company with limited liability organized under the laws of the Federal Republic of Germany, and includes its successors (including, without limitation, a receiver, trustee or debtor-in-possession of or for such Person) and permitted assigns.

            "Solvent" means, when used with respect to any Person, that (i) the fair salable value of its assets is in excess of the total amount of its liabilities (including for purposes of this definition all liabilities, whether or not reflected on a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, disputed or undisputed); (ii) it is able to pay its debts or obligations in the ordinary course as they mature; and (iii) it has capital sufficient to carry on its business and all business in which it is about to engage.

            "S&P" means Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc., or any successor to the rating agency business thereof.

            "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary thereof in connection with the Accounts Receivable Program which are reasonably customary in an off-balance-sheet accounts receivable transaction at the time of consummation of such transaction.

            "Standby Letter of Credit" is defined in Section 2.10(a).

            "Stated Amount" or "Stated Amounts" means with respect to any Letter of Credit, the stated or face amount of such Letter of Credit to the extent available at the time for drawing (subject to presentment of all requisite documents), as the same may be increased or decreased from time to time in accordance with the terms of such Letter of Credit. For purposes of calculating the Stated Amount of any Letter of Credit at any time:

                  (i) any increase in the Stated Amount of any Letter of Credit by reason of any amendment to any Letter of Credit shall be deemed effective under this Agreement as of the date Facing Agent actually issues an amendment purporting to increase the Stated Amount of such Letter of Credit, whether or not Facing Agent receives the consent of the Letter of Credit beneficiary or beneficiaries to the amendment, except that if the Company has required that the increase in Stated Amount be given effect as of an earlier date and Facing Agent issues an amendment to that effect, then such increase in Stated Amount shall be deemed effective under this Agreement as of such earlier date requested by the Company; and

                  (ii) any reduction in the Stated Amount of any Letter of Credit by reason of any amendment to any Letter of Credit shall be deemed effective under this Agreement as of the later of (x) the date Facing Agent actually issues an amendment purporting to reduce the Stated Amount of such Letter of Credit, whether or not the amendment provides that the reduction be given effect as of an earlier date, or (y) the date Facing Agent receives the written consent (including by telex or facsimile transmission) of the Letter of Credit beneficiary or beneficiaries to such reduction, whether written consent must be dated on or after the date of the amendment issued by Facing Agent purporting to effect such reduction.

            "Subsidiary" of any Person means any corporation, partnership (limited or general), limited liability company, trust or other entity of which a majority of the stock (or equivalent ownership or controlling interest) having voting power to elect a majority of the board of directors (if a corporation) or to select the trustee or equivalent controlling interest, shall, at the time such reference becomes operative, be directly or indirectly owned or controlled by such Person or one or more of the other subsidiaries of such Person or any combination thereof. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company. Notwithstanding anything to the contrary set forth herein, the Receivables Entity shall not be deemed to be a Subsidiary solely for purposes of calculation of the financial covenants set forth in
Article IX.

            "Subsidiary Borrowers" means and includes each of the following Wholly-Owned Subsidiaries of the Company: (i) PHG Tea Leaves, Papierfabrik Schoeller & Hoesch and S&H mbH; and (ii) any additional Wholly-Owned Subsidiary of the Company which is a Material Subsidiary that is approved in writing by Agent and as to which a Borrower Assumption Agreement shall have been delivered to Agent (copies of which Agent shall promptly deliver to each Lender), duly executed on behalf of such Subsidiary and the Company (together with such documentation with respect to such Subsidiary as may be required under such Borrower Assumption Agreement and such other documents as Agent may reasonably request).

            "Subsidiary Guaranty" is defined in Section 5.1(b) and includes any additional Subsidiary Guaranty executed by any Subsidiary of the Company pursuant to this Agreement.

            "Subsidiary Guarantor" means each of Glatfelter Pulp Wood, PHG Tea Leaves and GLT International, and each other Subsidiary that becomes a party to a Subsidiary Guaranty as contemplated in Section 7.11.

            "Swing Line Commitment" of the Swing Line Lender at any date, the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.1(b) in the amount referred to therein.

            "Swing Line Lender" means DB.

            "Swing Line Loans" is defined in Section 2.1(b).

            "Swing Line Loan Participation Certificate" means a certificate, substantially in the form of Exhibit 2.1(b).

            "Swing Line Note" is defined in Section 2.2(a).

            "Syndication Date" is defined in Section 2.1(a).

            "Taxes" is defined in Section 4.6(a).

            "Termination Date" means June 24, 2006 or such earlier date as the Revolving Commitments shall have been terminated or otherwise reduced to $0 pursuant to this Agreement.

            "Test Period" means, for any determination, the four consecutive Fiscal Quarters of the Company (taken as one accounting period) ending on such date.

            "Total Available Revolving Commitment" means, at the time any determination thereof is made, the sum of the respective Available Revolving Commitments of the Lenders at such time.

            "Total Consolidated Indebtedness" means the total of all Indebtedness of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

            "Total Revolving Commitment" means, at any time, the sum of the Revolving Commitments of each of the Lenders at such time.

            "Transaction" shall mean and include (i) each of the Credit Events occurring on the Initial Borrowing Date, (ii) the Refinancing, (iii) such other transactions as are contemplated by the Documents, and (iv) the payment of fees and expenses in connection with the foregoing.

            "Transaction Documents" means, collectively, all documents related to the Refinancing.

            "Transferee" is defined in Section 12.8(d).

            "Type" means as to any Loan, its nature as a Base Rate Loan, a Eurodollar Loan or a Eurocurrency Loan in an Alternative Currency.

            "Unmatured Event of Default" means an event, act or occurrence which with the giving of notice or the lapse of time (or both) would become an Event of Default.

            "Unpaid Drawing" is defined in Section 2.10(d).

            "Voting Securities" means any class of Capital Stock of a Person pursuant to which the holders thereof have, at the time of determination, the general voting power under ordinary circumstances to vote for the election of directors, managers, trustees or general partners of such Person (irrespective of whether or not at the time any other class or classes will have or might have voting power by reason of the happening of any contingency).

            "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

            "Wholly-Owned Domestic Subsidiary" means each Wholly-Owned Subsidiary that is also a Domestic Subsidiary.

            "Wholly-Owned Subsidiary" means, with respect to any Person, any Subsidiary of such Person, all of the outstanding shares of Capital Stock of which (other than qualifying shares required to be owned by directors) are at the time owned directly or indirectly by such Person and/or one or more Wholly-Owned Subsidiaries of such Person.

            "written" or "in writing" means any form of written communication or a communication by means of telecopier device or authenticated telex, telegraph or cable.

            The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. The words "herein," "hereof" and words of similar import as used in this Agreement shall refer to this Agreement as a whole and not to any particular provision in this Agreement. References to "Articles", "Sections", "paragraphs", "Exhibits" and "Schedules" in this Agreement shall refer to Articles, Sections, paragraphs, Exhibits and Schedules of this Agreement unless otherwise expressly provided; references to Persons include their respective permitted successors and assigns or, in the case of governmental Persons, Persons succeeding to the relevant functions of such persons; and all references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

            1.2 Accounting Terms; Financial Statements. All accounting terms used herein but not expressly defined in this Agreement shall have the respective meanings given to them in accordance with GAAP in effect on the Closing Date in the United States of America. Except as otherwise expressly provided herein, all computations and determinations for purposes of determining compliance with the financial requirements of this Agreement shall be made in accordance with GAAP in effect in the United States of America on the Closing Date and on a basis consistent with the presentation of the financial statements delivered pursuant to, or otherwise referred to in, Section 6.5(a). Notwithstanding the foregoing sentence, the financial statements required to be delivered pursuant to Section 7.1 shall be prepared in accordance with GAAP in the United States of America as in effect on the respective dates of their preparation. Unless otherwise provided for herein, wherever any computation is to be made with respect to any Person and its Subsidiaries, such computation shall be made so as to exclude all items of income, assets and liabilities attributable to any Person which is not a Subsidiary of such Person.

                                   ARTICLE II

                           AMOUNT AND TERMS OF CREDIT

            2.1 The Commitments.

            (a) Revolving Loans. Each Lender, severally and for itself alone, hereby agrees, on the terms and subject to the conditions hereinafter set forth and in reliance upon the representations and warranties set forth herein and in the other Loan Documents, to make loans in Euro and Pounds Sterling (to the extent such currencies are generally available and freely transferable into Dollars) or Dollars to Borrowers (on a several basis) on a revolving basis from time to time during the Commitment Period, in an amount, the Assigned Dollar Value of which, does not exceed its Pro Rata Share of the Total Available Revolving Commitment (each such loan by any Lender, a "Revolving Loan" and collectively, the "Revolving Loans"). All Revolving Loans comprising the same Borrowing hereunder shall be made by the Lenders simultaneously and in proportion to their respective Revolving Commitments. Prior to the Termination Date, Revolving Loans may be repaid and reborrowed by any Borrower in accordance with the provisions hereof and all Revolving Loans comprising the same Borrowing shall, except as otherwise permitted in Sections 2.4 and 2.5, at all times be of the same Type and no Revolving Loans maintained as Eurodollar Loans or Eurocurrency Loans may be incurred prior to the earlier of (1) the 30th day after the Initial Borrowing Date and (2) the date on which Agent notifies the Company that the primary syndication of the Loans has been completed (the "Syndication Date").

            (b) Swing Line Loans.

                  (i) Swing Line Commitment. Subject to the terms and conditions hereof, the Swing Line Lender in its individual capacity agrees to make swing line loans in Dollars ("Swing Line Loans") to the Company on any Business Day from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed $20,000,000; provided, however, that in no event may the amount of any Borrowing of Swing Line Loans (A) exceed the Total Available Revolving Commitment immediately prior to such Borrowing (after giving effect to the use of proceeds thereof) or (B) cause the Assigned Dollar Value of outstanding Revolving Loans of any Lender, when added to such Lender's Pro Rata Share of the then outstanding Swing Line Loans and Pro Rata Share of the aggregate LC Obligations (exclusive of Unpaid Drawings relating to LC Obligations which are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Loans or Swing Line Loans) to exceed such Lender's Revolving Commitment. Amounts borrowed by the Company under this
            Section 2.1(b)(i) may be repaid and, to but excluding the fifth Business Day prior to the Termination Date, reborrowed. The Swing Line Loans shall be made in Dollars and maintained as Base Rate Loans and, notwithstanding Section 2.6, shall not be entitled to be converted into any other Type of Loan.

                  (ii) Refunding of Swing Line Loans. The Swing Line Lender, at
            any time in its sole and absolute discretion, may on behalf of the Company (which hereby irrevocably directs the Swing Line Lender to so act on its behalf) notify each Lender (including the Swing Line Lender) to make a Revolving Loan in an amount equal to such Lender's Pro Rata Share of the principal amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date such notice is given, provided, however, that such notice shall be deemed to have automatically been given upon the occurrence of an Event of Default under Sections 10.1(e) or 10.1(f) or upon the occurrence of a Change of Control. Unless any of the events described in Sections 10.1(e) or 10.1(f) shall have occurred (in which event the procedures of Section 2.1(b)(iii) shall apply) and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Loan are then satisfied, each Lender shall make the proceeds of its Revolving Loan available to the Swing Line Lender at the Payment Office prior to 11:00 a.m., New York City time, in funds immediately available on the Business Day next succeeding the date such notice is given. The proceeds of such Revolving Loans shall be immediately applied to repay the Refunded Swing Line Loans.

                  (iii) Participation in Swing Line Loans. If, prior to
            refunding a Swing Line Loan with a Revolving Loan pursuant to
            Section 2.1(b)(ii), one of the events described in Sections 10.1(e) or 10.1(f) shall have occurred, or if for any other reason a Revolving Loan cannot be made pursuant to Section 2.1(b)(ii), then, subject to the provisions of Section 2.1(b)(iv) below, each Lender will, on the date such Revolving Loan was to have been made, purchase (without recourse or warranty) from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Pro Rata Share of such Swing Line Loan. Upon request, each Lender will immediately transfer to the Swing Line Lender, in immediately available funds, the amount of its participation and upon receipt thereof the Swing Line Lender will deliver to such Lender a Swing Line Loan Participation Certificate dated the date of receipt of such funds and in such amount.

                  (iv) Lenders' Obligations Unconditional. Each Lender's
            obligation to make Revolving Loans in accordance with Section 2.1(b)(ii) and to purchase participating interests in accordance with Section 2.1(b)(iii) above shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Company, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Event of Default or Unmatured Event of Default; (C) any adverse change in the condition (financial or otherwise) of the Company, any Borrower or any other Person; (D) any breach of this Agreement by the Company, any Borrower or any other Person; (E) any inability of the Company or any Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement on the date upon which such Revolving Loan is to be made or such participating interest is to be purchased; or
            (F) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Lender does not make available to the Swing Line Lender the amount required pursuant to
            Section 2.1(b)(ii) or (iii) above, as the case may be, the Swing Line Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Base Rate thereafter. Notwithstanding the foregoing provisions of this Section 2.1(b)(iv), no Lender shall be required to make a Revolving Loan to the Company for the purpose of refunding a Swing Line Loan pursuant to Section 2.1(b)(ii) or to purchase a participating interest in a Swing Line Loan pursuant to Section 2.1(b)(iii) if an Event of Default or Unmatured Event of Default has occurred and is continuing and, prior to the making by the Swing Line Lender of such Swing Line Loan, the Swing Line Lender has received written notice from such Lender specifying that such Event of Default or Unmatured Event of Default has occurred and is continuing, describing the nature thereof and stating that, as a result thereof, such Lender shall cease to make such Refunded Swing Line Loans and purchase such participating interests, as the case may be; provided, however, that the obligation of such Lender to make such Refunded Swing Line Loans and to purchase such participating interests shall be reinstated upon the earlier to occur of (y) the date upon which such Lender notifies the Swing Line Lender that its prior notice has been withdrawn and (z) the date upon which the Event of Default or Unmatured Event of Default specified in such notice no longer is continuing.

            2.2 Notes.

            (a) Evidence of Indebtedness. Each Borrower's obligation to pay the principal of and interest on all the Loans made to it by each Lender shall be evidenced, (i) if Revolving

Loans, by a separate promissory note (each, a "Revolving Note" and, collectively, the "Revolving Notes") duly executed and delivered by such Borrower (on a several basis) substantially in the form of Exhibit 2.2(a)-1 hereto, with blanks appropriately completed in conformity herewith and (ii) if Swing Line Loans, by a promissory note (the "Swing Line Note") duly executed and delivered by the Company substantially in the form of Exhibit 2.2(a)-2 hereto, with blanks appropriately completed in conformity herewith.

                  (i) Provisions of the Revolving Notes. The Revolving Note
            issued to each Lender shall (A) be executed by each Borrower (on a several basis), (B) be payable to the order of such Lender, (C) be in a stated principal amount equal to the Revolving Commitment of such Lender and be payable in the aggregate principal amount of the Revolving Loans evidenced thereby, (D) mature, with respect to each Loan evidenced thereby, on the Termination Date, (E) be subject to mandatory prepayment as provided in Section 4.3 and voluntary prepayment as provided in Section 4.2, (F) bear interest as provided in the appropriate clause of Section 3.1 in respect of the Base Rate Loans, Eurodollar Loans and Eurocurrency Loans, as the case may be, evidenced thereby and (G) be entitled to the benefits of this Agreement and the other applicable Loan Documents.

                  (ii) Provisions of the Swing Line Note. The Swing Line Note
            issued to the Swing Line Lender shall (A) be executed by the Company, (B) be payable to the order of the Swing Line Lender, (C) be in a stated principal amount equal to the Swing Line Commitment and be payable in the aggregate principal amount of the Swing Line Loans evidenced thereby, (D) mature, with respect to each Swing Line Loan evidenced thereby, five (5) Business Days prior to the Termination Date, (E) be subject to mandatory prepayment as provided in Section 4.3 and voluntary prepayment as provided in Section 4.2,
            (F) bear interest as provided in Section 3.1 in respect of the Base Rate Loans evidenced thereby and (G) be entitled to the benefits of this Agreement and the other applicable Loan Documents.

            (b) Notation of Payments. Each Lender will note on its internal records the date, Type, currency and amount of each Loan made by it, each payment in respect thereof, each continuation thereof, each conversion of all or a portion thereof to another Type and the length of each Interest Period with respect thereto, and will, prior to any transfer of any of its Notes, endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect any Borrower's or any guarantor's obligations hereunder or under the other applicable Loan Documents in respect of such Loans.

            2.3 Minimum Amount of Each Borrowing; Maximum Number of Borrowings. The aggregate principal amount of each Borrowing by any Borrower hereunder shall be not less than (i) in the case of a Base Rate Loan, $2,000,000 and, if greater, shall be in integral multiples of $100,000 above such minimum (or, if less, the then Total Available Revolving Commitment), (ii) in the case of Eurocurrency Loans denominated in an Alternative Currency, an amount of such currency which would purchase not less than $2,000,000 based on the Exchange Rate determined with respect to such currency on the date of the Notice of Borrowing or, if less, then the Dollar Equivalent amount of the Total Available Revolving Commitment, (iii) in the case of

Eurodollar Loans, $2,000,000 and, if greater, shall be in integral multiples of $100,000 above such minimum and (iv) in the case of Swing Line Loans, $500,000 and, if greater, shall be in integral multiples of $100,000 above such minimum. More than one Borrowing may be incurred on any date; provided, however, that at no time shall there be outstanding more than ten (10) Borrowings of Eurocurrency Loans.

      2.4 Borrowing Options. The Revolving Loans, if denominated in an Alternative Currency shall be Eurocurrency Loans and, if denominated in Dollars, may from time to time be (i) Eurodollar Loans, (ii) Base Rate Loans or (iii) a combination thereof, as determined by any Borrower and notified to Agent, in accordance with Section 2.5. As to any Eurocurrency Loan, any Lender may, if it so elects, without any additional cost to any Borrower, fulfill its commitment by causing a foreign branch or Affiliate to make or continue such Loan, provided that in such event that Lender's Pro Rata Share of the Loan shall, for the purposes of this Agreement, be considered to have been made by that Lender and the obligation of such Borrower to repay that Lender's Pro Rata Share of the Loan shall nevertheless be to that Lender and shall be deemed held by that Lender, for the account of such branch or Affiliate.

      2.5 Notice of Borrowing. Whenever any Borrower desires to make a Borrowing of any Loan hereunder, it shall give Agent at its office located at 90 Hudson Street, 5th Floor, Jersey City, New Jersey 07302 (or such other address as the Agent may hereafter designate in writing to the parties hereto) (the "Notice Address") at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing), given not later than 12:00 Noon (New York City time) of each Base Rate Loan, and at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing), given not later than 12:00 Noon (New York City time), of each Eurocurrency Loan to be made hereunder. Whenever the Company desires that Swing Line Lender make a Swing Line Loan under Section 2.1(b), it shall deliver to the Swing Line Lender prior to 11:00 a.m. (New York City time) on the date of Borrowing written notice (or telephonic notice promptly confirmed in writing). Each such notice (each a "Notice of Borrowing"), which shall be in the form of Exhibit 2.5 hereto, shall be irrevocable, shall be deemed a representation by Borrowers that all conditions precedent to such Borrowing have been satisfied and shall specify (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing (which shall be expressed in the currency of such Borrowing), (ii) the date of Borrowing (which shall be a Business Day), (iii) the currency for such Borrowing which shall consist of Dollars or an Alternative Currency, and if in Dollars, whether the Loans being made pursuant to such Borrowing are to be Base Rate Loans or Eurodollar Loans, or a combination thereof, (iv) if the Borrowing is to be entirely or partly of Eurocurrency Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor and (v) the number and location of the account to which funds are to be disbursed (which shall be an account that complies with the requirement of Section 2.8). The Alternative Currency Loans shall be made in the Applicable Currency specified in the applicable Notice of Borrowing in the amount specified in such Notice of Borrowing, the Dollar Equivalent of which shall be determined by Agent as of the Exchange Rate Determination Date for such Borrowing (which determination shall be conclusive absent manifest error and communicated to the applicable Borrower and the Lenders). Agent shall as promptly as practicable give each Lender written or telephonic notice (promptly confirmed in writing) of each proposed Borrowing, of such Lender's Pro Rata Share thereof and of the other matters covered by the Notice of Borrowing. Without in any way limiting any Borrower's obligation to confirm in writing any telephonic notice, Agent or the Swing Line Lender (in the case of Swing Line Loans) or the respective Facing Agent (in the case of Letters of Credit) may act without liability upon the basis of telephonic notice believed by Agent in good faith to be from a Responsible Officer of the Company prior to receipt of written confirmation. Agent's records shall, absent manifest error, be final, conclusive and binding on Borrowers with respect to evidence of the terms of such telephonic Notice of Borrowing. Each Borrower hereby agrees not to dispute the Agent's, DB's or such Facing Agent's record of the time of telephonic notice in the absence of manifest error.

      2.6 Conversion and Continuation Elections for Eurodollar Loans and Base Rate Loans.

            (a) Any Borrower may upon notice to Agent in accordance with Section 2.6(b):

                  (i) elect to convert on any Business Day, any Base Rate Loan
            (or any part thereof in an aggregate amount not less than Two Million Dollars ($2,000,000), or that is in an integral multiple of One Hundred Thousand Dollars ($100,000) in excess thereof) into Eurodollar Loans; or

                  (ii) elect to convert on a Conversion Date any Eurodollar Loan
            (or any part thereof in an aggregate amount not less than One Million Dollars ($1,000,000)) into Base Rate Loans; or

                  (iii) elect to continue on a Continuation Date any Eurodollar
            Loan (or any part thereof in an aggregate amount not less than Two Million Dollars ($2,000,000), or that is in an integral multiple of One Hundred Thousand Dollars ($100,000) in excess thereof);

      provided, that if the aggregate amount of all Eurodollar Loans shall have been reduced, by payment, prepayment, or conversion of part thereof to an amount less than Two Million Dollars ($2,000,000), the Eurodollar Loans shall automatically convert into Base Rate Loans, on the last day of the applicable Interest Period.

            (b) If any Borrower desires to convert or continue any Eurodollar Loan or Base Rate Loan pursuant to Section 2.6(a), it shall irrevocably request a conversion or continuation (if by telephone, to be confirmed promptly in writing) in a Notice of Conversion or Continuation in the form of Exhibit 2.6(b) (a "Notice of Conversion or Continuation") to be received by Agent not later than 12:00 Noon (New York City time) at least (i) three Business Days in advance of the Conversion Date or Continuation Date, if the Loans are to be converted into or continued as Eurodollar Loans; and (ii) on the same Business Day as the Conversion Date, if the Loans are to be converted into Base Rate Loans, specifying:

                  (A) the proposed Conversion Date or Continuation Date;

                  (B) the aggregate amount of Eurodollar Loans or Base Rate
            Loans to be converted or continued;

                  (C) the nature of the proposed conversion or continuation;

                  (D) the duration of the requested Interest Period, if the
            Loans are to be converted into or continued as Eurodollar Loans; and

                  (E) the applicable Borrower with respect to each such Loan.

            (c) If prior to the time set forth in Section 2.6(b), (i) the applicable Borrower has failed to give a timely Notice of Conversion or Continuation with respect to a Eurodollar Loan, or (ii) the applicable Borrower has failed to select a new Interest Period to be applicable to a Eurodollar Loan, the applicable Borrower shall be deemed to have elected to continue such loan as a Eurodollar Loan with an Interest Period of one month.

            (d) Upon receipt of a Notice of Conversion or Continuation, Agent will promptly notify each applicable Lender thereof, or, if no timely notice is provided, Agent will promptly notify each applicable Lender of the details of any automatic conversion or continuation. All conversions and continuations pursuant to this Section 2.6 shall be made pro rata according to the respective outstanding principal amounts of the Loans being converted or continued held by each Lender.

            (e) Notwithstanding the foregoing, no Borrower shall be entitled to specify or elect in any Notice of Borrowing or Notice of Conversion or Continuation that any Loans shall be or become Eurodollar Loans if an Unmatured Event of Default or Event of Default shall have occurred and be continuing unless the Required Lenders shall have notified Agent that additional Eurodollar Loans shall be made available while such Unmatured Event of Default or Event of Default is continuing. If an Unmatured Event of Default or Event of Default shall occur then, unless Agent shall receive such notice from the Required Lenders or all Events of Default and Unmatured Events of Default have been cured or waived, each outstanding Eurodollar Loan shall be converted to a Base Rate Loan on the last day of its Interest Period and any additional Revolving Loans denominated in Dollars shall be made as Base Rate Loans. The foregoing is without prejudice to the other rights and remedies available hereunder upon an Event of Default or Unmatured Event of Default.

            2.7 Continuation Elections for Alternative Currency Loans.

            (a) Any Borrower may upon notice to Agent in accordance with Section 2.7(b) elect to continue (in the same Alternative Currency) on a Continuation Date any Revolving Loan which is an Alternative Currency Loan with an Interest Period ending on such Continuation Date (or any part thereof in an aggregate amount with an Assigned Dollar Value of not less than Two Million Dollars ($2,000,000)).

            (b) If any Borrower desires to continue any Alternative Currency Loans pursuant to Section 2.7(a), it shall irrevocably request a continuation (if by telephone, to be confirmed promptly in writing) in the form of a Notice of Continuation in the form of Exhibit

2.7(b) (a "Notice of Continuation") to be received by Agent not later than 12:00 Noon (New York City time) at least three Business Days in advance of the Continuation Date, specifying:

                  (i) the proposed Continuation Date;

                  (ii) the aggregate amount of Alternative Currency Loans to be continued;

                  (iii) the duration of the requested Interest Period; and

                  (iv) the applicable Borrower with respect to such Loan.

            (c) If prior to the time set forth in Section 2.7(b), (i) the applicable Borrower has failed to give a timely Notice of Continuation for a continuation of such Alternative Currency Loans, or (ii) the applicable Borrower has failed to select a new Interest Period to be applicable to such Alternative Currency Loans, the applicable Borrower shall be deemed to have elected to continue such loan as a Eurocurrency Loan in the same Alternative Currency with an Interest Period of one month.

            (d) Upon receipt of a Notice of Continuation, Agent will promptly notify each Lender or if no timely notice is provided, Agent will promptly notify each Lender of the details of any automatic continuation. All continuations pursuant to this Section 2.7(d) shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans being continued held by each Lender.

            (e) Notwithstanding the foregoing, no Borrower shall be entitled to specify or elect in any Notice of Continuation that any Alternative Currency Loans shall be or become Eurocurrency Loans with an Interest Period in excess of one month if an Unmatured Event of Default or Event of Default shall have occurred and be continuing unless the Required Lenders shall have notified Agent that such Eurocurrency Loans having an Interest Period in excess of one month shall be made available while such Unmatured Event of Default or Event of Default is continuing. The foregoing is without prejudice to the other rights and remedies available hereunder upon an Unmatured Event of Default or Event of Default.

      2.8 Disbursement of Funds. Each Lender will make the amount of its Pro Rata Share of each such Borrowing available to Agent, for the account of the applicable Borrower at the applicable Payment Office prior to 12:00 Noon (Local
Time), on the borrowing date requested in accordance with the provisions of
Section 2.5 by any Borrower in funds immediately available and in the Alternative Currency requested to Agent. Such Borrowing will then be made available to such Borrower by Agent's crediting the amounts in the type of funds so received to the account designated by such Borrower in the applicable Notice of Borrowing, which account must be in the name of the Company or any Subsidiary of the Company and in London or the financial center of the country of the Applicable Currency of such Loan (except that, in the case of Loans denominated in Dollars and in the case of Loans on the Closing Date (if any), such account shall be at the office of Agent located at 90 Hudson Street, 5th Floor, Jersey City, New Jersey 07302). Unless Agent shall have been notified by any Lender at least one Business Day prior to the date of Borrowing that such Lender does not intend to make available to Agent such

Lender's portion of the Borrowing to be made on such date, Agent may assume that such Lender has made such amount available to Agent on such date of Borrowing and Agent may, but shall not be required to, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. If such corresponding amount is not in fact made available to Agent by such Lender on the date of Borrowing, Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon Agent's demand therefor, Agent shall promptly notify such Borrower and, if so notified, such Borrower or the Company shall immediately pay such corresponding amount to Agent. Agent shall also be entitled to recover from such Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Agent to such Borrower to the date such corresponding amount is recovered by Agent, at a rate per annum equal to the rate for Base Rate Loans or Eurocurrency Loans, as the case may be, applicable during the period in question; provided, however, that any interest paid to Agent in respect of such corresponding amount shall be credited against interest payable by such Borrower to such Lender under
Section 3.1 in respect of such corresponding amount. Any amount due hereunder to Agent from any Lender which is not paid when due shall bear interest payable by such Lender, from the date due until the date paid, at the Federal Funds Rate for the first three days after the date such amount is due and thereafter at the Federal Funds Rate plus 1%, together with Agent's standard interbank processing fee. Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, amounts due with respect to its Letters of Credit (or its participations therein) and any other amounts due to it hereunder first to Agent to fund any outstanding Loans made available on behalf of such Lender by Agent pursuant to this Section 2.8 until such Loans have been funded (as a result of such assignment or otherwise) and then to fund Loans of all Lenders other than such Lender until each Lender has outstanding Loans equal to its Pro Rata Share of all Revolving Loans (as a result of such assignment or otherwise). Such Lender shall not have recourse against Borrowers with respect to any amounts paid to Agent or any Lender with respect to the preceding sentence; provided, however, that such Lender shall have full recourse against Borrowers to the extent of the amount of such Loans it has so been deemed to have made. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment hereunder or to prejudice any rights which Borrowers may have against the Lender as a result of any default by such Lender hereunder.

      2.9 Pro Rata Borrowings. All Borrowings of Revolving Loans under this Agreement shall be loaned by the Lenders pro rata on the basis of their Revolving Commitments. No Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Commitments hereunder.

      2.10 Letters of Credit.

            (a) Letters of Credit Commitments. Subject to and upon the terms and conditions herein set forth, the Company may request that any Facing Agent issue, at any time and from time to time on and after the Initial Borrowing Date, and prior to the Business Day (or the 30th day in the case of Commercial Letters of Credit) preceding the Termination Date, (i) for the account of the Company and for the benefit of any holder (or any trustee, agent or other similar representative for any such holder) of LC Supportable Indebtedness of the Company or any of its Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by such Facing Agent, or in such other form as has been approved by such Facing Agent (each such standby letter of credit, a "Standby Letter of Credit") in support of such LC Supportable Indebtedness and
(ii) for the account of the Company and in support of trade obligations of the Company or any of its Subsidiaries, an irrevocable sight letter of credit in a form customarily used by such Facing Agent or in such other form as has been approved by such Facing Agent (each such letter of credit, a "Commercial Letter of Credit"; and each such Commercial Letter of Credit and each Standby Letter of Credit, a "Letter of Credit"), in support of commercial transactions of the Company and its Subsidiaries.

            (b) Obligation of Facing Agent to Issue Letter of Credit. Each Facing Agent may agree, in its sole discretion, that it will (subject to the terms and conditions contained herein), at any time and from time to time on or after the Closing Date and prior to the Termination Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Company one or more Letters of Credit (i) in the case of Standby Letters of Credit, in support of such LC Supportable Indebtedness of the Company or any of its Subsidiaries as is permitted to remain outstanding without giving rise to an Event of Default or Unmatured Event of Default hereunder and (ii) in the case of Commercial Letters of Credit, in support of trade obligations as referenced in
Section 2.10(a), provided that the respective Facing Agent shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

                  (i) any order, judgment or decree of any Governmental
            Authority or arbitrator shall purport by its terms to enjoin or restrain such Facing Agent from issuing such Letter of Credit or any Requirement of Law applicable to such Facing Agent from any Governmental Authority with jurisdiction over such Facing Agent shall prohibit, or request that such Facing Agent refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Facing Agent with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Facing Agent is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Facing Agent as of the Closing Date and which such Facing Agent in good faith deems material to it: or

                  (ii) such Facing Agent shall have received notice from a
            Borrower or the Required Lenders prior to the issuance of such Letter of Credit of the type described in Section 2.10(b)(A)(vi).

                  (A) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the LC Obligations (exclusive of Unpaid Drawings relating to Letters of Credit which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed either (x) $10,000,000 or (y) when added to the Assigned Dollar Value of the aggregate principal amount of all Revolving Loans and Swing Line Loans then outstanding, the Revolving Commitments at such time; (ii) (x) each Standby

            Letter of Credit shall have an expiry date occurring not later than one year after such Standby Letter of Credit's date of issuance, provided, that any Standby Letter of Credit may be automatically extendable for periods of up to one year so long as such Standby Letter of Credit provides that the respective Facing Agent retains an option, satisfactory to such Facing Agent, to terminate such Standby Letter of Credit within a specified period of time prior to each scheduled extension date and (y) each Commercial Letter of Credit shall have an expiry date occurring not later than 180 days after such Commercial Letter of Credit's date of issuance; (iii) (x) no Standby Letter of Credit shall have an expiry date occurring later than the Business Day next preceding the Termination Date and
            (y) no Commercial Letter of Credit shall have an expiry date occurring later than 30 days prior to the Termination Date; (iv) each Letter of Credit shall be denominated in Dollars and be payable on a sight basis; (v) the Stated Amount of each Letter of Credit shall not be less than $500,000 or such lesser amount as is acceptable to Facing Agent; and (vi) no Facing Agent will issue any Letter of Credit after it has received written notice from a Borrower or the Required Lenders stating that an Event of Default or Unmatured Event of Default exists until such time as Facing Agent shall have received a written notice of (x) rescission of such notice from the party or parties originally delivering the same or
            (y) a waiver of such Event of Default or Unmatured Event of Default by the Required Lenders (or all the Lenders to the extent required by Section 12.1).

                  (B) Notwithstanding the foregoing, in the event a Lender
            Default exists, no Facing Agent shall be required to issue any Letter of Credit unless the respective Facing Agent has entered into arrangements satisfactory to it and the Company to eliminate such Facing Agent's risk with respect to the participation in Letters of Credit of the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender or Lenders' applicable Pro Rata Share of the applicable LC Obligations.

            (c) Letter of Credit Requests; Notices of Issuance. Whenever it desires that a Letter of Credit be issued, the Company shall give Agent and the respective Facing Agent written notice thereof prior to 1:00 p.m. (New York City time) at least five Business Days (or such shorter period as may be acceptable to such Facing Agent) prior to the proposed date of issuance (which shall be a Business Day) which written notice shall be in the form of Exhibit 2.10(c) (each a "Letter of Credit Request"). Each such notice shall specify (A) the proposed issuance date and expiration date, (B) the name(s) of each obligor with respect to such proposed Letter of Credit, (C) the Company as the account party, (D) the name and address of the beneficiary (which Person shall be acceptable to Facing Agent), (E) the Stated Amount of such proposed Letter of Credit and (F) the purpose of such proposed Letter of Credit (which shall be acceptable to Agent and Facing Agent) and such other information as Facing Agent may reasonably request. In addition, each Letter of Credit Request shall contain a description of the terms and conditions to be included in such proposed Letter of Credit (all of which terms and conditions shall be acceptable to Facing Agent). Unless otherwise specified, all Letters of Credit will be governed by the Uniform Customs and Practices for Documentary Credit Operations as in effect on the date of issuance of such Letter of Credit. Each Letter of Credit Request shall include any other documents as Facing Agent customarily requires in connection therewith.

                  (i) In the case of Standby Letters of Credit, each Facing
            Agent shall, on the date of each issuance of or amendment or modification to a Standby Letter of Credit by it, give Agent, each Lender and the Company written notice of the issuance of or amendment or modification to such Letter of Credit, accompanied by a copy to Agent, each Lender and the Company of the Letter of Credit or Letters of Credit issued by it and each such amendment or modification thereto.

                  (ii) As to any Letters of Credit issued by a Facing Agent
            other than DB, the respective Facing Agent shall send to Agent, on the first Business Day of each week, by telefax, its outstanding Commercial Letter of Credit daily balances for the previous week. Agent shall deliver to each Lender by the end of each calendar month and upon each Letter of Credit fee payment date a report setting forth for such period the aggregate daily amount available to be drawn under Commercial Letters of Credit issued by all Facing Agents that were outstanding during such period.

            (d) Agreement to Repay Letter of Credit Payments.

                  (i) The Company hereby agrees to reimburse the respective
            Facing Agent, by making payment to Facing Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Facing Agent under any Letter of Credit (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing"), no later than the Business Day of such payment or disbursement, with interest on the amount so paid or disbursed by such Facing Agent, to the extent not reimbursed prior to 12:00 Noon (New York City time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Facing Agent is reimbursed therefor by the Company at a rate per annum which shall be the Base Rate in effect from time to time, provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York City time) on the first Business Day following such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by such Facing Agent (and until reimbursed by the Company) at a rate per annum which shall be the Base Rate in effect from time to time plus 2% per annum, such interest also to be payable on demand. The respective Facing Agent shall give the Company prompt notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish the Company's obligations hereunder.

                  (ii) The Obligations of the Company under this Section 2.10(d)
            to reimburse the respective Facing Agent with respect to drawings on Letters of Credit (each, a "Drawing") (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Company may have or have had against any Facing Agent, Agent or any Lender (including in its capacity as issuer of the Letter of Credit or as an LC Participant), or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing, the respective Facing Agent's only obligation to the Company being to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Facing Agent under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction, shall not create for such Facing Agent any resulting liability to the Company.

            (e) Letter of Credit Participations. (i) Immediately upon the issuance by any Facing Agent of any Letter of Credit, such Facing Agent shall be deemed to have sold and transferred to each Lender, other than such Facing Agent (each such Lender, in its capacity under this Section 2.10(e), an "LC Participant"), and each such LC Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Facing Agent, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Pro Rata Share, in such Letter of Credit, each substitute Letter of Credit, each Drawing made thereunder and the obligations of the Company under this Agreement with respect thereto (although Letter of Credit fees shall be payable directly to Agent for the account of the Lenders as provided in Section 2.10(g) and the LC Participants shall have no right to receive any portion of the facing fees), and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Commitments of the Lenders pursuant to this Agreement or as a result of a Lender Default, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings relating to Letters of Credit, there shall be an automatic adjustment pursuant to this
Section 2.10(e) to reflect the new Pro Rata Share of the assignor and assignee Lender or of all Lenders with Revolving Commitments, as the case may be.

                  (ii) In determining whether to pay under any Letter of Credit, such Facing Agent shall have no obligation relative to the LC Participants other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Facing Agent under or in connection with any Letter of Credit issued by it if taken or omitted in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction, shall not create for such Facing Agent any resulting liability to the Company or any Lender.

            (f) Draws Upon Letter of Credit; Reimbursement Obligations. In the event that any Facing Agent makes any payment under any Letter of Credit issued by it and the Company shall not have reimbursed such amount in full to such Facing Agent pursuant to Section 2.10(d), such Facing Agent shall promptly notify Agent, and Agent shall promptly notify each LC Participant of such failure, and each such LC Participant shall promptly and unconditionally pay to Agent for the account of such Facing Agent, the amount of such LC Participant's applicable Pro Rata Share of such payment in Dollars and in same day funds;

provided, however, that no LC Participant shall be obligated to pay to Agent its applicable Pro Rata Share of such unreimbursed amount for any wrongful payment made by such Facing Agent under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Facing Agent as determined by a court of competent jurisdiction. If Agent so notifies any LC Participant required to fund a payment under a Letter of Credit prior to 11:00 a.m. (New York City time) on any Business Day, such LC Participant shall make available to Agent for the account of the respective Facing Agent such LC Participant's applicable Pro Rata Share of the amount of such payment on such Business Day in same day funds. If and to the extent such LC Participant shall not have so made its applicable Pro Rata Share of the amount of such payment available to Agent for the account of the respective Facing Agent, such LC Participant agrees to pay to Agent for the account of such Facing Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to Agent for the account of such Facing Agent at the overnight Federal Funds Rate. The failure of any LC Participant to make available to Agent for the account of the respective Facing Agent its applicable Pro Rata Share of any payment under any Letter of Credit issued by it shall not relieve any other LC Participant of its obligation hereunder to make available to Agent for the account of such Facing Agent its applicable Pro Rata Share of any payment under any such Letter of Credit on the day required, as specified above, but no LC Participant shall be responsible for the failure of any other LC Participant to make available to Agent for the account of such Facing Agent such other LC Participant's applicable Pro Rata Share of any such payment.

                  (A) Whenever any Facing Agent receives a payment of a
            reimbursement obligation as to which Agent has received for the account of such Facing Agent any payments from the LC Participants pursuant to this Section 2.10(f), such Facing Agent shall pay to Agent and Agent shall pay to each LC Participant which has paid its Pro Rata Share thereof, in Dollars and in same day funds, an amount equal to such LC Participant's Pro Rata Share of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

                  (B) Upon the request of any LC Participant, each Facing Agent shall furnish to such LC Participant copies of any Letter of Credit issued by it.

                  (C) The obligations of the LC Participants to make payments to each Facing Agent with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

                  (ii) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                  (iii) The existence of any claim, setoff, defense or other right which the Company or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), Agent, any LC Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Company and the beneficiary named in any such Letter of Credit);

                  (iv) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect to any statement therein being untrue or inaccurate in any respect;

                  (v) the surrender or impairment of any security for the
            performance or observance of any of the terms of any of the Loan Documents; or

                  (vi) the occurrence of any Event of Default or Unmatured Event of Default.

            (g) Fees for Letters of Credit.

                  (i) Facing Agent Fees. The Company agrees to pay the following amount to Facing Agent with respect to the Letters of Credit issued by it for the account of the Company:

                  (A) with respect to Drawings made under any Letter of Credit, interest, payable on demand, on the amount paid by Facing Agent in respect of each such Drawing from the date of the Drawing through, but not including, the date such amount is reimbursed by the Company at a rate which is at all times equal to 2% per annum in excess of the Base Rate;

                  (B) with respect to the issuance or amendment of each Letter of Credit and each Drawing made thereunder, documentary and processing charges in accordance with Facing Agent's standard schedule for such charges in effect at the time of such issuance, amendment, transfer or drawing, as the case may be; and

                  (C) a facing fee equal to 0.125% per annum of outstanding LC
            Obligations payable with respect to the maximum Stated Amount under such outstanding Letters of Credit payable in arrears on the last Business Day of March, June, September and December and on the Termination Date and thereafter, on demand together with customary issuance and drawing charges; provided, however, if calculation of the facing fee in the manner set forth above would result in a facing fee of less than $500 per year per Letter of Credit, the Company shall be obligated to pay such additional amount to Facing Agent so as to provide for a minimum facing fee of $500 per year per Letter of Credit.

                  (ii) Participating Lender Fees. The Company agrees to pay to
            Agent for distribution to each participating Lender in respect of all Letters of Credit outstanding such Lender's Pro Rata Share of a commission equal to a per annum rate of interest which is equal to the Applicable Margin as in effect from time to time, with respect to the maximum Stated Amount under such outstanding Letters of Credit (the "LC Commission"), payable in arrears on and through, but not including, the last Business Day of each Fiscal Quarter, on the Termination Date and thereafter, on demand. The LC Commission shall be computed from the first day of issuance of each Letter of Credit and on the basis of the actual number of days elapsed over a year of 360 days.

                  Promptly upon receipt by Facing Agent or Agent of any amount described in clause (i)(A) or (ii) of this Section 2.10(g), Facing Agent or Agent shall distribute to each Lender that has reimbursed Facing Agent in accordance with Section 2.10(f) its Pro Rata Share of such amount. Amounts payable under clause (i)(B) and (C) of this Section 2.10(g) shall be paid directly to Facing Agent.

            (h) Indemnification. In addition to amounts payable as elsewhere provided in this Agreement, the Company hereby agrees to protect, indemnify, pay and save Facing Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) (other than for Taxes, which shall be covered by Section 4.6) which Facing Agent may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of the Letters of Credit, other than as a result of the gross negligence or willful misconduct of Facing Agent or (ii) the failure of Facing Agent to honor a Drawing under any Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions herein called "Government Acts"). As between the Company and Facing Agent, the Company assumes all risks of the acts and omissions of, or misuse of the Letters of Credit issued by Facing Agent by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, Facing Agent shall not be responsible: (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of or any Drawing under such Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) for failure of the beneficiary of any such Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) for errors in interpretation of technical terms; (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a Drawing under any such Letter of Credit or of the proceeds thereof; (vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any Drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of Facing Agent, including, without limitation, any acts of any Governmental Authority. None of the above shall affect, impair, or prevent the vesting of any of Facing Agent's rights or powers hereunder.

            In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by Facing Agent under or in connection with the Letters of Credit issued by it or the related certificates, if taken or omitted in good faith, shall not put Facing Agent under any resulting liability to the Company. Notwithstanding anything to the contrary contained in this Agreement, the Company shall have no obligation to indemnify Facing Agent in respect of any liability incurred by Facing Agent arising solely out of the gross negligence or willful misconduct of Facing Agent as determined by a court of competent jurisdiction. The right of indemnification in the first paragraph of this
Section 2.10(h) shall not prejudice any rights that the Company may otherwise have against Facing Agent with respect to a Letter of Credit issued hereunder.

            (i) Increased Costs. If at any time after the Closing Date the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by Facing Agent or any Lender with any request or directive by any such authority (whether or not having the force of law) or any change in GAAP, shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by Facing Agent or participated in by any Lender, or (ii) impose on Facing Agent or any Lender any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit; and the result of any of the foregoing is to increase the cost to Facing Agent or any Lender of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by Facing Agent or any Lender hereunder or reduce the rate of return on its capital with respect to Letters of Credit in any such case by an amount deemed material by Facing Agent or any such Lender, then, upon demand to the Company by Facing Agent or any Lender (a copy of which demand shall be sent by Facing Agent or such Lender to Agent), the Company shall pay to Facing Agent or such Lender such additional amount or amounts as will compensate Facing Agent or such Lender for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Facing Agent or any Lender, upon determining that any additional amounts will be payable pursuant to this Section 2.10(i), will give prompt written notice thereof to the Company, which notice shall include a certificate submitted to the Company by Facing Agent or such Lender (a copy of which certificate shall be sent by Facing Agent or such Lender to Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate Facing Agent or such Lender, although failure to give any such notice shall not release or diminish the Company's obligations to pay additional amounts pursuant to this Section 2.10(i). The certificate required to be delivered pursuant to this Section 2.10(i) shall, absent manifest error, be final, conclusive and binding on the Company.

            (j) Outstanding Letters of Credit. The letters of credit set forth under the caption "Letters of Credit Outstanding on the Closing Date" on
Schedule 2.10(j) annexed hereto and made a part hereof were issued pursuant to the Existing Credit Agreement and which remain outstanding as of the Closing Date (the "Outstanding Letters of Credit"). The Company, Facing Agent, Agent and each of the Lenders hereby agree with respect to the Outstanding Letters of Credit that such Outstanding Letters of Credit for all purposes under this Agreement shall be deemed to be Letters of Credit governed by the terms and conditions of this Agreement as if such Letters of Credit had been issued on the Closing Date. Each Lender agrees to participate in each Outstanding Letter of Credit issued by Facing Agent in an amount equal to its Pro Rata Share of the Stated Amount of such Outstanding Letter of Credit.

                                  ARTICLE III

                                INTEREST AND FEES

      3.1 Interest.

            (a) Base Rate Loans. Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan at a rate per annum equal to the Base Rate from the date the proceeds thereof are made available to such Borrower until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan or (ii) the conversion of such Base Rate Loan to a Eurocurrency Loan pursuant to Sections 2.6.

            (b) Eurocurrency Loans. Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurocurrency Loan from the date the proceeds thereof are made available to such Borrower until the earlier of
(i) the maturity (whether by acceleration or otherwise) of such Eurocurrency Loan or (ii) the conversion of such Eurocurrency Loan to a Base Rate Loan pursuant to Sections 2.6 at a rate per annum equal to the relevant Eurocurrency Rate plus the Applicable Margin

            (c) Payment of Interest. Interest on each Loan shall be payable in arrears on each Interest Payment Date; provided, however, that interest accruing pursuant to Section 3.1(e) shall be payable from time to time on demand. Interest shall also be payable on all then outstanding Revolving Loans on the Termination Date and on all Loans on the date of repayment (including prepayment) thereof (except that voluntary prepayments of Revolving Loans that are Base Rate Loans made pursuant to Section 4.2 on any day other than a Quarterly Payment Date or the Termination Date need not be made with accrued interest from the most recent Quarterly Payment Date, provided such accrued interest is paid on the next Quarterly Payment Date) and on the date of maturity (by acceleration or otherwise) of such Loans. During the existence of any Event of Default, interest on any Loan shall be payable on demand.

            (d) Notification of Rate. Agent, upon determining the interest rate for any Borrowing of Eurocurrency Loans for any Interest Period, shall promptly notify the applicable Borrower and the Lenders thereof. Such determination shall, absent manifest error and subject to Section 3.6, be final, conclusive and binding upon all parties hereto.

            (e) Default Interest. Notwithstanding the rates of interest specified herein, effective on the date 30 days after the occurrence and continuance of any Event of Default (other than the failure to pay Obligations when due) and for so long thereafter as any Event of Default shall be continuing, and effective immediately upon any failure to pay any Obligations or any other amounts due under any of the Loan Documents when due, whether by acceleration or otherwise, the principal balance of each Loan then outstanding and, to the extent permitted by applicable law, any interest payment on each Loan not paid when due or other amounts then due and payable shall bear interest payable on demand, after as well as before judgment at a rate per annum equal to the Default Rate.

            (f) Maximum Interest. If any interest payment or other charge or fee payable hereunder exceeds the maximum amount then permitted by applicable law, Borrowers shall be obligated to pay the maximum amount then permitted by applicable law and Borrowers shall continue to pay the maximum amount from time to time permitted by applicable law until all such interest payments and other charges and fees otherwise due hereunder (in the absence of such restraint imposed by applicable law) have been paid in full.

      3.2 Fees.

            (a) Facility Fee. Borrowers shall pay in Dollars to Agent for pro rata distribution to each Non-Defaulting Lender having a Revolving Commitment (based on its Pro Rata Share) a facility fee (the "Facility Fee") for the period commencing on the Initial Borrowing Date to and including the Termination Date or the earlier termination of the Revolving Commitments (and, in either case, repayment in full of the Revolving Loans and payment in full, or cash collateralization by the deposit of cash into the Collateral Account in amounts and pursuant to arrangements satisfactory to Agent, of the LC Obligations), computed at a rate equal to the Applicable Facility Fee per annum on the aggregate daily Revolving Commitments of the Non-Defaulting Lenders, regardless of the utilization from time to time thereunder. Unless otherwise specified, accrued Facility Fees shall be due and payable (i) on each Quarterly Payment Date, (ii) on the Termination Date and (iii) upon any reduction or termination in whole or in part of the Revolving Commitments (but only, in the case of a reduction, on the portion of the Revolving Commitments then being reduced).

            (b) Agency Fees. The Company shall pay to Agent for its own account, agency and other Loan fees in the amount and at the times set forth in the letter agreement between the Company and Agent.

      3.3 Computation of Interest and Fees; Changes in Applicable Margin and Applicable Facility Fee. Interest on all Loans and fees payable hereunder shall be computed on the basis of the actual number of days elapsed over a year of 360 days; provided that interest on all Base Rate Loans shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be. Each determination of an interest rate by Agent pursuant to any provision of this Agreement shall be conclusive and binding on Borrowers and the Lenders in the absence of manifest error. Agent shall, at any time and from time to time upon request of any Borrower, deliver to such Borrower a statement showing the quotations used by Agent in determining any interest rate applicable to Revolving Loans pursuant to this Agreement. Each change in the Applicable Margin or the Applicable Facility Fee as a result of a change in the rating by either S&P or Moody's in the Company's long term, senior unsecured, non-credit enhanced indebtedness shall be effective as of the date on which its was first announced by such rating agency and continue effective until the date immediately preceding the effective date of the next subsequent change.

      3.4 Interest Periods. At the time it gives any Notice of Borrowing or a Notice of Conversion or Continuation or a Notice of Continuation, any Borrower shall elect, by giving Agent written notice, the interest period (each an "Interest Period") which Interest Period (a) shall, at the option of such Borrower, be one, two, three or six months or, if available to each of the applicable Lenders (as determined by each such applicable Lender in its sole discretion) a nine or twelve month period, or (b) shall, at the sole discretion of Agent, be a specified period of days not to exceed twenty (20), provided that:

                  (i) all Eurocurrency Loans comprising a Borrowing shall at all times have the same Interest Period;

                  (ii) the initial Interest Period for any Eurocurrency Loan shall commence on the date of such Borrowing of such Eurocurrency Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurocurrency Loan shall commence on the last day of the immediately preceding Interest Period;

                  (iii) if any Interest Period relating to a Eurocurrency Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                  (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurocurrency Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (v) no Interest Period may be selected at any time when an
            Unmatured Event of Default or Event of Default is then in existence; and

                  (vi) no Interest Period shall extend beyond the Termination
            Date.

      3.5 Compensation for Funding Losses. Borrowers shall compensate each Lender, upon its written request (which request shall set forth the basis for requesting such amounts), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its Eurocurrency Loans to the extent not recovered by the Lender in connection with the liquidation or re-employment of such funds and including the compensation payable by such Lender to a Participant but excluding loss of anticipated profit with respect to any Loans) and any loss sustained by such Lender in connection with the liquidation or re-employment of such funds (including, without limitation, a return on such liquidation or re-employment that would result in such Lender receiving less than it would have received had such Eurocurrency Loan remained outstanding until the last day of the Interest Period applicable to such Eurocurrency Loans) which such Lender may sustain as a result of: (i) for any reason (other than a default by such Lender or Agent) a continuation or Borrowing of, or conversion from or into, Eurocurrency Loans does not occur on a date specified therefor in a Notice of Borrowing, Notice of Conversion or Continuation or Notice of Continuation (whether or not withdrawn); (ii) any payment, prepayment or conversion or continuation of any of its Eurocurrency Loans occurring for any reason whatsoever on a date which is not the last day of an Interest Period applicable thereto; (iii) any repayment of any of its Eurocurrency Loans not being made on the date specified in a notice of payment given by Borrower; or
(iv) (A) any other failure by any Borrower to repay its Eurocurrency Loans when required by the terms of this Agreement or (B) an election made by any Borrower pursuant to Section 3.7. A written notice as to additional amounts owed such Lender under this Section 3.5 and delivered to Borrowers and

Agent by such Lender shall, absent manifest error, be final, conclusive and binding for all purposes.

      3.6 Increased Costs, Illegality, Etc.

            (a) Generally. In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by Agent):

                  (i) on any Interest Rate Determination Date that, (x) by
            reason of any changes arising after the date of this Agreement affecting the interbank Eurocurrency market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurocurrency Rate or (y) the Applicable Currency of such Loan for the applicable Interest Period is not or will not be readily available in the London or New York interbank market, as the case may be, in sufficient amounts in the ordinary course of business to fund such Loan; or

                  (ii) at any time, that such Lender shall incur increased costs or reduction in the amounts received or receivable hereunder with respect to any Eurocurrency Loan because of (x) any change since the Closing Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payments to such Lender of the principal of or interest on the Notes or any other amounts payable hereunder (except for (a) changes in the rate of tax on, or determined by reference to, the net income or profits of such Lender imposed by the jurisdiction in which its principal office or applicable lending office is located and (b) United States withholding taxes, which shall be governed by the provisions of
            Section 4.6) or (B) a change in official reserve requirements (but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurocurrency Rate) and/or
            (y) other circumstances since the Closing Date affecting such Lender or the interbank Eurocurrency market or the position of such Lender in such market (excluding, however, differences in such Lender's cost of funds from those of Agent which are solely the result of credit differences between such Lender and Agent) in any such case in an amount deemed material by such Lender; or

                  (iii) at any time, that the making or continuance of any
            Eurocurrency Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by such Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Closing Date which materially and adversely affects the interbank Eurocurrency market;

then, and in any such event, such Lender (or Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to Borrowers and, except in the case of clause (i) above, to Agent of such determination (which notice Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurocurrency Loans shall no longer be available until such time as Agent notifies Borrowers and the Lenders that the circumstances giving rise to such notice by Agent no longer exist, and any Notice of Borrowing, Notice of Conversion or Continuation or Notice of Continuation given by any Borrower with respect to Eurocurrency Loans (other than with respect to conversions to Base Rate Loans) which have not yet been incurred (including by way of conversion) shall be deemed rescinded by such Borrower, (y) in the case of clause (ii) above, Borrowers shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, submitted to Borrowers by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto; provided, however, that the failure to give any such notice (unless the respective Lender has intentionally withheld or delayed such notice, in which case the respective Lender shall not be entitled to receive additional amounts pursuant to this Section 3.6(a)(y) for periods occurring prior to the 180th day before the giving of such notice) shall not release or diminish Borrowers' obligations to pay additional amounts pursuant to this Section 3.6(a)(y) and (z) in the case of clause (iii) above, Borrowers shall take one of the actions specified in Section 3.6(b) as promptly as possible and, in any event, within the time period required by law. In determining such additional amounts pursuant to clause (y) of the immediately preceding sentence, each Lender shall act reasonably and in good faith and will, to the extent the increased costs or reductions in amounts receivable relate to such Lender's loans in general and are not specifically attributable to a Loan hereunder, use averaging and attribution methods which are reasonable and which cover all loans similar to the Loans made by such Lender whether or not the loan documentation for such other loans permits the Lender to receive increased costs of the type described in this Section 3.6(a).

            (b) Eurocurrency Loans. At any time that any Eurocurrency Loan is affected by the circumstances described in Section 3.6(a)(ii) or (iii), Borrowers may (and, in the case of a Eurocurrency Loan affected by the circumstances described in Section 3.6(a)(iii), shall) either (i) if the affected Eurocurrency Loan is then being made initially or pursuant to a conversion, by giving Agent telephonic notice (confirmed in writing) on the same date that Borrowers were notified by the affected Lender or Agent pursuant to
Section 3.6(a)(ii) or (iii), cancel the respective Borrowing, or (ii) if the affected Eurocurrency Loan is then outstanding, upon at least three Business Days' written notice to Agent, require the affected Lender to convert such Eurocurrency Loan into a Base Rate Loan, provided, that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 3.6(b).

            (c) Capital Requirements. If any Lender determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) concerning capital adequacy, or any change in (after the Closing Date) interpretation or administration thereof by any Governmental Authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitments hereunder or its obligations hereunder, then Borrowers shall pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable and which will, to the extent the increased costs or reduction in the rate of return relates to such Lender's commitments or obligations in general and are not specifically attributable to the Commitments and obligations hereunder, cover all commitments and obligations similar to the Commitments and obligations of such Lender hereunder whether or not the loan documentation for such other commitments or obligations permits the Lender to make the determination specified in this Section 3.6(c), and such Lender's determination of compensation owing under this Section 3.6(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 3.6(c), will give prompt written notice thereof to Borrowers, which notice shall show the basis for calculation of such additional amounts, although the failure to give any such notice (unless the respective Lender has intentionally withheld or delayed such notice, in which case the respective Lender shall not be entitled to receive additional amounts pursuant to this Section 3.6(c) for periods occurring prior to the 180th day before the giving of such notice) shall not release or diminish any of Borrowers' obligations to pay additional amounts pursuant to this Section 3.6(c).

            (d) Change of Lending Office. Each Lender which is or will be owed compensation pursuant to Section 3.6(a) or (c) will, if requested by Borrowers, use reasonable efforts (subject to overall policy considerations of such Lender) to cause a different branch or Affiliate to make or continue a Loan or Letter of Credit if such designation will avoid the need for, or materially reduce the amount of, such compensation to such Lender and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender. Borrowers hereby agree to pay all reasonable expenses incurred by any Lender in utilizing a different branch or Affiliate pursuant to this Section 3.6(d). Nothing in this Section 3.6(d) shall affect or postpone any of the obligations of any Borrower or the right of any Lender provided for herein.

      3.7 Replacement of Affected Lenders. If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings, if any Lender (or in the case of Section 2.10(i), Facing Agent) is owed increased costs under Section 3.6(a)(ii) or (iii), Section 3.6(c) or
Section 2.10(i), or if any Borrower is required to make any payments under
Section 4.6(c) to any Lender materially in excess of those to the other Lenders, or as provided in Section 12.1(b) in the case of certain refusals by a Lender to consent to certain proposed amendments, changes, supplements, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, then Borrowers shall have the right, if no Event of Default or Unmatured Event of Default then exists, to replace such Lender (the "Replaced Lender") with one or more other Eligible Assignee or Eligible Assignees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") reasonably acceptable to Agent, provided that (i) at the time of any replacement pursuant to this Section 3.7, the Replaced Lender and the Replacement Lender shall enter into one or more assignment agreements, in form and substance satisfactory to Agent, pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of, and participation in Letters of Credit by, the Replaced Lender and (ii) all Obligations of Borrowers owing to the Replaced Lender (including, without limitation, such increased costs and excluding those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective assignment documentation, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by Borrowers, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement, which shall survive as to such Replaced Lender. Notwithstanding anything to the contrary contained above, no Lender that acts as a Facing Agent may be replaced hereunder at any time at which it has Letters of Credit outstanding hereunder unless arrangements satisfactory to such Facing Agent (including the furnishing of a standby letter of credit in form and substance, and issued by an issuer satisfactory to such Facing Agent or the depositing of cash collateral into the Collateral Account in amounts and pursuant to arrangements satisfactory to such Facing Agent) have been made with respect to such outstanding Letters of Credit.

                                   ARTICLE IV

              ADJUSTMENTS TO COMMITMENTS; PAYMENTS AND PREPAYMENTS

      4.1 Voluntary Reduction of Commitments and Optional Commitment Increases.

            (a) Upon at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to Agent at its Notice Address (which notice Agent shall promptly transmit to each Lender), Borrowers shall have the right, without premium or penalty, to terminate the unutilized portion of the Revolving Commitments or the Swing Line Commitment, as the case may be, in part or in whole; provided that (x) any such voluntary termination of the Revolving Commitments shall apply to proportionately and permanently reduce the Revolving Commitment of each Lender, (y) any partial voluntary reduction pursuant to this
Section 4.1 shall be in the amount of at least $10,000,000 and integral multiples of $5,000,000 in excess of that amount and (z) any such voluntary termination of the Revolving Commitments shall occur simultaneously with a voluntary prepayment pursuant to Section 4.2 such that the total of the Revolving Commitments shall not be reduced below the aggregate principal amount of outstanding Revolving Loans plus the aggregate LC Obligations and the Swing Line Loan Commitment.

            (b) In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as provided in
Section 12.1(b), Borrowers shall have the right, upon five (5) Business Days' prior written notice to Agent (which notice Agent shall promptly transmit to each of the Lenders), to terminate the entire Revolving Commitment of such Lender, so long as all Loans, together with accrued and unpaid interest, fees and all other amounts, due and owing to such Lender are repaid concurrently with the effectiveness of such termination at which time Schedule 1.1(a) shall be deemed modified to reflect such changed amounts pursuant to Section 4.2(b) and the Company cash collateralizes such Lender's Pro Rata Share of the LC Obligations (in the manner set forth in Section 4.3) then outstanding. At such time, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnification provisions under this Agreement, which shall survive as to such repaid Lender.

            (c) So long as no Event of Default or Unmatured Event of Default exists, Borrowers may request at any time after the Closing Date, by written notice to Agent in the form of Exhibit 4.1(c) hereto, that the Total Revolving Commitment be increased by $22,500,000 (the "Increase Amount"), provided that Borrowers may request such increase in one increment of $22,500,000. Such request shall be irrevocable and binding on Borrowers. Agent shall promptly notify each Lender of such request and of such Lender's Pro Rata Share of the Increase Amount. If a Lender agrees, in its individual and sole discretion, to so increase its Revolving Commitment by an amount equal to its Pro Rata Share of the Increase Amount (an "Accepting Lender"), it shall deliver to Agent a written notice of its agreement to so increase no later than 14 days from the date on which Agent notified the Lenders of such request. With respect to any Lender that fails to accept or respond to Borrowers' request for an increase in the Total Revolving Commitment (a "Declining Lender"), such Declining Lender's Revolving Commitment shall not be increased and such Declining Lender's Pro Rata Share of the Increase Amount may be allocated by Agent, after consultation with the Company, to one or more Accepting Lenders which, in such Lender's sole and absolute discretion, accepts any such allocation by Agent in writing. To the extent of any shortfall in the Increase Amount (the "Shortfall Amount"), Borrowers may designate one or more Eligible Assignees other than a Lender (which Eligible Assignee shall be reasonably acceptable to Agent) to become a Lender (a "New Lender"), with the aggregate initial Commitments for all such New Lenders in an amount not to exceed the Shortfall Amount. Notwithstanding anything to the contrary herein, (i) the sum of the increase in the Commitments of all Accepting Lenders and the Commitments of all New Lenders shall not exceed the Increase Amount and (ii) no increase in the Commitments shall occur as contemplated in this Section 4.1(c) unless, on the effective date of such proposed increase, no Eurocurrency Loans or Eurodollar Loans are outstanding. The increase in the Commitments of Accepting Lenders and the assignment to any New Lenders shall occur on such date as determined by Agent, with prior notice thereof to Borrowers, Lenders and the New Lenders. Prior to such increase, Borrowers agree to execute new Notes reflecting the increased Commitments of all Lenders and New Lenders and deliver same to Agent, which shall deliver each Lender's new Note upon surrender of its old Note.

      4.2 Voluntary Prepayments. (a) Borrowers shall have the right to prepay the Loans in whole or in part from time to time on the following terms and conditions: (i) Borrowers shall give Agent irrevocable written notice at its Notice Address (or telephonic notice promptly confirmed in writing) of their intent to prepay the Loans or Swing Line Loans, the amount of such prepayment and the specific Borrowings to which such prepayment is to be applied, which notice shall be given by Borrowers to Agent by 12:00 noon (New York City time) at least three Business Days, in the case of Eurocurrency Loans, and one Business Day, in the case of Base Rate Loans, prior to the date of such prepayment and which notice shall (except in the case of

Swing Line Loans) promptly be transmitted by Agent to each of the applicable Lenders; (ii) each partial prepayment of any Borrowing (other than a Borrowing of Swing Line Loans) shall be in an aggregate principal amount of at least $1,000,000 and each partial prepayment of a Swing Line Loan shall be in an aggregate principal amount of at least $500,000; provided that no partial prepayment of Eurocurrency Loans made pursuant to a single Borrowing shall reduce the aggregate principal amount of the outstanding Loans made pursuant to such Borrowing to an amount less than the minimum borrowing amount applicable thereto; (iii) Eurocurrency Loans may only be prepaid pursuant to this Section
4.2 on the last day of an Interest Period applicable thereto or on any other day subject to Section 3.5; (iv) each prepayment in respect of any Borrowing shall be applied pro rata among the Loans comprising such Borrowing provided, that such prepayment shall not be applied to any Revolving Loans of a Default Lender at any time when the aggregate amount of Revolving Loans of any Non-Defaulting Lender exceeds such Non-Defaulting Lender's Pro Rata Share of all Revolving Loans then outstanding. The notice provisions, the provisions with respect to the minimum amount of any prepayment, and the provisions requiring prepayments in integral multiples above such minimum amount of this Section 4.2 are for the benefit of Agent and may be waived unilaterally by Agent. Amounts prepaid under this Section 4.2(a) may be reborrowed by any Borrower in accordance with the provisions hereof.

            (b) In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as provided in
Section 12.1(b), Borrowers shall have the right, upon five (5) Business Days' prior written notice to Agent (which notice Agent shall promptly transmit to each of the Lenders), to repay all Loans, together with accrued and unpaid interest, fees and all other amounts due and owing to such Lender in accordance with said Section 12.1(b), so long as (A) in the case of the repayment of Revolving Loans of any Lender pursuant to this clause (b), the Revolving Commitment of such Lender is terminated concurrently with such repayment pursuant to Section 4.1(b) and (B) in the case of the repayment of Loans of any Lender, the consents required by Section 12.1(b) in connection with the repayment pursuant to this clause (b) shall have been obtained.

      4.3   Mandatory Prepayments.

            (a) Prepayment Upon Overadvance. Borrowers shall prepay the outstanding principal amount of the Revolving Loans or the Swing Line Loan on any date on which the Assigned Dollar Value of the aggregate outstanding principal amount of such Loans together with the aggregate LC Obligations (after giving effect to any other repayments or prepayments on such day) exceeds the Revolving Commitments or the Swing Line Loan Commitment, as the case may be, in the amount of such excess. If, after giving effect to the prepayment of all outstanding Revolving Loans, the aggregate LC Obligations exceed the Revolving Commitments then in effect, the Company shall cash collateralize the LC Obligations by depositing, pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to Agent, cash with Agent in an amount equal to the difference between such LC Obligations and the Revolving Loan Commitments then in effect. Agent shall establish in its name for the benefit of the Lenders a cash collateral account (the "Collateral Account") into which it shall deposit such cash to hold as collateral security for the LC Obligations.

            (b) Prepayment Relating to Securitization Program. On the first Business Day after receipt thereof by Borrowers of Cash Proceeds from any Asset Disposition consisting of the transfer of accounts receivable and related property to the Receivables Entity under the Accounts Receivable Program, an amount equal to 100% of the Cash Proceeds from such Asset Disposition shall be applied as a mandatory repayment of principal of first, Swing Line Loans, and second, Revolving Loans and applied as provided in Section 4.4. Amounts repaid under this Section 4.3(b) may be reborrowed by any Borrower in accordance with the provisions hereof.

      4.4 Application of Prepayments. Except as expressly provided in this Agreement (including, without limitation, as provided in Section 4.3(b)) all prepayments of principal made by Borrowers pursuant to Sections 4.2 and 4.3 shall be applied (i) to the payment of the then outstanding balance of the Revolving Loans and the cash collateralization of LC Obligations (provided that no cash collateralization of LC Obligations shall be required so long as no Event of Default or Unmatured Event of Default has occurred and is continuing), in each case in proportional amounts equal to each Lender's applicable Pro Rata Share of such prepayment; (ii) first to the payment of Base Rate Loans and second to the payment of Eurocurrency Loans; and (iii) with respect to Eurocurrency Loans, in such order as Borrowers shall request (and in the absence of such request, as Agent shall determine). If any prepayment of Eurocurrency Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than the minimum borrowing amount, such Borrowing shall immediately be converted into Base Rate Loans. Except as otherwise provided in Section 3.1(c), all prepayments shall include payment of accrued interest on the principal amount so prepaid, shall be applied to the payment of interest before application to principal and shall include amounts payable, if any, under Section 3.5.

      4.5   Method and Place of Payment.

            (a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made to Agent, for the ratable account of the Lenders entitled thereto, not later than 12:00 Noon (Local Time) on the date when due and shall be made in immediately available funds at the appropriate Payment Office in (i) Dollars, if such payment is made in respect of any obligation of the Borrowers under this Agreement except as otherwise provided in the immediately succeeding clause (ii), and (ii) the appropriate Alternative Currency, if such payment is made in respect of principal of or interest on Alternative Currency Loans, it being understood that written notice by a Borrower to Agent to make a payment from the funds in such Borrower's account at the applicable Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Agent will thereafter cause to be distributed on the same day (if payment was actually received by Agent prior to 12:00 Noon (Local Time) on such day) like funds relating to the payment of principal or interest or fees ratably to the Lenders entitled to receive any such payment in accordance with the terms of this Agreement.

            (b) Any payments under this Agreement which are made by any Borrower later than 12:00 Noon (Local Time) on the date when due shall, for the purpose of calculation of interest, be deemed to have been made on the next succeeding Business Day. For purposes of computing interest and fees hereunder, all payments and amounts will accrue interest or fees from the initial date of funding or accrual to but not including the date of payment if paid as provided in the preceding sentence. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension, except that with respect to Eurocurrency Loans, if such next succeeding Business Day is not in the same month as the date on which such payment would otherwise be due hereunder or under any Note, the due date with respect thereto shall be the next preceding Business Day.

      4.6   Net Payments.

            (a) All payments made by any Borrower hereunder or under any Loan Document will be made without setoff, counterclaim or other defense. Except as provided in Section 4.6(d), all payments hereunder and under any of the Loan Documents (including, without limitation, payments on account of principal and interest and fees) shall be made by Borrowers free and clear of and without withholding for or on account of any present or future tax, duty, levy, impost, assessment or other charge of whatever nature now or hereafter imposed by any Governmental Authority, but excluding therefrom (i) a tax imposed on the overall net income (including a franchise tax based on net income) of the lending office of the Lender in respect of which the payment is made by the jurisdiction in which the Lender is incorporated or the jurisdiction (or political subdivision or taxing authority thereof) in which its lending office is located, (ii) in the case of any Lender organized under the laws of any jurisdiction other than the United States or any state thereof (including the District of Columbia), any taxes imposed by the United States by means of withholding at the source unless such withholding results from a change in applicable law, treaty or regulations or the interpretation or administration thereof (including, without limitation, any guideline or policy not having the force of law) by any authority charged with the administration thereof subsequent to the date such Lender becomes a Lender with respect to the Loan or Commitment or Letter of Credit or portion thereof affected by such change, or in the case of any withholding with respect to a Participant, subsequent to the date the Participant acquires a beneficial interest in the Loan, Commitment or Letter of Credit, and (iii) any tax imposed on or measured by the overall net income (including a franchise tax based on net income) of a Lender or an office or branch thereof by the United States of America or any political subdivision or taxing authority thereof or therein (such tax or taxes, other than excluded tax or taxes, being herein referred to as "Tax" or "Taxes"). If a Borrower is required by law to make any deduction or withholding of any Taxes from any payment due hereunder or under any of the Loan Documents, then the amount payable will be increased to such amount which, after deduction from such increased amount of all such Taxes required to be withheld or deducted therefrom, will not be less than the amount due and payable hereunder had no such deduction or withholding been required.

            (b) If a Borrower makes any payment hereunder or under any of the Loan Documents in respect of which it is required by law to make any deduction or withholding of any Taxes, it shall pay the full amount to be deducted or withheld to the relevant taxation or other authority within the time allowed for such payment under applicable law and shall deliver to the relevant Lender within 30 days after it has made such payment to the applicable authority a receipt issued by such authority evidencing the payment to such authority of all amounts so required to be deducted or withheld from such payment.

            (c) Without prejudice to the provisions of Section 4.6(a), if any Lender, or Agent on its behalf, is required by law to make any payment on account of Taxes on or in relation to any such tax received or receivable hereunder or under any of the Loan Documents by such Lender, or Agent on its behalf, or any liability for Tax in respect to any such payment is imposed, levied or assessed against any Lender or Agent on its behalf, Borrowers will promptly indemnify such person against such Tax payment or liability, together with any interest, penalties and expenses (including counsel fees and expenses) payable or incurred in connection therewith, including any tax of any Lender arising by virtue of payments under this Section 4.6(c), computed in a manner consistent with Section 4.6(a). A certificate as to the amount of such payment by such Lender, or Agent on its behalf, absent manifest error, shall be final, conclusive and binding upon all parties hereto for all purposes.

            (d) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to Borrowers and Agent on or prior to the Closing Date, or in the case of a Lender that is an Assignee of an interest under this Agreement pursuant to Section 3.7 or 12.8 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment), on the date of such assignment to such Lender, together with any other certificate or statement of exemption required under the Code to establish that such Lender is not subject to deduction or withholding of United States federal income tax with respect to any payments to such Lender, (i) two accurate and complete original signed copies of IRS Form W-8BEN or W-8ECI or W-8IMY (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver an IRS Form pursuant to clause (i) above certifying to a complete exemption, (x) a certificate substantially in the form of Exhibit 4.6(d) (any such certificate, a "Section 4.6(d)(ii) Certificate") and (y) two accurate and complete original signed copies of IRS Form W-8BEN (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Closing Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to Borrowers and Agent two new accurate and complete original signed copies of IRS Form W-8BEN, W-8ECI, or Form W-8IMY or a IRS Form W-8BEN and a Section 4.6(d)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding Tax with respect to payments under this Agreement and any Note, or it shall immediately notify Borrowers and Agent of its inability to deliver any such form or certificate. Notwithstanding anything to the contrary contained in Section 4.6(a), but subject to the immediately succeeding sentence,
(x) Borrowers shall be entitled, to the extent they are required to do so by law, to deduct or withhold income or similar Taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for United States Federal income tax purposes to the extent that such Lender has not provided to Borrowers IRS Forms that establish a complete exemption from such deduction or withholding and (y) Borrowers shall be obligated pursuant to Section 4.6(a) hereof to gross-up payments to be made to a Lender in respect of income or similar Taxes imposed by the United States unless (I) upon timely notice from Borrowers, such Lender has not provided to Borrowers the IRS Forms required to be provided to Borrowers pursuant to this
Section 4.6(d), or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such IRS Forms do not establish a complete exemption from withholding of such Taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.6, each Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 4.6(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Closing Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

            (e) Each Lender agrees that, as promptly as practicable after it becomes aware of the occurrence of any event or the existence of any condition that would cause a Borrower to make a payment in respect of any Taxes to such Lender pursuant to Section 4.6(a) or a payment in indemnification for any Taxes pursuant to Section 4.6(c), it will use reasonable efforts to make, fund or maintain the Loan (or portion thereof) of such Lender with respect to which the aforementioned payment is or would be made through another lending office of such Lender if as a result thereof the additional amounts which would otherwise be required to be paid by such Borrower in respect of such Loans (or portions thereof) or participation in Letters of Credit pursuant to Section 4.6(a) or
Section 4.6(c) would be materially reduced, and if, as determined by such Lender, in its reasonable discretion, the making, funding or maintaining of such Loans or participation in Letters of Credit (or portions thereof) through such other lending office would not otherwise materially adversely affect such Loans or such Lender. Borrowers agree to pay all reasonable expenses incurred by any Lender in utilizing another lending office of such Lender pursuant to this
Section 4.6(e).

                                   ARTICLE V

                              CONDITIONS OF CREDIT

      5.1 Conditions Precedent to the Initial Borrowing. The obligation of the Lenders to make the Initial Loan and the obligation of Facing Agent to issue and the Lenders to participate in Letters of Credit under this Agreement shall be subject to the fulfillment, at or prior to the time of the making of such Initial Loan, of each of the following conditions:

            (a) Credit Agreement and Notes. Each Borrower shall have duly executed and delivered to Agent, with a signed counterpart for each Lender, this Agreement (including all schedules, exhibits, certificates, opinions and financial statements delivered pursuant hereto), the Notes payable to the order of each applicable Lender in the amount of their respective Commitments and all other Loan Documents all of which shall be in full force and effect;

            (b) Subsidiary Guaranty. Each Subsidiary Guarantor shall have duly authorized, executed and delivered a Subsidiary Guaranty in the form of Exhibit 5.1(b) (as amended, restated, supplemented or otherwise modified from time to time, the "Subsidiary Guaranty");

            (c) Opinions of Counsel. Agent shall have received from (i) Holland & Knight LLP, special counsel to the Credit Parties, an opinion addressed to Agent and each of the Lenders and dated the Closing Date, which shall be in form and substance satisfactory to Agent and which shall cover the matters as substantially set forth in Exhibit 5.1(c) (with such changes as Agent may approve) and such other matters incident to the transactions contemplated herein as Agent or the Required Lenders may request and (ii) opinions of local and/or foreign counsel to the Credit Parties dated the Closing Date, each of which shall be in form and substance satisfactory to Agent, which opinion(s) shall cover such matters incident to the transactions contemplated herein and in the other Loans Documents as Agent or the Required Lenders may request;

            (d) Corporate Proceedings. (i) On the Closing Date, the Agent shall have received from each Credit Party a certificate, dated the Closing Date, signed by a Responsible Officer of such Credit Party, and attested to by the secretary or any assistant secretary of such Credit Party, in the form of
Exhibit 5.1(d) with appropriate insertions, together with copies of the Articles of Incorporation (certified as of a recent date by the Secretary of State or other comparable authority) and By-Laws (or other Organizational Documents) of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and certifying as to the incumbency and signatures of the officers of such Credit Party executing any Document, and all of the foregoing (including each such Article of Incorporation and By-Laws (or other Organizational Documents)) shall be satisfactory to Agent;

                  (ii) On the Closing Date, all corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the Loan Documents shall be satisfactory in form and substance to Agent and the Required Lenders, and Agent and the Required Lenders shall have received all information and copies of all certificates, documents and papers, including good standing certificates, bring-down certificates and any other records of corporate proceedings and governmental approvals, if any, which the Agent or the Required Lenders may have requested in connection therewith, such documents and papers, where appropriate, to be certified by proper corporate or governmental authorities;

            (e) Adverse Change. On or prior to the Closing Date, nothing shall have occurred (and neither Agent nor the Lenders shall have become aware of any facts or conditions not previously known) which Agent or the Required Lenders shall determine has or reasonably could be expected to have, or could have (i) a material adverse effect on the rights and remedies of the Lenders or Agent and the Required Lenders or on the ability of any Credit Party to perform its obligations hereunder or under any Loan Documents or (ii) a Material Adverse Effect;

            (f) Approvals. All necessary governmental (domestic and foreign) and third party approvals in connection with the transactions contemplated by the Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of all or any part of the other transactions contemplated by the Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing material adverse conditions upon all or any part of the Transaction, the transactions contemplated by the Documents or the making of the Loans or the issuance of Letters of Credit;

            (g) Litigation. Except as disclosed in the Company's publicly filed reports under the Exchange Act prior to the Closing Date, no litigation by any entity (private or governmental) shall be pending or, to the best knowledge of Borrowers, threatened with respect to this Agreement, any other Document or any documentation executed in connection herewith or the transactions contemplated hereby (including, without limitation, the Transaction), or which Agent or the Required Lenders shall determine could reasonably be expected to have a Material Adverse Effect or (ii) have a material adverse effect on the Transaction, the rights or remedies hereunder or under any other Document or on the ability of any Borrower to perform its obligations to Agent or Lenders hereunder;

            (h) Fees. Borrowers shall have paid to Agent and the Lenders all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to Agent and the Lenders to the extent then due;

            (i) Appointment of Agent. Agent shall have received a letter from CT Corporation System, presently located at 111 Eighth Avenue, New York, New York 10011, substantially in the form of Exhibit 5.1(i) hereto, indicating its consent to its appointment by each Borrower as its agent to receive service of process as specified in Section 12.9 of this Agreement;

            (j) Pro Forma Balance Sheet. Agent shall have received the Pro Forma Balance Sheet prepared in accordance with the Securities Act in form and substance satisfactory to Agent and the Required Lenders;

            (k) Tax and Accounting Aspects of Transactions. Agent and the Required Lenders shall be satisfied with all tax and accounting matters relating to the Transaction;

            (l) Officer's Certificate. Agent shall have received, with a signed counterpart for each Lender, a certificate executed by a Responsible Officer on behalf of each Borrower, dated as of the Closing Date and in the form of Exhibit 5.1(l) hereto, stating that the representations and warranties set forth in
Article VI hereof are true and correct as of the date of the certificate, that no Event of Default or Unmatured Event of Default has occurred and is continuing and that the conditions of Section 5.1 hereof have been fully satisfied (except that no opinion need be expressed as to the Agent's or Required Lenders' satisfaction with any document, instrument or other matter);

            (m) Termination of Existing Credit Agreement. On or prior to the Closing Date, the total commitments under the Existing Credit Agreement shall have been terminated, all loans thereunder shall have been repaid in full, together with interest thereon, the obligations under all Letters of Credit issued thereunder shall have been assumed by the Lenders hereto, and all other amounts (other than contingent and indemnification obligations) owing pursuant to the

Existing Credit Agreement shall have been repaid in full and the Existing Credit Agreement shall have been terminated on terms and conditions reasonably satisfactory to Agent and the Required Lenders and be of no further force or effect. On the Closing Date, (x) the termination of the Existing Credit Agreement shall be satisfactory to Agent and the Required Lenders and all such conditions shall have been satisfied to the satisfaction of Agent and the Required Lenders or waived with the consent of Agent and the Required Lenders and (y) evidence in form, scope and substance satisfactory to Agent and the Required Lenders that the matters set forth in this Section 5.1(m) have been satisfied on such date;

            (n) Good Standing. A good standing certificate or certificate of status of each Credit Party from the Secretary of State (or other governmental authority) of its state of organization and such other states as shall be requested by Agent.

            (o) No Violation of Laws. The Credit Events on the Closing Date (including the use of the proceeds thereof by Borrowers) shall be permitted by all laws and governmental regulations applicable to borrowers and Lenders (without recourse to provisions permitting limited investments by life insurance companies without restriction as to the particular character of the investment) and shall not subject any Lender to any tax, penalty, liability or other condition adverse to it under applicable law or governmental regulation; and

            (p) Other Matters. All corporate and other proceedings taken in connection with the Transactions at or prior to the date of this Agreement, and all documents incident thereto will be reasonably satisfactory in form and substance to Agent; and the Lenders shall have received such other instruments and documents as Agent shall reasonably request in connection with the execution of this Agreement, and all such instruments and documents shall be reasonably satisfactory in form and substance to Agent.

      5.2 Conditions Precedent to All Credit Events. The obligation of each Lender to make Loans (including Loans made on the Initial Borrowing Date) and the obligation of any Facing Agent to issue or any Lender to participate in any Letter of Credit hereunder in each case shall be subject to the fulfillment at or prior to the time of each such Credit Event of each of the following conditions:

            (a) Representations and Warranties. The representations and warranties contained in this Agreement and the other Loan Documents shall each be true and correct in all material respects at and as of such time, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such time except to the extent such representations and warranties are expressly made as of a specified date in which event such representation and warranties shall be true and correct as of such specified date.

            (b) No Default. No Event of Default or Unmatured Event of Default shall have occurred and shall then be continuing on such date or will occur after giving effect to such Credit Event.

            (c) Notice of Borrowing; Letter of Credit Request.

                  (i) Prior to the making of each Loan, Agent shall have
            received a Notice of Borrowing meeting the requirements of Section 2.5.

                  (ii) Prior to the issuance of each Letter of Credit, Agent and the respective Facing Agent shall have received a Letter of Credit Request meeting the requirements of Section 2.10(c).

            (d) No Adverse Change. At the time of each such Credit Event and after giving effect thereto, nothing shall have occurred (and no Lender shall have become aware of any facts or conditions previously unknown) which has, or is reasonably likely to have, a Material Adverse Effect.

            (e) Other Information. Agent shall have received such other instruments, documents and opinions as it may reasonably request in connection with such Credit Event, and all such instruments and documents shall be reasonably satisfactory in form and substance to Agent.

            The acceptance of the benefits of each such Credit Event by any Borrower shall be deemed to constitute a representation and warranty by all Borrowers to the effect of paragraphs (a), (b), (c) and (d) of this Section 5.2 (except that no opinion need be expressed as to the Agent's or Required Lenders' satisfaction with any document, instrument or other matter).

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

            In order to induce Agent and the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, Borrowers make the following representations, warranties and agreements as of the Closing Date (both before and after giving effect to the consummation of the Transaction) and as of the date of each subsequent Credit Event, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Article VI are true and correct on and as of the Closing Date and on and as of the date of each of such Credit Event, provided that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct on the date of each Credit Event but only as of such specified date:

      6.1 Corporate Status. Each of the Company and each of its Subsidiaries (i) is a duly incorporated and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage in and (iii) is duly qualified and is authorized to do business and is in good standing in (A) its jurisdiction of incorporation and (B) in each other jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except in the case of clause (B) for such failure to be so qualified which, in the aggregate, would not have a Material Adverse Effect.

      6.2 Corporate Power and Authority. Each Credit Party has the corporate power and authority to execute, deliver and perform the terms and provisions of each of the Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is a party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

      6.3 No Violation. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, nor the consummation of the transactions contemplated therein (i) will contravene any provision of any Requirement of Law applicable to any Credit Party, (ii) will conflict with or result in any breach of or constitute a tortious interference with any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Credit Party pursuant to the terms of any Contractual Obligation to which any Credit Party is a party or by which it or any of its property or assets is bound or to which it may be subject, (iii) will violate any provision of any Organizational Document of any Credit Party or (iv) will require any approval of stockholders or any approval or consent of any Person (other than a Governmental Authority) except as set forth on Schedule 6.3.

      6.4 Governmental and Other Approvals. Except as set forth on Schedule 6.4 hereto, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the Initial Borrowing Date), or exemption by, any Governmental Authority, is required to authorize, or is required in connection with, (i) the execution, delivery and performance by any Credit Party of any Document to which it is a party or (ii) the legality, validity, binding effect or enforceability of any such Document on any Credit Party.

      6.5 Financial Statements; Financial Condition; Undisclosed Liabilities Projections; etc.

            (a) Financial Statements. (i) The consolidated balance sheets of the Company and its Subsidiaries at December 31, 1999, 2000 and 2001 and for the three months ended March 31, 2002 and the related consolidated statements of operations, cash flows and (to the extent prepared) shareholders' equity of the Company and its Subsidiaries for the Fiscal Years or other periods ended on such dates, as the case may be, copies of which have hereto been furnished to the Lenders prior to the date hereof which, in the case of the December 31, 1999, 2000 and 2001 statements, have been examined by Deloitte & Touche LLP, independent certified public accountants, who delivered an unqualified opinion in respect thereto, present fairly the consolidated financial condition of the Company and its Subsidiaries at the dates indicated and the results of their consolidated operations and cash flow for the periods indicated in conformity with GAAP, and (ii) the pro forma (after giving effect to the Transaction and the other transactions contemplated hereby) consolidated balance sheet of the Company and its Subsidiaries attached hereto as Schedule 6.5(a) (the "Pro Forma Balance Sheet") presents a good faith estimate of the pro forma consolidated financial condition of the Company and its Subsidiaries (after giving effect to the Transaction and the other transactions contemplated hereby) at the date thereof. The Pro Forma Balance Sheet has been prepared in accordance with GAAP consistently applied (except as may be indicated in the notes thereto) subject to normal year-end adjustments. Since December 31, 2001, there has been no material adverse change in the financial condition of the Company and its Subsidiaries, taken as a whole.

            (b) Solvency. On and as of the Initial Borrowing Date, after giving effect to all Indebtedness (including the Loans) being incurred, and to be incurred (and the use of the proceeds thereof), (i) the sum of the assets, at a fair valuation, of each Borrower will exceed its debts; (ii) no Borrower has incurred nor intends to, nor believes that it will, incur debts beyond its ability to pay such debts as such debts mature; and (iii) each Borrower will have sufficient capital with which to conduct its business. For purposes of this
Section 6.5(b) "debt" means any liability on a claim, and "claim" means (y) any right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured (including all obligations, if any, under any Plan or the equivalent for unfunded past service liability, and any other unfunded medical and death benefits) or (z) any right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

            (c) No Undisclosed Liabilities. Except as fully reflected in the financial statements or the notes related thereto delivered pursuant to Section 6.5(a) and on Schedule 6.5(d) there were as of the Initial Borrowing Date (and after giving effect to the Transaction and the other transactions contemplated hereby) no liabilities or obligations with respect to any Borrower of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would be material to such Borrower, other than those incurred in the ordinary course of business. As of the Initial Borrowing Date (and after giving effect to the Transaction and the other transactions contemplated hereby), no Borrower knows of any basis for the assertion against such Borrower of any liability or obligation of any nature whatsoever that is not fully reflected in the financial statements or the notes related thereto delivered pursuant to Section 6.5(a) and on Schedule 6.5(d) which, either individually or in the aggregate, would be material to such Borrower, other than those incurred in the ordinary course of business.

            (d) Indebtedness. Schedule 6.5(d) sets forth a true and complete list of all Indebtedness (other than the Loans and the Letters of Credit) of the Company and its Subsidiaries as of the Closing Date and which is to remain outstanding after giving effect to the transactions contemplated herein (the "Indebtedness to Remain Outstanding"), in each case showing the aggregate principal amount thereof (and the aggregate amount of any undrawn commitments with respect thereto) and the name of the respective obligor and any other entity which directly or indirectly guaranteed such debt. No Indebtedness to Remain Outstanding has been incurred in connection with, or in contemplation of, the Transaction and the other transactions contemplated hereby.

      6.6 Litigation. There are no actions, suits or proceedings pending or threatened (i) with respect to any Document, (ii) with respect to any Indebtedness or Preferred Stock of the Company or any of its Subsidiaries or
(iii) that are reasonably likely to have a Material Adverse Effect, other than as disclosed in the Company's publicly filed reports filed prior to the Closing Date pursuant to the Exchange Act.

      6.7 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of any Borrower or any of its Subsidiaries in writing to any Lender (including, without limitation, all information contained in the Documents) for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Company or any of its Subsidiaries in writing to any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein are and will be true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. The projections and pro forma financial information contained in such materials are based on good faith estimates and assumptions believed by Borrowers to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts or an assurance of performance and that actual results during the period or periods covered by any such projections may differ from the projected results. There is no fact known to any Borrower which would have a Material Adverse Effect, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

      6.8   Use of Proceeds; Margin Regulations.

            (a) Revolving Loan Proceeds. All proceeds of the Revolving Loans incurred hereunder shall be used by Borrowers to provide the funds necessary to finance the Refinancing and to pay certain fees and expenses incurred in connection with the Refinancing, to finance Permitted Acquisitions and to pay fees and expenses relating thereto and for ongoing working capital needs and general corporate purposes.

            (b) Margin Regulations. No part of the proceeds of any Loan will be used to purchase or carry any margin stock, directly or indirectly, or to extend credit for the purpose of purchasing or carrying any such margin stock for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans or extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation T, U or X of the Board.

      6.9 Taxes. Each of the Company and each of its Subsidiaries has timely filed or caused to be filed with the appropriate taxing authority, all Federal, state, foreign and local income and other material tax returns, statements, forms and reports for taxes (the "Returns") required to be filed by or with respect to the income, properties or operations of the Company and/or any of its Subsidiaries. The Returns accurately reflect, in all material respects, all liability for taxes of the Company and its Subsidiaries for the periods covered thereby. Each of the Company and each of its Subsidiaries has paid all taxes payable by it before they have become delinquent other than those contested in good faith and for which adequate reserves have been established in conformity with GAAP. As of the Closing Date and except as set forth on Schedule 6.9, there is no material action, suit, proceeding, investigation, audit, or claim pending or threatened by any authority regarding any taxes relating to the Company or any of its Subsidiaries. As of the Closing Date, neither the Company nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Company or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Company or any of its Subsidiaries not to be subject to the normally applicable statute of limitations. As of the Closing Date, neither the Company nor any of its Subsidiaries has provided, with respect to itself or property held by it, any consent under Section 341 of the Code. Neither the Company nor any of its Subsidiaries has incurred, or will incur, any material tax liability in connection with the Transaction.

      6.10 Compliance With ERISA. (a) Each Plan is in substantial compliance with ERISA and the Code; no Reportable Event which could reasonably be expected to result in the termination of any Plan has occurred with respect to a Plan; no Multiemployer Plan is insolvent or in reorganization; the aggregate present value of the accrued benefits under each Plan (using the actuarial funding assumptions then in effect for such Plan) does not exceed the current value of the assets of such Plan to an extent which could reasonably be expected to have a Material Adverse Effect; no Plan has an accumulated or waived funding deficiency, has permitted decreases in its funding standard account or has applied for an extension of any amortization period within the meaning of
Section 412 of the Code; neither the Company nor any of its Subsidiaries nor any ERISA Affiliate has incurred any material liability to or on account of a Plan pursuant to Section 409, 502(i), 502(d), 515, 4062, 4063, 4064, 4069, 4201 or
4204 of ERISA or Section 4971 or 4975 of the Code or is expected to incur any material liability under any of the foregoing Sections with respect to any Plan; no proceedings have been instituted to terminate any Plan; no condition exists which presents a material risk to the Company or any of its Subsidiaries or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; using actuarial assumptions and computation methods consistent with subpart 1 of Subtitle E of Title IV of ERISA, the Company and its Subsidiaries and its ERISA Affiliates would not have any liability to all Plans which are Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ending prior to the date of any Credit Event; no Lien imposed under the Code or ERISA on the assets of the Company or any of its Subsidiaries or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Company and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees (other than as required by Section 601 of ERISA) the obligations with respect to which could reasonably be expected to have a Material Adverse Effect.

            (b) Each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, except in each case where the failure to so maintain any such Foreign Pension Plan could not reasonably be expected to have a Material Adverse Effect. All contributions required to be made with respect to a Foreign Pension Plan have been timely made. Neither the Company nor any of its Subsidiaries has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Company's most recently ended Fiscal Year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities to an extent which could reasonably be expected to have a Material Adverse Effect.

      6.11 Properties. The Company and each Subsidiary has good and marketable title to, or a subsisting leasehold interest in, all material items of real and personal property used in their respective operations (except as to leasehold interests) free and clear of all Liens, except Permitted Liens. Substantially all items of real and material personal property owned by, leased to or used by the Company and each Subsidiary are in adequate operating condition and repair, ordinary wear and tear excepted, are free and clear of any known defects except such defects as do not substantially interfere with the continued use thereof in the conduct of normal operations, and are able to serve the function for which they are currently being used.

      6.12 Subsidiaries. On and as of the Closing Date, Schedule 6.12 hereto sets forth a true, complete and correct list of each Subsidiary of the Company and indicates for each such Subsidiary (i) its jurisdiction of incorporation,
(ii) its ownership (by holder and percentage interest) and (iii) whether such Subsidiary is a Material Subsidiary. As of the Closing Date, the Company has no Subsidiaries except for those Subsidiaries listed as such on Schedule 6.12 hereto.

      6.13 Compliance With Law, Etc. Except as disclosed in the Company's publicly filed reports under the Exchange Act prior to the Closing Date, neither the Company nor any of its Subsidiaries is in default under or in violation of any Requirement of Law or Contractual Obligation or under its Organizational Documents, as the case may be, in each case the consequences of which default or violation, either in any one case or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

      6.14 Investment Company Act. Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

      6.15 Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      6.16  Environmental Matters. Except as disclosed on Schedule 6.16:

            (a) The Company and each of its Subsidiaries have materially complied with, and on the date of such Credit Event are in material compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the knowledge of the Company and each of its Subsidiaries, threatened Environmental Claims against the Company or any of its Subsidiaries or any real property owned or at any time operated by the Company or any of its Subsidiaries, which, either in any one case or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There are no facts, circumstances, conditions or occurrences on any real property owned or at any time operated by the Company or any of its Subsidiaries or, to the knowledge of the Company and each of its Subsidiaries, on any property adjoining any real property owned or operated by the Company and its Subsidiaries that could reasonably be expected (i) to form the basis of an Environmental Claim against the Company or any of its Subsidiaries or any such real property, which, either in any one case or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or
(ii) to cause any real property owned or operated by the Company or any of its Subsidiaries and material to their respective businesses to be subject to any material restrictions on the ownership, occupancy, use or transferability of such real property under any Environmental Law.

            (b) Regulated Materials have not at any time been generated, used, treated or stored on, or transported to or from, any real property owned or at any time operated by the Company or any of its Subsidiaries where such generation, use, treatment or storage has violated or could reasonably be expected to violate any Environmental Law and to have a Material Adverse Effect. Regulated Materials have not at any time been Released on or from any real property owned or at any time operated by the Company or any of its Subsidiaries where such Release has violated or could reasonably be expected to violate any Environmental Law and to have a Material Adverse Effect.

      6.17 Intellectual Property, Licenses, Franchises and Formulas. Each of the Company and its Subsidiaries owns or holds licenses or other rights to or under all the patents, patent applications, trademarks, service marks, trademark and service mark registrations and applications therefor, trade names, copyrights, copyright registrations and applications therefor, trade secrets, proprietary information, computer programs, data bases, licenses, permits, franchises and formulas, or rights with respect to the foregoing which are necessary for the operation of the business of the Company and its Subsidiaries (collectively, "Intellectual Property"), and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known material conflict with the rights of others. Neither the Company nor any of its Subsidiaries has knowledge of any existing or threatened claim by any Person contesting the validity, enforceability, use or ownership of the Intellectual Property, or of any existing state of facts that would support a claim that use by the Company or any of its Subsidiaries of any such Intellectual Property has infringed or otherwise violated any proprietary rights of any other Person.

      6.18 Certain Fees. No broker's or finder's fees or commissions or any similar fees or commissions will be payable by the Company or any Subsidiary with respect to the incurrence and maintenance of the Obligations, any other transaction contemplated by the Loan Documents or any services rendered in connection with such transactions. Each Borrower covenants that it will indemnify Agent and each Lender against and hold Agent and each Lender harmless from any claim, demand or liability for broker's or finder's fees or similar fees or commissions alleged to have been incurred in connection with any of the transactions contemplated hereby.

                                  ARTICLE VII

                              AFFIRMATIVE COVENANTS

            The Company hereby agrees that, so long as any of the Commitments remain in effect, or any Loan or LC Obligation remains outstanding and unpaid or any other amount is owing to any Lender or Agent hereunder, the Company shall:

      7.1   Financial Statements. Furnish, or cause to be furnished, to each
            Lender:

            (a) Quarterly Financial Statements. As soon as available, but in any event not later than 45 days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Company, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such Fiscal Quarter and the related unaudited consolidated statements of income and, to the extent prepared, retained earnings and cash flow statements of the Company and its consolidated Subsidiaries for such Fiscal Quarter and the portion of the Fiscal Year through the end of such Fiscal Quarter, setting forth in each case in comparative form the comparative figures for the related periods in the prior Fiscal Year, all of which shall be certified by the Chief Financial Officer of the Company, subject to normal year-end audit adjustments; and

            (b) Annual Financial Statements. As soon as available, but in any event within 90 days after the end of each Fiscal Year of the Company, a copy of the consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, retained earnings and of cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year. The Company shall provide a comparison between the consolidated balance sheets of the Company and its Subsidiaries and the related consolidated statements of operations, shareholders' equity and cash flows referred to above;

all such financial statements shall be complete and correct in all material respects and shall be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by the accountants preparing such statements or the Chief Financial Officer of the Company, as the case may be, and disclosed therein) and, in the case of the consolidated financial statements referred to in Section 7.1(b), accompanied by a report thereon of independent certified public accountants of recognized national standing, which report shall contain no qualifications with respect to the continuance of the Company and its Subsidiaries as going concerns and shall state that such financial statements present fairly the consolidated financial position of the Company and its Subsidiaries as at the dates indicated and the results of their consolidated operations and cash flows for the periods indicated in conformity with GAAP and that the examination by such accountants in connection with such financial statements has been made in accordance with GAAP.

      7.2 Certificates; Other Information. Furnish to each Lender (or, if specified below, to Agent):

            (a) Accountant's Certificates. Concurrently with the delivery of the annual financial statements referred to in Section 7.1(b), to the extent not contrary to the then current recommendations of the American Institute of Certified Public Accountants, a certificate from the independent public accountants certifying such financial statements stating that, in the course of their annual audit of the books and records of the Company, no Event of Default or Unmatured Event of Default has come to their attention which was continuing at the end of such Fiscal Year or on the date of their certificate, or if such an Event of Default or Unmatured Event of Default has come to their attention, the certificate shall indicate the nature of such Event of Default or Unmatured Event of Default;

            (b) Officer's Certificates. Concurrently with the delivery of the financial statements referred to in Sections 7.1(a) and 7.1(b), a certificate of the Chief Financial Officer substantially in the form of Exhibit 7.2(b) stating that, to the best of such officer's knowledge, (i) such financial statements present fairly, in accordance with GAAP, the consolidated financial condition and results of operations of the Company and its Subsidiaries for the periods referred to therein (subject, in the case of interim statements, to normal recurring adjustments) and (ii) no Event of Default or Unmatured Event of Default has occurred, except as specified in such certificate and, if so specified, the action which the Company proposes to take with respect thereto, which certificate shall set forth detailed computations to the extent necessary to establish Borrowers' compliance with the covenants set forth in Article IX of this Agreement;

            (c) Audit Reports and Statements. Promptly following the Company's receipt thereof, copies of all consolidated financial or other consolidated reports or statements, if any, submitted to the Company or any of its Subsidiaries by independent public accountants relating to any annual or interim audit of the books of the Company or any of its Subsidiaries;

            (d) Public Filings. Within 10 days after the same become public, copies of all financial statements, filings, registrations and reports which the Company or any Subsidiary may make to, or file with the SEC or any successor or analogous Governmental Authority; and

            (e) Other Requested Information. Promptly after obtaining such other information respecting the respective properties, business affairs, financial condition and/or operations of the Company or any of its Subsidiaries as Agent or any Lender may from time to time reasonably request.

      7.3 Notices. Promptly and in any event within three Business Days (ten Business Days in the case of clause (b) below) after a Responsible Officer of the Company or of any Borrower obtains knowledge thereof, give written notice to Agent (which shall promptly provide a copy of such notice to each Lender) of:

            (a) Event of Default or Unmatured Event of Default. The occurrence of any Event of Default or Unmatured Event of Default, accompanied by a statement of the Chief Financial Officer setting forth details of the occurrence referred to therein and stating what action the Company or any subsidiary propose to take with respect thereto;

          (b) Litigation and Related Matters. The commencement of, or any material development in, any action, suit, proceeding or investigation pending or threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before any arbitrator or Governmental Authority,
(i) with respect to any Document or any material Indebtedness or Preferred Stock of the Company or any of its Subsidiaries or (ii) which, if determined adversely to the Company or any of its Subsidiaries, could reasonably be expected to have a Material Adverse Effect;

          (c) Notice of Change of Control. Each occasion that any Change of Control shall occur and such notice shall set forth in reasonable detail the particulars of each such occasion; and

          (d) Performance Level. Any change in the applicable Performance Level; provided, however, that the failure to provide such notice shall not delay or otherwise affect any change in the Applicable Margin or other amount payable hereunder which is to occur upon a change in Performance Level pursuant to the terms of this Agreement.

      7.4 Conduct of Business and Maintenance of Existence. Continue to engage in business of the same general type as now conducted by it and preserve, renew and keep in full force and effect its and each Subsidiary's corporate existence and take all reasonable action to maintain all rights, privileges and franchises material to its and those of each of its Subsidiaries' business except as otherwise permitted pursuant to Sections 8.3 and 8.10 and comply and cause each of its Subsidiaries to comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not in the aggregate reasonably be expected to have a Material Adverse Effect.

      7.5 Payment of Obligations. Pay or discharge or otherwise satisfy at maturity or, to the extent permitted hereby, prior to maturity or before they become delinquent, as the case may be, and cause each of its Subsidiaries to pay or discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be:

                  (i) all its and their respective Indebtedness;

                  (ii) all taxes, assessments and governmental charges or levies imposed upon any of them or upon any of their income or profits or any of their respective properties or assets prior to the date on which penalties attach thereto; and

                  (iii) all lawful claims prior to the time they become a Lien (other than Permitted Liens) upon any of their respective properties or assets;

provided, however, that neither the Company nor any of its Subsidiaries shall be required to pay or discharge any such Indebtedness, tax, assessment, charge, levy or claim while the same is being contested by it in good faith and by appropriate proceedings diligently pursued so long as the Company or such Subsidiary, as the case may be, shall have set aside on its books adequate reserves in accordance with GAAP (segregated to the extent required by GAAP) with respect thereto and title to any material properties or assets is not jeopardized in any material respect.

      7.6 Inspection of Property, Books and Records. Keep, or cause to be kept, and cause each of its Subsidiaries to keep or cause to be kept, adequate records and books of account, in which complete entries are to be made reflecting its and their business and financial transactions, such entries to be made in accordance with sound accounting principles consistently applied and permit, and cause each of its Subsidiaries to permit, officers and designated representatives of Agent and the Required Lenders, at any reasonable time, and from time to time at the reasonable request of Agent or the Required Lenders made to the Company and upon reasonable notice, to visit and inspect its and their respective properties, to examine and make copies of and take abstracts from its and their respective records and books of account, and to discuss its and their respective affairs, finances and accounts with its and their respective principal officers, directors and independent public accountants (and by this provision each Borrower authorizes such accountants to discuss with the Lenders and such representatives the affairs, finances and accounts of the Company and its Subsidiaries).

      7.7 ERISA. (i) As soon as practicable and in any event within ten (10) days after the Company or any of its Subsidiaries or ERISA Affiliates knows or has reason to know that a Reportable Event has occurred with respect to any Plan, deliver, or cause such Subsidiary or ERISA Affiliate to deliver, to Agent a certificate of a responsible officer of the Company or such Subsidiary or ERISA Affiliate, as the case may be, setting forth the details of such Reportable Event and the action, if any, which the Company or such Subsidiary or ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given; (ii) as soon as possible and in any event within ten (10) days after the Company or any of its Subsidiaries or ERISA Affiliates knows or has reason to know that any of the following has occurred or is reasonably likely to occur with respect to any Plan: (A) such Plan has been or may be terminated, reorganized, petitioned or declared insolvent under Title IV of ERISA, (B) the Plan Sponsor intends to terminate such Plan, (C) the PBGC has instituted or will institute proceedings under Section 515 of ERISA to collect a delinquent contribution to such Plan or under Section 4042 of ERISA to terminate such Plan, (D) that an accumulated funding deficiency has been incurred or that on application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or on extension of any amortization period under Section 412 of the Code, (E) that the Company, or any Subsidiary of the Company or any ERISA Affiliate will or may incur any material liability (including, but not limited to, contingent or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(1) of ERISA, or
(F) the Company or any Subsidiary of the Company has or may incur any material liability with respect to the establishment of a new Plan on or after the Closing Date, deliver, or cause such Subsidiary or ERISA Affiliate to deliver, to Agent a written notice thereof; and (iii) as soon as possible and in any event within thirty days after the Company or any of its Subsidiaries or ERISA Affiliates knows or has reason to know that any of them has caused a complete withdrawal or partial withdrawal (within the meaning of Sections 4203 and 4205, respectively, of ERISA) from any Multiemployer Plan, deliver, or cause such Subsidiary or ERISA Affiliate to deliver, to Agent a written notice thereof.

      7.8 Maintenance of Property, Insurance. (i) Keep, and cause each of its Subsidiaries to keep, all property (including, but not limited to, equipment) useful and necessary in its business in good working order and condition, normal wear and tear and damage by casualty excepted, and (ii) maintain, and cause each of its Subsidiaries to maintain, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons. Such insurance shall be maintained with financially sound and reputable insurers, except that a portion of such insurance program (not to exceed that which is customary in the case of companies engaged in the same or similar business or having similar properties similarly situated) may be effected through self-insurance, provided adequate reserves therefor, in accordance with GAAP, are maintained.

      7.9 Environmental Laws. Comply with, and cause its Subsidiaries to comply with, and, in each case, take reasonable steps to ensure compliance by all tenants and subtenants (if any) with, all applicable Environmental Laws and obtain and comply with and maintain, and, in each case, take reasonable steps to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that the failure to do so, in any one case or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

      7.10 Use of Proceeds. Use all proceeds of the Loans as provided in Section 6.8.

      7.11 Additional Subsidiary Guarantors. Cause each Material Subsidiary, other than a Material Subsidiary organized in a jurisdiction other than the United States of America or any State thereof, established or created in accordance with Section 8.10 to execute and deliver a guaranty of all Obligations in form and substance satisfactory to Agent.

      7.12 End of Fiscal Years; Fiscal Quarters. Cause each of its and its Subsidiaries' annual accounting periods to end on December 31 of each year (each a "Fiscal Year"), with quarterly accounting periods ending on March 31, June 30, September 30 and December 31 of each Fiscal Year (each a "Fiscal Quarter"); provided, however, that the Fiscal Year of Schoeller & Hoesch N.A., Inc., a Delaware corporation, may end on November 30 of each year.

                                  ARTICLE VIII

                               NEGATIVE COVENANTS

            The Company hereby agrees that, so long as any of the Commitments remain in effect or any Loan or LC Obligation remains outstanding and unpaid or any other amount is owing to any Lender or Agent hereunder:

       8.1 Liens. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist or agree to create, incur or assume any Lien in, upon or with respect to any of its properties or assets (including, without limitation, any securities or debt instruments of any of its Subsidiaries), whether now owned or hereafter acquired, or assign or otherwise convey any right to receive income to secure any obligation; except for the following Liens (herein referred to as "Permitted Liens"):

           (a) Customary Permitted Liens;

           (b) Liens existing on the Closing Date to secure Indebtedness to Remain Outstanding listed on Schedule 6.5(d) hereto;

           (c) Liens on any property securing Indebtedness incurred or assumed for the purpose of financing all or any part of the acquisition, construction, repair or improvement cost of such property, provided that (A) any such Lien does not extend to any other property, (B) such Lien either exists on the Closing Date or is created in connection with the acquisition, construction, repair or improvement of such property, and (C) the indebtedness secured by any such Lien, (or the Capitalized Lease Obligation with respect to any Capitalized Lease) does not exceed 100% of the fair market value of such assets;

           (d) any Lien arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by clauses (b) and
(c) of this Section; provided that such Indebtedness is not increased and is not secured by any additional assets;

           (e) Liens (i) granted by the Designated Credit Parties in favor of the Receivables Entity which may be evidenced by UCC-1 financing statements filed to effect the sale of accounts receivable and related assets pursuant to the Accounts Receivable Facility Documents, (ii) granted by the Receivables Entity on those accounts receivable and related assets acquired by it pursuant to the Accounts Receivable Facility Documents to the extent that such Liens are created by the Accounts Receivable Facility Documents and (iii) consisting of the right of setoff granted to any financial institution acting as a lockbox bank in connection with the Accounts Receivable Program; and

           (f) additional Liens incurred by the Company and its Subsidiaries securing obligations of the Company and its Subsidiaries if the aggregate amount of all such obligations secured by all such Liens does not exceed 5% of Consolidated Total Assets.

      8.2 Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, incur, create, assume directly or indirectly, or suffer to exist any Indebtedness except:

           (a) Indebtedness incurred pursuant to this Agreement and the other Loan Documents;

           (b) Indebtedness under Interest Rate Agreements entered into to protect the Company or any of its Subsidiaries against fluctuations in interest rates in respect of the Obligations;

           (c) Indebtedness of the Company and its Subsidiaries incurred pursuant to purchase money Liens and Capitalized Lease Obligations; provided, that all such purchase money Liens and Capitalized Lease Obligations are permitted under Section 8.1(c);

           (d) Indebtedness for borrowed money owing by the Company to any Wholly-Owned Subsidiary or by any Wholly-Owned Subsidiary to the Company or any other Wholly-Owned Subsidiary; provided, however, that such Indebtedness of the Company is subordinated to the Obligations pursuant to terms and conditions satisfactory to Agent;

           (e) Indebtedness under Other Hedging Agreements entered into in the ordinary course of business providing protection against fluctuations in currency values and other hedging activities in connection with the Company's or any of its Subsidiaries' operations so long as management of the Company or such Subsidiary, as the case may be, has determined that entering into of such Other Hedging Agreements are bona fide hedging activities;

           (f) Indebtedness of the Receivables Entity under the Accounts Receivable Facility Documents;

           (g) Indebtedness outstanding on the Closing Date and listed on
Schedule 6.5(d) hereto and any Indebtedness resulting from the refinancing of any such Indebtedness; provided, however, that (i) the principal amount of any such refinancing Indebtedness (as determined as of the date of the incurrence of such refinancing Indebtedness in accordance with GAAP) does not exceed the principal amount of the Indebtedness refinanced thereby on such date, (ii) the Weighted Average Life to Maturity of such Indebtedness is not decreased and
(iii) (A) the covenants, defaults and similar provisions applicable to such refinancing Indebtedness or obligations are no more restrictive in any material respect than the provisions contained in this Agreement and do not conflict in any material respect with the provisions of this Agreement and (B) such refinancing Indebtedness is otherwise upon terms and subject to definitive documentation which is in form and substance satisfactory to Agent; and

           (h) additional Indebtedness incurred by the Company and its Subsidiaries during such time as no Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom.

      8.3 Consolidation, Merger, Purchase or Sale of Assets, etc. The Company will not, and will not permit any Subsidiary to, wind up, liquidate or dissolve its affairs, or enter into any transaction of merger or consolidation, or sell or otherwise dispose of all or any part of its property or assets (other than inventory, worn-out, unuseful or obsolete equipment or excess equipment in the ordinary course of business) or purchase, lease or otherwise acquire all or any part of the property or assets of any Person (other than purchases or other acquisitions of inventory, leases, materials and equipment in the ordinary course of business) or agree to do any of the foregoing at any future time (without a contingency relating to obtaining any required approval hereunder or the prior or contemporaneous satisfaction of the Obligations), except that the following shall be permitted:

           (a) Investments may be made to the extent permitted by Section 8.6;

           (b) each of the Company and its Subsidiaries may lease (as lessee) real or personal property in the ordinary course of business (so long as any such lease does not create a Capitalized Lease Obligation except to the extent permitted by Section 8.2(c));

           (c) the Company and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, accounts receivable arising in the ordinary course of business (i) which are overdue, or
(ii) which the Company may reasonably determine are difficult to collect but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables);

            (d) (i) any Credit Party and/or other Subsidiary may be merged or consolidated with or into, or be liquidated into, a Credit Party (so long as (A) a Credit Party is the surviving corporation, (B) if such merger or consolidation involves a Borrower, a Borrower is the surviving corporation, and (C) no Event of Default results therefrom), (ii) any Subsidiary that is not a Credit Party may be merged or consolidated with or into or be liquidated into, another Subsidiary that is not a Credit Party, (iii) all or any part of the business, properties and assets of a Credit Party or other Subsidiary may be conveyed, leased, sold, licensed or otherwise transferred to a Credit Party so long as no Event of Default arises therefrom under any provision of this Agreement other than this Section 8.3 and (iv) all or any part of the business, properties and assets of a Subsidiary that is not a Credit Party may be conveyed, leased, sold, licensed or otherwise transferred to another Subsidiary that is not a Credit Party;

            (e) the Designated Credit Parties may transfer and reacquire accounts receivable and related assets to and from the Receivables Entity pursuant to, and in accordance with the terms of, the Accounts Receivable Facility Documents;

            (f) the Receivables Entity may transfer and reacquire accounts receivable and related assets (to the extent acquired from Designated Credit Parties as provided in clause (e) above) pursuant to, and in accordance with the terms of, the Accounts Receivable Facility Documents;

            (g) any Borrower may acquire (other than through an unsolicited public offer) assets constituting all or substantially all of a business, business unit, division or product line of any Person not already a Subsidiary of such Borrower or Capital Stock of any such Person (including any such acquisition by way of merger or consolidation) to the extent such acquired Person or the surviving entity of such merger or consolidation is or becomes a Credit Party (any such acquisition permitted by this clause (g), a "Permitted Acquisition"), so long as (i) no Unmatured Event of Default or Event of Default (including under this Section 8.3) then exists (both before and after giving effect to such Permitted Acquisition), (ii) after giving effect thereto on a pro forma basis for the period (the "Pro Forma Period") of four Fiscal Quarters ending with the Fiscal Quarter for which financial statements have most recently been delivered (or were required to be delivered) under Section 7.1 (on the basis that (A) any Indebtedness incurred or assumed in connection with such Permitted Acquisition was incurred or assumed at the beginning of the Pro Forma Period, (B) such Indebtedness was repaid from operating cash flow over the Pro Forma Period at the intervals and in the amounts reasonably projected to be paid in respect of such Indebtedness over the 12-month period immediately following such acquisition, (C) if such Indebtedness bears a floating interest rate, such interest shall be paid over the Pro Forma Period at the rate in effect on the date of such acquisition, and (D) all income and expense associated with the assets or entity acquired in connection with such Permitted Acquisition for the most recently ended four Fiscal Quarter period for which such income and expense amounts are available (with good faith estimates thereof being permitted if financial statements indicating such amounts are not available) shall be treated as being earned or incurred by the Company over the Pro Forma Period on a pro forma basis), no Event of Default or Unmatured Event of Default would exist hereunder, (iii) the business acquired pursuant to such Permitted Acquisition is engaged in the pulp and paper industry, (iv) all documentation governing such Permitted Acquisition is reasonably acceptable to Agent, (v) the Company delivers an officer's certificate to Agent certifying as to compliance with the requirements of this clause (g) and containing the calculations required pursuant to clauses (A) through (D) above establishing compliance with the covenants set forth in Article IX, and (vi) any Person acquired in connection with Permitted Acquisition shall have executed and delivered to Agent a Subsidiary Guaranty upon the consummation thereof if such acquired Person is a Material Subsidiary; and

            (h) other sales or dispositions of assets not otherwise permitted hereunder (whether by merger, consolidation or otherwise) occurring after the Closing Date which are made for fair market value; provided, however, that (i) at the time of any such sale or disposition, no Event of Default or Unmatured Event of Default exists or would result from therefrom and (ii) the aggregate net book value of all assets so transferred by the Company and its Subsidiaries together shall not exceed 7.5% of Consolidated Total Assets in any Fiscal Year; and provided further, that in the event the amount of sales and dispositions of assets permitted to be made by the Company and its Subsidiaries under this clause (h) in any Fiscal Year is greater than the actual amount of such sales and dispositions under this clause (h) during such Fiscal Year (such excess being referred to herein as the "Rollover Amount"), the Rollover Amount may be carried forward and utilized to make sales and dispositions in the next succeeding Fiscal Year, provided that in no event shall the aggregate net book value of all assets so transferred by the Company and its Subsidiaries together exceed 15% of Consolidated Total Assets in any two consecutive Fiscal Years.

      8.4 Dividends or Other Distributions. The Company will not, and will not permit any Subsidiary to, either: (i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock or to the direct or indirect holders of its Capital Stock (except dividends or distributions payable solely in such Capital Stock or in options, warrants or other rights to purchase such Capital Stock and except dividends or distributions payable to the Company or a Wholly-Owned Subsidiary of the Company) or (ii) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or (iii) make any interest or principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, any other Indebtedness that is subordinate or junior in right of payment to the Obligations (any such dividend, distribution, purchase, redemption, acquisition, retirement, payment, defeasance, redemption or prepayment referred to in clauses
(i)-(iii) above being hereinafter referred to as a "Restricted Payment"); provided, however, that, during such time as no Event of Default or Unmatured Event of Default has occurred and is continuing or would result therefrom, the Company may make any Restricted Payment.

      8.5 Limitation on Certain Restrictions on Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of the Company or any Subsidiary of the Company to (i) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligation owed to the Company or any of its other Subsidiaries, or (ii) make any loans or advances to the Company or any of its other Subsidiaries, except:

            (a) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Closing Date and reflected on Schedule 8.5(a) hereto;

            (b) any encumbrance or restriction with respect to a Subsidiary of the Company pursuant to an agreement relating to any Indebtedness issued by such Subsidiary on or prior to the date on which such Subsidiary became a Subsidiary of the Company or was acquired by the Company (other than Indebtedness issued as consideration in, or to provide all or any portion of the funds utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company) and outstanding on such date; and

            (c) any encumbrance or restriction set forth in the Accounts Receivable Facility Documents relating to the creation of Liens on accounts receivable transferred pursuant to the Accounts Receivable Program.

        8.6 Loans and Investments. The Company will not, and will not permit any of its Subsidiaries to, make any loans or make or own any Investments except that:

            (a) the Company and any of its Subsidiaries may acquire and hold Cash and Cash Equivalents;

            (b) the Company and any of its Subsidiaries may hold the Investments identified on Schedule 8.6, without giving effect to any additions thereto or replacements thereof;

            (c) the Company and any of its Subsidiaries make or maintain loans and advances to officers, directors and employees in the ordinary course of business in an aggregate principal amount not exceeding $2,000,000 at any one time outstanding;

            (d) the Company and any of its Subsidiaries may acquire and hold Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

            (e) the Company and any of its Subsidiaries may enter into Interest Rate Agreements in compliance with Section 8.2(b) and Other Hedging Agreements in compliance with Section 8.2(e);

            (f) the Company and any of its Subsidiaries may make deposits made in the ordinary course of business to secure the performance of leases;

            (g) any Credit Party may make Investments in any other Credit Party;

            (h) Permitted Acquisitions shall be permitted in accordance with
Section 8.3(g);

            (i) the Company and its Subsidiaries may acquire and hold debt securities as partial consideration for a sale of assets pursuant to Section 8.3(h) to the extent permitted by such Section; and

            (j) in addition to investments permitted by Section 8.6(a) through
(i) above, the Company and its Subsidiaries may make additional Investments to or in a Person, so long as the amount of all such Investments (measured at the time of the making thereof) do not exceed in the aggregate 5% of Consolidated Total Assets (determined without regard to any write-downs or write-offs thereof and net of cash repayments of principal in the case of loans and cash equity returns (whether as a dividend or redemption) in the case of equity investments).

        8.7 Transactions with Affiliates. The Company will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions after the Closing Date whether or not in the ordinary course of business, with any Affiliate other than on terms and conditions substantially as favorable to the Company or such Subsidiary as would be obtained by the Company or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate, except that: (i) each such Person may pay reasonable fees and compensation to and indemnity provided on behalf of, their respective officers, directors and employees as determined in good faith by such Person's Board of Directors or senior management to the extent not otherwise prohibited by the terms of this Agreement; and (ii) transactions between or among the Company and/or any Subsidiary, on the one hand, and any Person controlled (as such term is defined in the definition of "Affiliate") by the Company, on the other hand, shall be permitted so long as (A) no portion of the remaining interest in such other Person is owned by a Person who is an Affiliate of, but not controlled by, the Company and (B) such transactions are not otherwise prohibited by the provisions of this Agreement.

        8.8 Fiscal Year. The Company will not (and will not permit any of its Subsidiaries to) change the Fiscal Year of the Company or its Subsidiaries; provided, however, that Schoeller & Hoesch N.A., Inc., a Delaware corporation, is permitted to change its Fiscal Year to end on December 31 .

        8.9 Accounting Changes. Make or permit to be made any change in accounting policies affecting the presentation of financial statements or reporting practices from those employed by it on the date hereof, unless (i) such change is required by GAAP, (ii) such change is disclosed to the Lenders through Agent or otherwise and (iii) relevant prior financial statements that are affected by such change are restated (in form and detail satisfactory to Agent) as may be required by GAAP to show comparative results. If any changes in GAAP or the application thereof from that used in the preparation of the financial statements referred to in Section 6.5(a) hereof occur after the Closing Date and such changes result in, in the sole judgment of Agent, a meaningful change in the calculation of any financial covenants or restrictions set forth in this Agreement, then the parties hereto agree to enter into and diligently pursue negotiations in order to amend such financial covenants and restrictions so as to equitably reflect such changes, with the desired result that the criteria for evaluating the consolidated financial condition and results of operations of the Company and its Subsidiaries shall be the same after such changes as if such changes had not been made.

        8.10 Creation of Subsidiaries. The Company will not, and will not permit any Subsidiary to, create or acquire any Material Subsidiary unless such new Material Subsidiary (except for the Receivables Entity and a Material Subsidiary organized in a jurisdiction other than the United States of America or any State thereof) executes a Subsidiary Guaranty. Each new Subsidiary Guarantor created as permitted by this Section 8.10 shall execute and deliver, or cause to be executed, all other relevant documentation of the type described in Section 5 as such new Material Subsidiary would have had to deliver if such new Material Subsidiary were a Credit Party on the Closing Date.

        8.11 Lines of Business. The Company will not, and will not permit any Subsidiary to engage in any material business or business activity except in the same or substantially similar lines of business (including incidental activities) as are conducted by them as of the Closing Date; provided, however, that the Receivables Entity may engage in the business of purchasing accounts receivable from the Company and its Subsidiaries.

                                   ARTICLE IX

                               FINANCIAL COVENANTS

            The Company hereby agrees that, so long as the Commitments remain in effect or any Loan or LC Obligation remains outstanding and unpaid or any other amount is owing to any Lender or Agent hereunder, the Company shall not, directly or indirectly:

        9.1 Interest Coverage Ratio. Permit the Interest Coverage Ratio for any Test Period ending on the last day of any Fiscal Quarter of the Company to be less than 5.00 to 1.00.

        9.2 Leverage Ratio. Permit the Leverage Ratio for any Test Period ending on the last day of any Fiscal Quarter of the Company to be more than 3.25 to 1.00.

                                   ARTICLE X

                                EVENTS OF DEFAULT

        10.1 Events of Default. Any of the following events, acts, occurrences or state of facts shall constitute an "Event of Default" for purposes of this
Agreement:

            (a) Failure to Make Payments When Due. Any Borrower (i) shall default in the payment of principal on any of the Loans or any reimbursement obligation with respect to any Letter of Credit; or (ii) shall default in the payment of interest on any of the Loans or default in the payment of any fee or any other amount owing hereunder or under any other Loan Document when due and such default in payment shall continue for three (3) Business Days; or

            (b) Representations and Warranties. Any representation or warranty made by or on the part of any Credit Party herein or in any other Loan Document or any document, instrument or certificate delivered pursuant hereto or thereto shall have been incorrect or misleading in any material respect when made or deemed made; or

            (c) Covenants. Any Credit Party shall (i) default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed under Article VIII or Article IX hereof or Sections 7.3, 7.6, 7.8, 7.9 or 7.11, or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement and such default shall continue unremedied for a period of thirty (30) days after written notice to the defaulting party by Agent or the Required Lenders;

            (d) Default Under Other Loan Documents. Any Credit Party shall default in the performance or observance of any term, covenant, condition or agreement on its part to be performed or observed hereunder or under any Loan Document (and not constituting an Event of Default under any other clause of this Section 10.1) and such default shall continue unremedied for a period of thirty (30) days after written notice thereof has been given to the defaulting party by Agent or the Required Lenders; or

            (e) Voluntary Insolvency, Etc. The Company or any of its Material Subsidiaries shall become insolvent or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, or shall voluntarily commence any proceeding or file any petition under any bankruptcy, insolvency or similar law or seeking dissolution or reorganization or the appointment of a receiver, trustee, custodian or liquidator for it or a substantial portion of its property, assets or business or to effect a plan or other arrangement with its creditors, or shall file any answer admitting the jurisdiction of the court and the material allegations of an involuntary petition filed against it in any bankruptcy, insolvency or similar proceeding, or shall be adjudicated bankrupt, or shall make a general assignment for the benefit of creditors, or shall consent to, or acquiesce in the appointment of, a receiver, trustee, custodian or liquidator for a substantial portion of its property, assets or business, shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts or shall take any corporate action authorizing any of the foregoing; or

            (f) Involuntary Insolvency, Etc. Involuntary proceedings or an involuntary petition shall be commenced or filed against the Company or any of its Material Subsidiaries under any bankruptcy, insolvency or similar law or seeking the dissolution or reorganization of it or the appointment of a receiver, trustee, custodian or liquidator for it or of a substantial part of its property, assets or business, or any writ, judgment, warrant of attachment, execution or similar process shall be issued or levied against a substantial part of its property, assets or business, and such proceedings or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded, within sixty
(60) days after commencement, filing or levy, as the case may be, or any order for relief shall be entered in any such proceeding; or

            (g) Default Under Other Agreements. (i) The Company or any of its Subsidiaries shall default in the payment when due, whether at stated maturity or otherwise, of any Indebtedness (other than Indebtedness owed to the Lenders under the Loan Documents) in excess of $10,000,000 in the aggregate beyond the period of grace (not to exceed thirty (30) days), if any, provided in the instrument or agreement under which such Indebtedness was created, or (ii) a default in the performance or observance of any agreement or condition to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice of acceleration or similar notice is required), any such Indebtedness to become due or be repaid prior to its stated maturity, or (iii) any such Indebtedness of the Company or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, unless, in any such case, such default is being contested in good faith by appropriate proceedings by the Company or such Subsidiary; or

            (h) Judgments. One or more judgments or decrees shall be entered against the Company or any of its Subsidiaries involving, individually or in the aggregate, a liability (to the extent not paid or covered by a reputable insurance company which has accepted liability in writing) of $10,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, satisfied, stayed or bonded pending appeal within sixty (60) days from the entry thereof; or

            (i) Guaranties. Any Subsidiary Guaranty or any provision thereof shall (other than as a result of Agent's or the Lenders' agreement to release such Subsidiary Guaranty) cease to be in full force and effect in accordance with its terms, or any Subsidiary Guarantor or any Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under any Subsidiary Guaranty or any Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Subsidiary Guaranty; or

            (j) ERISA. Either (i) any Reportable Event which the Required Lenders determine constitutes reasonable grounds for the termination of any Plan by the PBGC or of any Multiemployer Plan or for the appointment by the appropriate United States District Court of a trustee to administer or liquidate any Plan or Multiemployer Plan shall have occurred, (ii) a trustee shall be appointed by a United States District Court to administer any Plan or Multiemployer Plan, or (iii) the PBGC or shall institute proceedings to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan; or (iv) the Company or any of its Subsidiaries or any of their ERISA Affiliates shall become liable to the PBGC or any other party under Section 4062, 4063 or 4064 of ERISA with respect to any Plan; or (v) the Company or any of its Subsidiaries or any of their ERISA Affiliates shall become liable to make a current payment with respect to any Multiemployer Plan under Section 4201 et seq. of ERISA; if as of the date thereof or any subsequent date, the sum of each of the Company's and its Subsidiaries' and their ERISA Affiliates' various liabilities (such liabilities to include, without limitation, any liability to the PBGC or to any other party under Section 4062, 4063 or 4064 of ERISA with respect to any Plan, or to any Multiemployer Plan under Section 4201 et seq. of ERISA, and to be calculated after giving effect to the tax consequences thereof) as a result of such events listed in subclauses (i) through (v) above could reasonably be expected to have a Material Adverse Effect; or

            (k) Change of Control. A Change of Control shall occur.

            If any of the foregoing Events of Default shall have occurred and be continuing, Agent, at the written direction of the Required Lenders shall, take one or more of the following actions: (i) by written or oral or telephonic notice (in the case of oral or telephonic notice confirmed in writing immediately thereafter) to the Company declare the Commitments to be terminated whereupon the Commitments shall forthwith terminate, or (ii) by written or oral or telephonic notice (in the case of oral or telephonic notice confirmed in writing immediately thereafter) to the Company declare all sums then owing by any Borrower or any Credit Party hereunder and under the Loan Documents to be forthwith due and payable, whereupon all such sums shall become and be immediately due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrowers, or (iii) terminate any Letter of Credit in accordance with its terms, or (iv) direct any Borrower to pay (and each Borrower agrees that upon receipt of such notice, or upon the occurrence of any Event of Default specified in Section 10.1(e) or Section 10.1(f) with respect to such Borrower it will pay) to Agent at the Payment Office such additional amount of cash, to be held as security by Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of such Borrower and its Subsidiaries and then outstanding. In cases of any occurrence of any Event of Default described in Section 10.1(e) or Section 10.1(f), the Loans, together with accrued interest thereon, shall become due and payable forthwith without the requirement of any such acceleration or request, and without presentment, demand, protest or other notice of any kind, all of which are expressly waived by Borrowers, any provision of this Agreement or any other Loan Document to the contrary notwithstanding, and other amounts payable by any Borrower hereunder shall also become immediately due and payable all without notice of any kind.

            Anything in this Section 10.1 to the contrary notwithstanding, Agent shall, at the request of the Required Lenders, rescind and annul any acceleration of the Loans (other than any acceleration pursuant to Section 10.1(e) or Section 10.1(f)) by written notice to the Company; provided, however, that at the time such acceleration is so rescinded and annulled: (A) all past due interest and principal, if any, on the Loans and all other sums payable under this Agreement and the other Loan Documents shall have been duly paid, and
(B) no other Event of Default shall have occurred and be continuing which shall not have been waived in accordance with the provisions of Section 12.1.

      10.2 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE XI

                                    THE AGENT

            In this Article XI, the Lenders agree among themselves as follows:

      11.1 Appointment. The Lenders hereby appoint DB as Agent to act as specified herein and in the other Loan Documents. Each Lender hereby irrevocably authorizes and each holder of any Note by the acceptance of such Note shall be deemed to irrevocably authorize Agent to take such action on its behalf under the provisions hereof, the other Loan Documents (including, without limitation, to give notices and take such actions on behalf of the Required Lenders as are consented to in writing by the Required Lenders) and any other instruments, documents and agreements referred to herein or therein and to exercise such powers hereunder and thereunder as are specifically delegated to Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Agent may perform any of its duties hereunder and under the other Loan Documents, by or through its officers, directors, agents, employees or Affiliates.

      11.2 Nature of Duties. Agent shall have no duties or responsibilities except those expressly set forth in this Agreement. The duties of Agent shall be mechanical and administrative in nature. Agent shall take such action as is reasonably requested by the Required Lenders (or such greater number of Lenders as are required by the terms of this Agreement or the other Loan Documents), provided that Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. EACH LENDER HEREBY ACKNOWLEDGES AND AGREES THAT AGENT SHALL NOT HAVE, BY REASON OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, A FIDUCIARY RELATIONSHIP TO OR IN RESPECT OF ANY LENDER. Nothing in any of the Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of any of the Loan Documents except as expressly set forth herein or therein. Each Lender shall make its own independent investigation of the financial condition and affairs of Borrowers in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the credit worthiness of each Borrower, and, except for information or notices that Agent is required by the terms of the Loan Documents to deliver to the Lenders, Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Loans or at any time or times thereafter. Agent will promptly notify each Lender at any time that the Required Lenders have instructed it to act or refrain from acting pursuant to Article X.

      11.3 Exculpation, Rights Etc. Neither Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of any of the Loan Documents or any other document or the financial condition of any Borrower. Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any of the Loan Documents or any other Document or the financial condition of any Borrower, or the existence or possible existence of any Unmatured Event of Default or Event of Default unless requested to do so by the Required Lenders. Agent may at any time request instructions from the Lenders with respect to any actions or approvals (including the failure to act or approve) which by the terms of any of the Loan Documents, Agent is permitted or required to take or to grant, and if such instructions are requested, Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting, approving or refraining from acting or approving under any of the Loan Documents in accordance with the instructions of the Required Lenders or, to the extent required by Section 12.1, all of the Lenders.

      11.4 Reliance. Agent shall be entitled to rely, and shall be fully protected in relying, upon any notice, writing, resolution notice, statement, certificate, order or other document or any telephone, telex, teletype or telecopier message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all matters pertaining herein or to any of the other Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by Agent.

      11.5 Indemnification. To the extent Agent is not reimbursed and indemnified by Borrowers, the Lenders will reimburse and indemnify Agent for and against any and all liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by Agent under this Agreement or any of the other Loan Documents, in proportion to each Lender's Pro Rata Share of the Total Revolving Commitment; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, claims, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. The obligations of the Lenders under this Section 11.5 shall survive the payment in full of the Notes and the termination of this Agreement.

      11.6 Agent In Its Individual Capacity. With respect to its Loans and Commitments (and its Pro Rata Share thereof), Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or holder of Obligations. The terms "Lenders", "holder of Obligations" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include Agent in its individual capacity as a Lender, one of the Required Lenders or a holder of Obligations. Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Company or any Subsidiary or affiliate of the Company as if it were not acting as Agent hereunder or under any other Loan Document, including, without limitation, the acceptance of fees or other consideration for services without having to account for the same to any of the Lenders.

      11.7 Notice of Default. Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Unmatured Event of Default hereunder unless Agent has received written notice from a Lender or a Borrower referring to this Agreement describing such Event of Default or Unmatured Event of Default and stating that such notice is a "notice of default". In the event that Agent receives such a notice, Agent shall give prompt notice thereof to the Lenders.

      11.8 Holders of Obligations. Agent may deem and treat the payee of any Obligation as reflected on the books and records of Agent as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with Agent pursuant to Section 12.8(c). Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Obligation shall be conclusive and binding on any subsequent holder, transferee or assignee of such Obligation or of any Obligation or Obligations granted in exchange therefor.

        11.9 Resignation by Agent.

            (a) Agent may resign from the performance of all its functions and duties hereunder at any time by giving fifteen (15) Business Days' prior written notice to the Company and the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to clauses (b) and
(c) below or as otherwise provided below.

            (b) Upon any such notice of resignation, the Required Lenders shall appoint a successor Agent who shall be reasonably satisfactory to the Company and shall be an incorporated bank or trust company.

            (c) If a successor Agent shall not have been so appointed within said fifteen (15) Business Day period, Agent, with, provided no Event of Default has occurred and is continuing, the consent of the Company (such consent not to be unreasonably withheld or delayed), shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Required Lenders, with, provided no Event of Default has occurred and is continuing, the consent of the Company (such consent not to be unreasonably withheld or delayed), appoint a successor Agent as provided above.

            (d) If no successor Agent has been appointed pursuant to clause (b) or (c) by the twentieth (20th) Business Day after the date such notice of resignation was given by Agent, Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of Agent hereunder until such time, if any, as the Required Lenders, with, provided no Event of Default has occurred and is continuing, the consent of the Company (such consent not to be unreasonably withheld or delayed), appoint a successor Agent as provided above.

        11.10 Other Titles. None of the institutions identified as "Lead Arranger" or "Book-Runner" on the title page to this Agreement shall have any obligations, liabilities or duties under this Agreement other than those applicable to a Lender (but only if such institution is a Lender) as such, and no such institution shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any such institution in deciding to enter into this Agreement or in taking or not taking any action hereunder.

                                  ARTICLE XII

                                  MISCELLANEOUS

      12.1 No Waiver; Modifications in Writing. (a) No failure or delay on the part of Agent or any Lender in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to Agent or any Lender at law or in equity or otherwise. Neither this Agreement nor any terms hereof may be amended, modified, supplemented, waived, discharged, terminated or otherwise changed unless such amendment, modification, supplement, waiver, discharge, termination or other change is in writing signed by the respective Credit Parties party thereto and the Required Lenders, provided that no such amendment, modification, supplement, waiver, discharge, termination or other change shall, without the consent of each Lender (other than a Defaulting Lender), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Termination Date, or reduce the rate or extend the time of payment of interest or fees thereon, or reduce the principal amount thereof,
(ii) amend, modify or waive any provision of this Section 12.1, (iii) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Revolving Commitments are included in such determination on the date hereof) or (iv) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement, or release the Company from its guaranty under
Article XIII; provided, further, that no such amendment, modification, supplement, waiver, discharge, termination or other change shall (1) increase the Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that (A) the Commitments may be increased as provided in Section 4.1(c), (B) waivers or modifications of conditions precedent, covenants, Events of Default or Unmatured Events of Default shall not constitute an increase of the Commitment of any Lender and (C) an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (2) without the consent of Facing Agent, amend, modify or waive any provision of Section 2.10 or alter its rights or obligations with respect to Letters of Credit, (3) without the consent of Agent, amend, modify or waive any provision of Article XI as same applies to Agent or any other provisions as same relates to the rights or obligations of Agent, or (4) without the consent of Agent, amend, modify or waive any provisions relating to the rights or obligations of Agent under the other Loan Documents.

            (b) If, in connection with any proposed amendment, modification, supplement, waiver, discharge, termination or other change to any of the provisions of this Agreement as contemplated by clauses (i) through (iv), inclusive, of the first proviso to the third sentence of Section 12.1(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Borrowers shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders (or, at the option of Borrowers if the respective Lender's consent is required with respect to less than all Loans, to replace only the respective Loans of the respective non-consenting Lender which gave rise to the need to obtain such Lender's individual consent) with one or more Replacement Lenders pursuant to Section 3.7 so long as at the time of such replacement, each such Replacement Lender consents to the proposed amendment, modification, supplement, waiver, discharge, termination or other change or (B) terminate such non-consenting Lender's Revolving Commitment and repay all outstanding Loans of such Lender which gave rise to the need to obtain such Lender's consent, in accordance with

Section 4.l(b) and/or 4.2; provided, that, unless the Revolving Commitment terminated and Loans repaid pursuant to the preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to the preceding clause (B) the Required Lenders (determined before giving effect to the proposed action) shall specifically consent thereto; and provided further, that in any event Borrowers shall not have the right to replace a Lender, terminate its Revolving Commitment or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) contemplated by the first proviso to this
Section 12.1(b).

      12.2 Further Assurances. Each Borrower agrees to do such further acts and things and to execute and deliver to Agent such additional assignments, agreements, powers and instruments, as Agent may reasonably require or deem advisable to carry into effect the purposes of this Agreement or any of the Loan Documents or to better assure and confirm unto Agent its rights, powers and remedies hereunder.

      12.3 Notices, Etc. Except where telephonic instructions or notices are authorized herein to be given, all notices, demands, instructions and other communications required or permitted to be given to or made upon any party hereto or any other Person shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by a reputable overnight or courier delivery service, or by prepaid telex or telecopier, and shall be deemed to be given for purposes of this Agreement on the third day after deposit in registered or certified mail, postage prepaid, and otherwise on the date that such writing is delivered or sent to the intended recipient thereof, or in the case of notice delivered by telecopy, upon completion of transmission with a copy of such notice also being delivered under any of the methods provided above, all in accordance with the provisions of this Section 12.3. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 12.3, notices, demands, instructions and other communications in writing shall be given to or made upon the respective parties hereto at their respective addresses (or to their respective telex, TWX or telecopier numbers) indicated on
Schedule 12.3 or, in the case of any Assignee, on its signature page to its Assignment and Assumption Agreement and, in the case of telephonic instructions or notices, by calling the telephone number or numbers indicated for such party on Schedule 12.3 hereto or such Assignment and Assumption Agreement, as the case may be.

      12.4 Costs, Expenses and Taxes.

            (a) Generally. The Borrowers agree to jointly and severally pay promptly upon request by Agent (or any Lender, in connection with any enforcement as provided below) all reasonable out-of-pocket costs and expenses in connection with the negotiation, preparation, printing, typing, reproduction, execution and delivery and syndication of this Agreement and the other Loan Documents and the documents and instruments referred to herein and therein and any amendment, waiver, consent relating hereto or thereto or other modifications of (or supplements to) any of the foregoing and any and all other documents and instruments furnished pursuant hereto or thereto or in connection herewith or therewith, including without limitation, the reasonable fees and out-of-pocket expenses of Winston & Strawn, special counsel to Agent, and any local counsel retained by Agent relative thereto, other Attorney Costs of the Agent, independent public accountants and other outside experts retained by Agent and all search fees, appraisal fees and expenses, title insurance policy fees, costs and expenses and filing and recording fees, and all costs and expenses (including, without limitation, Attorney Costs), if any, of Agent and each Lender in connection with the enforcement of this Agreement, any of the Loan Documents or any other agreement furnished pursuant hereto or thereto or in connection herewith or therewith. In addition, the Borrowers agree to jointly and severally pay any and all present and future stamp, transfer, excise and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement, any Loan Document, or the making of any Loan (but excluding any tax determined by reference to the net income or profits of Agent or any Lender imposed by the jurisdiction in which Agent's or such Lender's principal office or applicable lending office is located), and each agrees to save and hold Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay by any Borrower in paying, or omission by any Borrower to pay, such taxes. Any portion of the foregoing fees, costs and expenses which remains unpaid more than thirty (30) days following Agent's or any Lender's statement and request for payment thereof shall bear interest from the date of such statement and request to the date of payment at the Default Rate.

            (b) Indemnification. The Borrowers agree to jointly and severally indemnify and hold harmless Agent and each Lender and each director, officer, trustee, employee, agent, attorney and Affiliate of Agent and each Lender (each such Person an "Indemnified Person" and collectively, the "Indemnified Persons") from and against all losses, claims, damages, obligations (including removal or remedial actions), expenses or liabilities (not including Taxes as to which the Borrowers are not required to make any payment of additional amounts pursuant to
Section 4.6(c) hereof) to which such Indemnified Person may become subject, insofar as such losses, claims, damages, penalties, obligations (including removal or remedial actions), expenses or liabilities (or actions, suits or proceedings including any inquiry or investigation or claims in respect thereof (whether or not Agent or any Lender is a party thereto)) arise out of, in any way relate to, or result from the transactions contemplated by this Agreement or any of the other Loan Documents and to reimburse each Indemnified Person upon their demand, for any Attorney Costs or other expenses incurred in connection with investigating, preparing to defend or defending any such loss, claim, damage, liability, action or expense; provided, however, (a) that no Indemnified Person shall have the right to be so indemnified hereunder for any loss, claim, damage, penalties, obligations, expense or liability to the extent it arises or results primarily from the gross negligence or willful misconduct of such Indemnified Person and (b) that nothing contained herein shall affect the express contractual obligations of the Lenders to the Borrowers contained herein. If any action, suit or proceeding arising from any of the foregoing is brought against Agent, any Lender or any other Person indemnified or intended to be indemnified pursuant to this Section 12.4, Borrowers will, if requested by Agent, any Lender or any such Indemnified Person, resist and defend such action, suit or proceeding or cause the same to be resisted and defended by counsel reasonably satisfactory to the Person or Persons indemnified or intended to be indemnified. Each Indemnified Person shall, unless Agent, a Lender or other Indemnified Person has made the request described in the preceding sentence and such request has been complied with, have the right to employ its own counsel (or (but not as well as) staff counsel) to investigate and control the defense of any matter covered by such indemnity and the reasonable fees and expenses of such counsel shall be at the expense of the indemnifying party.

The Borrowers further agree to jointly and severally indemnify and hold each Indemnified Person harmless from all loss, cost (including Attorney Costs), liability and damage whatsoever incurred by such Indemnified Person, excluding any liability arising out of the gross negligence or willful misconduct of such Indemnified Person, by reason of any violation of any Environmental Laws or Environmental Permits or for the Release or threatened Release of any Regulated Materials into the environment for which the Company or any of its Subsidiaries has any alleged liability or by reason of the imposition of any Environmental Lien or which occurs by a breach of any of the representations, warranties or covenants relating to environmental matters contained herein, including, without limitation, by reason by any matters disclosed in Schedule 6.16, provided that, with respect to any liabilities arising from acts or failure to act for which the Company or any of its Subsidiaries is strictly liable under any Environmental Law or Environmental Permit, the Borrowers' obligation to each Indemnified Person under this indemnity shall likewise be without regard to fault on the part of the Company or any of its Subsidiaries. If the Borrowers shall fail to do any act or thing which it has covenanted to do hereunder or any representation or warranty on the part of the Company or any Subsidiary contained herein or in any other Loan Document shall be breached, Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend its funds for such purpose, and will use reasonable efforts to give prompt written notice to the Company that it proposes to take such action. Any and all amounts so expended by Agent shall be repaid to it by the Company promptly upon Agent's demand therefor, with interest at the Default Rate in effect from time to time during the period including the date so expended by Agent to the date of repayment. To the extent that the undertaking to indemnify, pay or hold harmless Agent or any Lender as set forth in this
Section 12.4 may be unenforceable because it is violative of any law or public policy, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. The obligations of the Borrowers under this Section 12.4 shall survive the termination of this Agreement and the discharge of the Borrowers' other Obligations hereunder.

            (c) Foreign Exchange Indemnity. If any sum due from any Borrower under this Agreement or any order or judgment given or made in relation hereto has to be converted from the currency (the "first currency") in which the same is payable hereunder or under such order or judgment into another currency (the "second currency") for the purpose of (i) making or filing a claim or proof against any Borrower with any Governmental Authority or in any court or tribunal, or (ii) enforcing any order or judgment given or made in relation hereto, Borrowers shall jointly and severally indemnify and hold harmless each of the Persons to whom such sum is due from and against any loss actually suffered as a result of any discrepancy between (a) the rate of exchange used to convert the amount in question from the first currency into the second currency, and (b) the rate or rates of exchange at which such Person, acting in good faith in a commercially reasonable manner, purchased the first currency with the second currency after receipt of a sum paid to it in the second currency in satisfaction, in whole or in part, of any such order, judgment, claim or proof. The foregoing indemnity shall constitute a separate obligation of Borrowers distinct from their other obligations hereunder and shall survive the giving or making of any judgment or order in relation to all or any of such other obligations.

      12.5 Confirmations. Each Borrower and each holder of any portion of the Obligations agrees from time to time, upon written request received by it from the other, to confirm to the other in writing (with a copy of each such confirmation to Agent) the aggregate unpaid principal amount of the Loan or Loans and other Obligations then outstanding.

      12.6 Adjustment; Setoff.

            (a) If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by setoff, pursuant to events or proceedings of the nature referred to in Section 10.1(e) or Section 10.1(f) hereof, or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender in respect of such other Lender's Loans or interest thereon, (other than as a result of a payment to such Lender in accordance with the express terms of this Agreement) such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loans, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such payment or collateral or proceeds ratably with each Lender; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Borrower agrees that each Lender so purchasing a portion of another Lender's Loans may exercise all rights of payment (including, without limitation, rights of setoff) with respect to such portion as fully as if such Lender were the direct holder of such portion.

            (b) In addition to any rights and remedies of the Lenders provided by law, but subject to Section 12.6(a) each Lender shall have the right, without prior notice to Borrowers, any such notice being expressly waived by Borrowers, upon the occurrence and during the continuance of an Event of Default, to set off and apply against any Obligations, whether matured or unmatured, of any Borrower to such Lender, any amount owing from such Lender to any Borrower, at or at any time after, the happening of any of the above-mentioned events, and the aforesaid right of setoff may be exercised by such Lender against any Borrower or against any trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor of such Borrower, or against anyone else claiming through or against, such Borrower or such trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that such right of setoff shall not have been exercised by such Lender prior to the making, filing or issuance, or service upon such Lender of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender agrees promptly to notify in writing the Company and Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

            (c) Each Borrower expressly agrees that to the extent such Borrower makes a payment or payments and such payment or payments, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside or are required to be repaid to a trustee, receiver, or any other party under any bankruptcy act, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the Indebtedness to the

Lenders or part thereof intended to be satisfied shall be revived and continued in full force and effect as if said payment or payments had not been made.

      12.7 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

        12.8 Binding Effect; Assignment; Addition and Substitution of Lenders.

            (a) This Agreement shall be binding upon, and inure to the benefit of, Borrowers, Agent, the Lenders, all future holders of the Notes and their respective successors and assigns; provided, however, that no Borrower may assign its rights or obligations hereunder or in connection herewith or any interest herein (voluntarily, by operation of law or otherwise) without the prior written consent of Agent and all of the Lenders.

            (b) Each Lender may at any time sell to one or more banks or other entities ("Participants") participating interests in all or any portion of its rights and obligations under the Loan Documents (including all or any portion of its Commitment and Loans or participation in Letters of Credit or any other interest of such Lender hereunder and related outstanding Obligations) (in respect of any Lender, its "Credit Exposure"). In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, and Borrowers and Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each Borrower agrees that if amounts outstanding under this Agreement or any of the Loan Documents are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any other Loan Document, provided, however, that such right of setoff shall be subject to the obligation of such Participant to share with the Lenders, and the Lenders agree to share with such Participant, as provided in
Section 12.6. Each Borrower also agrees that each Participant shall be entitled to the benefits of Section 3.6 and 4.6 with respect to its participation in the Loans outstanding from time to time, provided that such Participant's benefits under Section 3.6 and 4.6 shall be limited to its share of the benefits that the primary Lender would be entitled to thereunder. Each Lender agrees that any agreement between such Lender and any such Participant in respect of such participating interest shall not restrict such Lender's right to approve or agree to any amendment, restatement, supplement or other modification to, waiver of, or consent under, this Agreement or any of the Loan Documents except to the extent that any of the forgoing would (i) extend the final scheduled maturity of any Loan or Note in which such participant is participating or extend the stated maturity of any Letter of Credit in which such participant is participating beyond the Termination Date, or reduce the rate or extend the time of payment of interest or fees on any such Loan, Note or Letter of Credit (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that waivers or modifications of conditions precedent, covenants, Events of Default or Unmatured Events of Default shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any Participant if the Participant's participation is not increased as a result thereof), or (ii) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement. If any Lender that is not a United States person (as such term is defined in Code
Section 7701(a)(130)) sells an interest to a Participant, such Lender shall, at the time of the sale, provide Borrower and Agent required by Section 4.6(d), reflecting the portion of the Commitment and Loans and participation in Letters of Credit retained on a duly completed W-8BEN or W-8ECI or W-8IMY (or replacement or successor form thereto) and the portion of the Commitment and Loan and participation in Letters of Credit sold on a W-8IMY (with required attachments) (or replacement or successor form).

            (c) Any Lender may at any time assign to one or more Eligible Assignees, (treating for all purposes under this Section 12.8(c) any fund that invests in bank loans and any other fund that invests in bank loans and is managed by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Assignee), including an Affiliate thereof (each an "Assignee"), all or any part of its Credit Exposure pursuant to an Assignment and Assumption Agreement, provided that (i) it assigns its Credit Exposure in an amount not less than $5,000,000 (or if less the entire amount of such Lender's Credit Exposure) and (ii) any assignment of all or any portion of any Lender's Credit Exposure to an Assignee other than another Lender, or in the case of any Lender that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of a Lender or by an Affiliate of such investment advisor, shall require the prior written consent of Agent and, provided no Unmatured Event of Default or Event of Default then exists and is continuing, the Company (the consent of the Company not to be unreasonably withheld or delayed), and provided further, that notwithstanding the foregoing limitations, any Lender may at any time assign all or any part of its Credit Exposure to (x) provided no Unmatured Event of Default or any Affiliate of such Lender or (y) any other Lender. Upon execution of an Assignment and Assumption Agreement and the payment of a nonrefundable assignment fee of $3,500 in immediately available funds to Agent at its Payment Office in connection with each such assignment, written notice thereof by such transferor Lender to Agent and the recording by Agent of such assignment and the resulting effect upon the Loans and Revolving Commitment of the assigning Lender and the Assignee, the Assignee shall have, to the extent of such assignment, the same rights and benefits as it would have if it were a Lender hereunder and the holder of the Obligations (provided that Borrowers and Agent shall be entitled to continue to deal solely and directly with the assignor Lender in connection with the interests so assigned to the Assignee until written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and Agent by the assignor Lender and the Assignee) and, if the Assignee has expressly assumed, for the benefit of Borrowers, some or all of the transferor Lender's obligations hereunder, such transferor Lender shall be relieved of its obligations hereunder to the extent of such assignment and assumption, and except as described above, no further consent or action by the Company, the Lenders or Agent shall be required. At the time of each assignment pursuant to this Section 12.8(c) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for United States Federal income tax purposes, the respective Assignee shall provide to the Company and Agent the appropriate IRS Forms (and, if applicable a Section 4.6(d)(ii) Certificate) described in Section 4.6(d). Each Assignee shall take such Credit Exposure subject to the provisions of this Agreement and to any request made, waiver or consent given or other action taken hereunder, prior to the receipt by Agent and the Company of written notice of such transfer, by each previous holder of such Credit Exposure. Such Assignment and Assumption Agreement shall be deemed to amend this Agreement and Schedule 1.1(a) hereto, to the extent, and only to the extent, necessary to reflect the addition of such Assignee as a Lender and the resulting adjustment of all or a portion of the rights and obligations of such transferor Lender under this Agreement, the Commitment of such transferor Lender and such Assignee, the determination of its Pro Rata Share (rounded to twelve decimal places), the Loans, any outstanding Letters of Credit and any new Notes to be issued, at Borrowers' expense, to such Assignee, and no further consent or action by any Borrower or the Lenders shall be required to effect such amendments.

            (d) Each Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Company and any Subsidiary of the Company which has been delivered to such Lender by any Borrower pursuant to this Agreement or which has been delivered to such Lender by any Borrower in connection with such Lender's credit evaluation of a Borrower prior to entering into this Agreement; provided that such Transferee or prospective Transferee agrees to treat any such information as confidential in accordance with Section 12.14.

            (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time pledge or assign all or any portion of its rights under this Agreement and the other Loan Documents (including, without limitation, the Notes held by it) to any Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Board without notice to, or the consent of, any Borrower, and any Lender that is a fund that invests in bank loans may, without notice to, or the consent of, Agent or the Borrowers pledge all or any portion of its rights under this Agreement and the other Loan Documents (including, without limitation, the Notes held by it) to any trustee for, or any other representative of, holders of obligations owed, or securities issued, by such fund, as security for such obligations or securities; provided that any foreclosure or similar action by such trustee shall be subject to the provisions of this Section concerning assignments. No such pledge or assignment shall release the transferor Lender from its obligations hereunder.

       12.9 CONSENT TO JURISDICTION; MUTUAL WAIVER OR JURY TRIAL.

            (A) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK, NEW YORK OR COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH CREDIT PARTY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH CREDIT PARTY HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM WITH OFFICES ON THE DATE HEREOF AT 111 EIGHTH AVENUE, NEW

YORK, NEW YORK 10011 AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH CREDIT PARTY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO AGENT UNDER THIS AGREEMENT. EACH CREDIT PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH CREDIT PARTY, AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF AGENT UNDER THIS AGREEMENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST EACH CREDIT PARTY IN ANY OTHER JURISDICTION.

            (B) EACH CREDIT PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            (C) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY COURT OR JURISDICTION, INCLUDING WITHOUT LIMITATION THOSE REFERRED TO IN CLAUSE (A) ABOVE, IN RESPECT TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

      12.10 GOVERNING LAW. THIS AGREEMENT AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS AND DECISIONS OF SAID STATE, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAWS RULES.

      12.11 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

      12.12 Headings. The Table of Contents and Article and Section headings used in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

      12.13 Termination of Agreement. This Agreement shall terminate when the Commitment of each Lender has terminated and all outstanding Obligations and Loans have been paid in full and all Letters of Credit have expired or been terminated; provided, however, that the rights and remedies of Agent and each Lender with respect to any representation and warranty made by any Credit Party pursuant to this Agreement or any other Loan Document, and the indemnification and expense reimbursement provisions contained in this Agreement and any other Loan Document, shall be continuing and shall survive any termination of this Agreement or any other Loan Document.

      12.14 Confidentiality. Each of the Lenders severally agrees to keep confidential all non-public information pertaining to the Company and its Subsidiaries which is provided to it by any such parties and adequately identified as being non-public information in accordance with such Lender's customary procedures for handling confidential information of this nature and in a prudent fashion, and shall not disclose such information to any Person except
(i) to the extent such information is public when received by such Lender or becomes public thereafter due to the act or omission of any party other than a Lender, (ii) to the extent such information is independently obtained from a source other than the Company or its Subsidiaries and such information from such source is not, to such Lender's knowledge, subject to an obligation of confidentiality or, if such information is subject to an obligation of confidentiality, that disclosure of such information is permitted, (iii) to an Affiliate of such Lender, counsel, auditors, examiners of any regulatory authority having jurisdiction over such Lender, accountants and other consultants retained by Agent or any Lender, (iv) in connection with any litigation regarding this Agreement or any Loan Document or the enforcement of the rights of any Lender or Agent under this Agreement or any other Loan Document, (v) to the extent required by any applicable statute, rule or regulation or court order (including , without limitation, by way of subpoena) or pursuant to the request of any Governmental Authority having jurisdiction over any Lender or Agent; provided, however, that in such event, if the Lender(s) are able to do so, the Lender shall provide the Company with prompt notice of such requested disclosure pursuant to this clause (v) so that the Company may seek a protective order or other appropriate remedy, and, in any event, the Lenders will endeavor in good faith to provide only that portion of such information which, in the reasonable judgment of the Lender(s), is relevant and legally required to be provided, or (vi) to the extent disclosure to other entities is appropriate in connection with any proposed or actual assignment or grant of a participation by any of the Lenders of interests in this Agreement and/or any of the other Loan Documents to such other financial institutions (who will in turn be required to maintain confidentiality as if they were Lenders parties to this Agreement), or (vii) with respect to any Lender, to the National Association of Insurance Commissioners or any rating agency or self-regulatory agency that generally requires access to information about any Lender's investment portfolio or any similar organization. In no event shall Agent or any Lender be obligated or required to return any such information or other materials furnished by any Borrower.

      12.15 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which each Borrower and each of the Lenders shall have signed a counterpart of this Agreement (whether the same or different counterparts) and shall have delivered the same to the Agent at the Notice Address (or to Agent's counsel as directed by such counsel) or, in the case of the Lenders, shall have given to Agent or telephonic (confirmed in writing), written, telex or facsimile notice (actually received) at such office or the office of Agent's counsel that the same has been signed and mailed to it. Agent will give the Company and each Lender prompt written notice of the occurrence of the Effective Date.

      12.16 Registry. The Borrowers hereby designate Agent to serve as such Borrower's agent, solely for purposes of this Section 12.16 to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect any Borrower's obligations in respect of such Loans; provided, however, the Borrowers may treat the persons recorded in the Register as a Lender for all purposes of this Agreement. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Register maintained by Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitment and Loans shall be recorded by Agent on the Register only upon the acceptance by Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.8(c). Coincident with the delivery of such an Assignment and Assumption Agreement to Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount then owing to such assignor or transferor Lender shall be issued to the assigning or transferor Lender and/or the new Lender. The Borrowers agree to jointly and severally indemnify Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by Agent in performing its duties under this Section 12.16 except to the extent caused primarily by the gross negligence or willful misconduct of Agent. This Section 12.16 shall be construed so that the Loans are maintained in "registered form" within the meaning of Code Sections 163(f), 871(h)(2) and 881(c)(2).

                                  ARTICLE XIII

                                COMPANY GUARANTY

      13.1 The Guaranty. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and in recognition of the direct benefits to be received by the Company from the proceeds of the Loans and the issuance of the Letters of Credit, the Company hereby agrees with the Lenders as follows: the Company hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of the Guaranteed Obligations of the Subsidiary Borrowers to the Guaranteed Creditors. If any or all of the Guaranteed Obligations of such Borrowers to the Guaranteed Creditors becomes due and payable hereunder, the Company unconditionally promises to pay such indebtedness to Agent and/or the Lenders, on demand, together with any and all expenses which may be incurred by the Agent or the Lenders in collecting any of the Guaranteed Obligations. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including Borrowers), then and in such event the Company agrees that any such judgment, decree, order, settlement or compromise shall be binding upon the Company, notwithstanding any revocation of this Guaranty or other instrument evidencing any liability of any Borrower, and the Company shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

      13.2 Insolvency. Additionally, the Company unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations of the Subsidiary Borrowers to the Guaranteed Creditors whether or not due or payable by any Borrower upon the occurrence of any of the events specified in Sections 10.1(e) or (f), and unconditionally promises to pay such Guaranteed Obligations to the Guaranteed Creditors, or order, on demand, in lawful money of the United States.

      13.3 Nature of Liability. The liability of the Company hereunder is exclusive and independent of any security for or other guaranty of the Guaranteed Obligations of any Borrower whether executed by the Company, any other guarantor or by any other party, and the liability of the Company hereunder is not affected or impaired by (a) any direction as to application of payment by any Borrower or by any other party; or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations of any Borrower; or (c) any payment on or in reduction of any such other guaranty or undertaking; or (d) any dissolution, termination or increase, decrease or change in personnel by any Borrower; or (e) any payment made to any Guaranteed Creditor on the Guaranteed Obligations which any such Guaranteed Creditor repays to any Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and the Company waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.

      13.4 Independent Obligation. The obligations of the Company hereunder are independent of the obligations of any other guarantor, any other party or any Borrower, and a separate action or actions may be brought and prosecuted against the Company whether or not action is brought against any other guarantor, any other party or any Borrower and whether or not any other guarantor, any other party or any Borrower be joined in any such action or actions. The Company waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by a Borrower or other circumstance which operates to toll any statute of limitations as to such Borrower shall operate to toll the statute of limitations as to the Company's obligations under this Article XIII.

      13.5 Authorization. The Company authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

            (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the Guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

            (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

            (c) exercise or refrain from exercising any rights against any Borrower or others or otherwise act or refrain from acting;

            (d) release or substitute any one or more endorsers, guarantors, any Borrower or other obligors;

            (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Borrower to its creditors other than the Guaranteed Creditors;

            (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Borrower to the Guaranteed Creditors regardless of what liability or liabilities of the Company or any Borrower remain unpaid;

            (g) consent to or waive any breach of, or any act, omission or default under, this Agreement or any of the instruments or agreements referred to herein, or otherwise amend, modify or supplement this Agreement or any of such other instruments or agreements; and/or

            (h) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Company from its liabilities under this Guaranty.

       13.6 Reliance. It is not necessary for any Guaranteed Creditor to inquire into the capacity or powers of any Borrower or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

       13.7 Subordination. Any of the indebtedness of each Borrower relating to the Guaranteed Obligations now or hereafter owing to the Company is hereby subordinated to the Guaranteed Obligations of such Borrower owing to the Guaranteed Creditors; and if Agent so requests at a time when an Event of Default exists, all such indebtedness relating to the Guaranteed Obligations of such Borrower to the Company shall be collected, enforced and received by the Company for the benefit of the Guaranteed Creditors and be paid over to Agent on behalf of the Guaranteed Creditors on account of the Guaranteed Obligations of such Borrower to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of the Company under the other provisions of this Guaranty. Prior to the transfer by the Company of any note or negotiable instrument evidencing any of the indebtedness relating to the Guaranteed Obligations of such Borrower to the Company, the Company shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, the Company hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

        13.8 Waiver. (a) The Company waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against any Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Borrower, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor's power whatsoever. The Company waives any defense based on or arising out of any defense of any Borrower, any other guarantor or any other party, other than payment in full of the Guaranteed Obligations, based on or arising out of the disability of any Borrower, any other guarantor or any other party, or the validity, legality or unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than payment in full of the Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against any Borrower or any other party, or any security, without affecting or impairing in any way the liability of the Company hereunder except to the extent the Guaranteed Obligations have been paid. The Company waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of the Company against any Borrower or any other party or any security.

            (b) The Company waives all presentments, demands for performance, protests and notices, including without limitation notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations. The Company assumes all responsibility for being and keeping itself informed of each Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which the Company assumes and incurs hereunder, and agrees that Agent and the Lenders shall have no duty to advise the Company of information known to them regarding such circumstances or risks.

       13.9 Nature of Liability. It is the desire and intent of the Company and the Secured Creditors that this Guaranty shall be enforced against the Company to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If, however, and to the extent that, the obligations of the Company under this Guaranty shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers), then the amount of the Guaranteed Obligations shall be deemed to be reduced and the Company shall pay the maximum amount of the Guaranteed Obligations which would be permissible under applicable law.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

                                       P. H. GLATFELTER COMPANY


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                       PHG TEA LEAVES, INC.

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                       PAPIERFABRIK SCHOELLER &
                                       HOESCH GMBH & CO. KG

                                       By: S & H Verwaltungsgesellschaft mbH,
                                           its General Partner

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________


                                       S & H VERWALTUNGSGESELLSCHAFT MBH

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                      [Signature Page to Credit Agreement]

                                       DEUTSCHE BANK AG NEW YORK BRANCH,
                                       in its individual capacity and as Agent


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________


                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________




                      [Signature Page to Credit Agreement]

                                       ALLFIRST BANK

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                      [Signature Page to Credit Agreement]

                                       PNC BANK, NATIONAL ASSOCIATION

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                      [Signature Page to Credit Agreement]

                                 SCHEDULE 1.1(A)

                                   COMMITMENTS

  Lenders                                                       Amount of
  -------                                                       Revolving Commitment
                                                                ---------------------
  Deutsche Bank AG New York Branch                              $ 37,500,000
  Allfirst Bank                                                 $ 32,500,000
  PNC Bank, National Association                                $ 32,500,000
                                                                ------------
           Total                                                $102,500,000

                                  SCHEDULE 12.3

                                NOTICE ADDRESSES

Agent:                 Deutsche Bank AG New York Branch
                       31 West 52nd Street
                       24th Floor
                       New York, New York 10019
                       Attention:  Christian Dallwitz
                       Telephone: (212) 469-8625
                       Telecopy: (212) 469-2930

                       with a copy to:

                       Winston & Strawn
                       35 West Wacker Drive
                       Chicago, Illinois 60601
                       Attention:  Brian S. Hart, Esq.
                       Telephone: (312) 558-5600
                       Telecopy: (312) 558-5700

Borrowers:             P. H. Glatfelter Company, et. al.
                       c/o P. H. Glatfelter Company
                       96 South George Street
                       Suite 500
                       York, Pennsylvania 17401
                       Attention:  John R. Anke
                       Telephone:  (717) 225-2729
                       Telecopy:  (717) 846-2419

                       with copies to:

                       Holland & Knight LLP
                       195 Broadway
                       New York, New York 10007
                       Attention:  Nicholas S. Gatto, Esq.
                       Telephone: (212) 513-3415
                       Telecopy: (212) 385-9010

Lenders:               Deutsche Bank AG New York Branch
                       31 West 52nd Street
                       24th Floor
                       New York, New York 10019
                       Attention:  Christian Dallwitz
                       Telephone: (212) 469-8625

                       Telecopy: (212) 469-2930

                       Allfirst Bank
                       2055 South Queen Street
                       2nd Floor
                       York, Pennsylvania 17403
                       Attention: Theodore K. Oswald
                       Telephone: (717) 771-4904
                       Telecopy:  (717) 771-4914

                       PNC Bank, National Association
                       1600 Market Street
                       Philadelphia, Pennsylvania 19103
                       Attention: Frank Pugliese
                       Telephone: (215) 585-5961
                       Telecopy:  (215) 585-6987